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Notice of 2026 Annual Meeting of Shareholders & Proxy Statement Challenge accepted.

Notice of 2026 Annual

Meeting of Shareholders

& Proxy Statement

Challenge Accepted

CHAIR & CEO’S MESSAGE

Challenge Accepted

Fellow shareholders,

Fiscal year 2025 marked an inflection point for Jacobs — driven by organizational focus, strategic alignment and positive momentum across markets with long-term tailwinds. In a dynamic global environment shaped by climate urgency, urbanization, geopolitical complexity and AI-driven digital acceleration, clients turn to Jacobs for trusted guidance and integrated solutions. Grounded in deep domain expertise and a legacy of delivery, we help them support resilience and opportunity through science-based, digitally enabled solutions — co-created with our clients and delivered through our culture of caring.

A transformed Jacobs

In 2025, we launched a bold, client-focused strategy to position Jacobs at the forefront of the world’s most pressing challenges. Jacobs now operates as a more focused organization centered on delivering services and comprehensive solutions to the Water and Environmental, Life Sciences and Advanced Manufacturing and Critical Infrastructure sectors.

Our end markets represent long-term opportunities that demand multidisciplinary solutions. From clean water systems and advanced pharmaceuticals to resilient transportation and secure energy, we are building the essential systems of tomorrow. We refined our operating model and expanded our Senior Leadership Team to include broader representation of strategic thinkers and doers — strengthening alignment between strategy and delivery.

Market momentum

Client investment in Water is accelerating. Across our portfolio, we operate and maintain strategic water assets for clients — offering real-time insights that drive better capital planning and operational performance. We’re supporting municipalities like the Metropolitan Sewer District of Greater Cincinnati with infrastructure that reduces grid dependence and turns biosolids into a resource.

Our Environmental services are very relevant to every market we serve, particularly in planning and remediation. Our deep expertise shapes every Jacobs project, often starting with early-stage design and permitting.

In Advanced Manufacturing, we’re responding to a meaningful expansion in investment across the data center, semiconductor and Life Sciences sectors, and we are seeing an uptick in cross-cutting opportunities. For industry leaders like Nvidia, we’re creating digital twins of artificial intelligence (AI) factories to optimize power, cooling and network systems. An exciting growth segment in Life Sciences is GLP-1 and monoclonal antibody production where we provide support across 12 active facilities globally which encompass more than 3 million square feet of manufacturing space.

In Critical Infrastructure, our Cities & Places, Energy and Transportation

markets continue to attract long-term investment from both public and private sector clients. Our longstanding relationships and global delivery capabilities position us to deliver complex programs that improve quality of life. As engineering consultant for the Interborough Express, we’re helping the Metropolitan Transportation Authority deliver a transformative light rail system in New York, enhancing mobility, reducing travel times and supporting sustainable growth. We’re also delivering design and advisory services for King Salman International Airport, a next-generation aviation program in Saudi Arabia.

Our Energy & Power business continues to grow as both public and private sector clients are turning to us to modernize transmission and distribution systems, integrate renewables and meet rising demand from AI-powered data centers —

ii	| 2026 Proxy Statement

underpinned by our decades of experience in major program delivery and our ability to deliver sustainable solutions. We’re also delivering complex government facilities and giga-scale developments — particularly across the Middle East and Asia Pacific — with a focus on national security, resilience and strategic infrastructure.

Focused on financial discipline and profitable growth

In fiscal 2025, we delivered strong results against a dynamic economic backdrop, anchored by a commitment to disciplined fiscal management. We closed the year with meaningful year-over-year margin expansion and a record consolidated backlog which grew 6% to $23.1 billion. We maintained a healthy balance sheet and advanced strategic investments, repurchasing a record $754 million of our shares.

Powering transformation through PA

Our collaboration with PA Consulting continues to drive growth and accelerate Jacobs’ position as a leading provider of end-to-end lifecycle solutions — embedding us earlier in client journeys and deepening our role in strategic advisory, innovation and transformation. In fiscal 2025, PA leveraged strong market demand, expanded client relationships and sharpened its go-to-market strategy — delivering double-digit growth in their stock of work.

PA holds a leading position in the U.K. defense sector, supporting programs in innovation, cybersecurity and transformation. Jacobs has scaled PA’s delivery through shared digital services and talent augmentation. Together, we are bringing advisory and digital capabilities to a broader client base — including support for Dallas Fort Worth International Airport’s digital transformation initiative and strategic advisory to the U.K. public sector. In the Middle East, we are advancing sustainability in aviation, unlocking new value for clients and positioning for global expansion.

Innovation and digital enablement

While Jacobs has been deploying AI tools across client solutions for years, in 2025, we formalized our enterprise-wide approach with a company-wide AI roadmap, governance model and go-to-market strategy. AI is central to how we scale delivery, enhance client value and improve internal efficiency — including through Jacobs AI, which is streamlining knowledge share and enhancing productivity and project delivery.

We expanded deployment of Jacobs’ proprietary platforms, and our digital tools are increasingly embedded into project lifecycle management — integrating water, energy, transportation and other systems into unified, data-driven strategies. From smart water to automated design and cybersecurity, we’re applying AI where it matters most: in outcomes.

People, culture and sustainability

Our people remain at the heart of our business. In 2025, we launched holistic and interconnected initiatives to strengthen talent development and employee experience, including our Hybrid Work model, reinforcing flexibility while maintaining strong client and team connections. We launched Jacobs University — a global learning hub for skill-building and leadership development — and introduced the Talent Marketplace, a new digital platform that enables employees to explore growth opportunities across Jacobs.

In March, we marked the 20th anniversary of the Texas City refinery explosion — a somber and tragic reminder that we used to reaffirm our commitment to BeyondZero® and continue evolving our culture of caring through global step backs and leadership engagement. We also launched PlayBeyond 2025+, our updated sustainability approach. Through PlanBeyond®, we continue to embed sustainability principles into client solutions — from coastal restoration and renewable integration to environmental compliance and nature-based systems.

Our thriving global integrated delivery model enables us to scale delivery, access specialized expertise and offer clients around-the-clock support. With low attrition and strong recruitment, we remain a destination for purpose-driven top talent.

We also extend our sincere appreciation to Peter J. Robertson, who is retiring from the Board of Directors after 16 years of distinguished service. His global perspective, industry insight and leadership — particularly as Chair of the Human Resource & Compensation Committee — have made a lasting impact on Jacobs.

Looking ahead

As we look further into fiscal 2026, Jacobs is well-positioned for continued growth. With strong data center client demand and continued momentum in Life Sciences, Water, Advanced Manufacturing and Energy — we’re positioned to capitalize on our integrated digital solutions and global delivery capabilities.

Our ambition is clear: With strong execution and disciplined focus, we strive to grow in geographies and sectors aligned to strategic opportunities. We’re focused on scaling our AI capabilities, optimizing our PA relationship and delivering bold, future-focused solutions to the world’s most complex challenges.

We move forward with clarity, capability and conviction. To our clients, partners and shareholders — thank you for your trust, partnership and the opportunity to contribute to your purpose. And to our people — thank you for your unwavering drive to make a difference and your continuing commitment to our inclusive culture where every employee is able to thrive. Together we are accepting the challenge — building a legacy that will benefit our communities for generations to come.

Sincerely,

Bob Pragada

Chair and Chief Executive Officer

2026 Proxy Statement |	iii

Jacobs is now a more focused, higher-margin company — aligned to global demand trends, organized for growth and positioned to lead in science-based consulting and digitally enabled solutions through our Infrastructure and Advanced Facilities (I&AF) and PA Consulting businesses.

Through our new strategy, we are concentrating our capabilities where client needs and long-term market tailwinds intersect — Water and Environmental, Life Sciences and Advanced Manufacturing, and Critical Infrastructure.

These end markets present enduring global challenges — from water scarcity and energy security to digital transformation and health innovation. Jacobs brings technical depth, trusted partnerships and delivery scale to help clients tackle these challenges through integrated, forward-looking solutions.

We’ve refined our operating model to engage earlier in the project lifecycle, strengthen the integration between strategy, engineering and delivery, and increase agility across our global footprint. Our collaboration with PA Consulting combines advisory, digital and implementation capabilities — enabling clients to make better decisions and implement complex, transformative programs with confidence.

This comprehensive capability allows us to redefine the asset lifecycle — from upfront strategy and system planning to design, construction and operations — grounded in science, enabled by digital solutions, and delivered with a deep understanding of client needs. Across end markets, we’re delivering capital-intensive, nationally significant programs that improve resilience, enhance sustainability and support economic growth.

We continue to invest in capabilities that drive differentiation and long-term value: sustainability, AI, global delivery and programmatic execution. With clearer portfolio focus, scalable platforms, and a disciplined approach to growth, Jacobs is well positioned to help clients meet the challenges — and opportunities — of a rapidly evolving world.

OUR STRATEGIC VISION:

REDEFINING THE ASSET LIFECYCLE

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Donald C. Tillman Advanced Water Purification Facility

Los Angeles, U.S.

We’re working with LA Sanitation and Environment and the Los Angeles Department of Water and Power as the progressive design-build contractor for the Donald C. Tillman Advanced Water Purification Facility and associated equalization basins. Representing one of the largest potable reuse projects in the U.S., together, the projects are a key part of the City of Los Angeles’ long-term water management objective to fully reuse its water supplies.

Red & Purple Line Modernization Phase One

Chicago, U.S.

As owner’s representative for one of the Chicago Transit Authority’s largest-ever transit modernization programs, Jacobs coordinated the complex design-build delivery of a safe, more reliable and accessible network for passengers. The project rebuilt four century-old stations, upgraded track and signaling, and constructed a new bypass to relieve congestion and strengthen the long-term resilience of Chicago’s rapid transit system.

Thames Tideway Tunnel

London, U.K.

Jacobs has served as program manager for the 25-kilometer Thames Tideway Tunnel, one of Europe’s most complex wastewater infrastructure projects, designed to intercept storm overflows and protect the River Thames. Now in final testing and commissioning, the project is already capturing millions of tons of wastewater each year, improving river water quality, enhancing safety and biodiversity, and creating long-term social and environmental benefits for London.

Ejby Mølle Water Resource Recovery Facility

Odense, Denmark

In collaboration with VCS Denmark and through numerous process innovations, Jacobs transformed Ejby Mølle from a major power consumer into an energy-positive operation that generates 150% of its own electricity and heat and supplies surplus to the grid. The project reduced operating costs, improved carbon performance, and demonstrated the potential of sustainable, circular water infrastructure, all while maintaining strict effluent compliance.

2026 Proxy Statement |	v

KEY TO PROSPERITY
OCT 27 – 30, 2025
AECOM
NEW MURABBA
Jacobs
FUTURE
INVESTMENT
INITIATIVE
Powered by the FII Institute
EDITION
9TH

The Mukaab

Riyadh, Saudi Arabia

In joint venture, Jacobs is providing design services for The Mukaab, the landmark centerpiece of Riyadh’s New Murabba development — a transformational mixed-use destination inspired by traditional Salmani architecture. The development combines innovation, sustainability and digital technology to create a human-centered urban experience that advances Saudi Arabia’s Vision 2030.

FUJIFILM Biotechnologies

North Carolina, USA

Jacobs delivered engineering, procurement and construction management services for one of North America’s largest end-to-end cell culture contract development and manufacturing organization (CDMO) campuses — a $3.2 billion project integrating drug substance manufacturing, automated fill–finish, and large-scale packaging. By employing modular replication, digital execution, and rigorous safety controls, the facility accelerates global biopharma supply resilience while creating a replicable model for future manufacturing sites.

Marinus Link

Tasmania and Victoria, Australia

Jacobs is serving as the Integrated Delivery Partner for Marinus Link, an approximately 214-mile undersea and underground high-voltage direct current (HVDC) electricity and data interconnector that will strengthen energy security, support renewable generation and deliver benefits to consumers across Tasmania, Victoria and the National Electricity Market. We’re overseeing the establishment and ongoing delivery of the first 750-megawatt stage, managing engineering and construction packages and implementing governance for the HVDC cable and supporting substation infrastructure to advance Australia’s clean-energy transition.

NVIDIA Omniverse DSX Blueprint for AI Factory Digital Twins Global

Jacobs is collaborating with NVIDIA to develop advanced digital twins into validated designs across complex architectural, mechanical, power and electrical systems. NVIDIA Omniverse DSX Blueprint is a roadmap to simulate and optimize digital twins for AI factories that allows earlier insight into performance, energy use and resilience, helping deliver next-generation AI infrastructure that is more efficient, reliable and sustainable.

Orlando Utilities Commission Florida, USA

Jacobs helped Orlando Utilities Commission (OUC) redefine utility operations and community resilience as the design lead for Florida’s first net-zero energy utility campus. With solar generation, rainwater harvesting, and future-ready systems for battery storage and floating solar, the new St. Cloud Operations & Maintenance Center strengthens OUC’s storm recovery capabilities while supporting long-term carbon reduction goals.

vi	| 2026 Proxy Statement

At Jacobs, our purpose and values guide every decision we make. As we navigate an era defined by rapid technological advancement, environmental urgency and evolving stakeholder expectations, our commitment to creating a more connected, sustainable world has never been more important. Through PlanBeyond®, our sustainable business approach, we embed sustainability into everything we do — from how we operate to the solutions we deliver and the partnerships we form.

PlanBeyond® 2025+ reflects our commitment to aligning to measurable outcomes and global frameworks, delivering long-term value for society and the planet while helping clients plan beyond today.

Embedding sustainability across the business

Sustainability continues to be a key driver of Jacobs’ growth and differentiation. We’re deepening its integration across our operations and decision-making, ensuring it remains intrinsic to our purpose and long-term value creation.

Our sustainability journey is defined by continuous improvement, transparency and impact. We’ve built trusted client relationships through sustainability-aligned solutions that advance our global strategy. PlanBeyond 2025+ reflects our evolving role — not just responding to global change, but actively shaping what’s next alongside our clients, partners and people.

Whether through client solutions or how we operate our own business, we prioritize positive social, environmental and economic outcomes, while improving resilience. Our sustainability reporting is aligned with, and informed by, global reporting frameworks and standards.

Accelerating climate action

We continue to advance a suite of strategic actions to reduce our carbon footprint. With our commitment to purchasing 100% renewable electricity and our current net-zero target validated by the Science Based Targets initiative, we are driving progress across our operations and supply chain.

One of our most ambitious current goals is to reach net-zero across our value chain by 2040. As we work toward that goal, we support our suppliers identifying opportunities to reduce carbon emissions, improve climate resilience and promote accountability across our ecosystem.

We remain focused on reducing our environmental footprint, while influencing systemic change across our industry and the broader economic, social and environmental systems in which we operate.

Delivering integrated solutions with measurable impact

Jacobs is trusted to deliver some of the world’s most complex infrastructure and environmental programs — from city-scale water systems and national resilience strategies to energy transition programs and mobility decarbonization. Our greatest opportunity for creating value and positive impact lies in the work we deliver for clients. We harness advanced digital tools and artificial intelligence (AI)-driven insights to integrate sustainability and resilience across the entire project lifecycle. We use Jacobs tools like Evolve, Climate Risk Manager and Kaleidoscope to embed sustainability from the outset — assessing community impacts, climate and natural risks and long-term outcomes. We also collaborate across the enterprise, including with our Simetrica-Jacobs and Streetlight teams, to bring data-rich insights into project planning, delivery and impact measurement to support our clients.

2026 Proxy Statement |	vii

Global recognition

◾

Top Score in Global Disability Inclusion Benchmark (2025) covering United States, U.K., Germany, and for the first time Canada, Philippines and India.

◾

One of The Times Top 50 Employers for Gender Equality 2025 (U.K. operations) for fifth consecutive year.

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Gold Tier Employer on the Australian Workplace Equality Index (AWEI) LGBTQ+ Inclusion Awards 2025.

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India Workplace Equality Index (IWEI) Top Employer 2025 Silver Award.

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U.K. Disability Confident Employer (2025).

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Earned record score in Pride at Work, Canada’s 2024 Workplace Audit.

1 Annual Scope 1, 2 market-based and Scope 3 (Business Travel, Employee Commuting, and Upstream Fuel and Energy) GHG emissions (metric tonnes CO2e). This metric is related to the Sustainability-Linked Bond target.

2 Rebaseline is described in the Sustainability Linked Bond Progress Report.

Launched in FY25, our proprietary tool Evolve empowers our teams to integrate sustainability into client projects and measure impact. This AI-powered tool recommends tailored sustainability actions aligned to client goals and tracks progress against Jacobs’ science-based Impact Framework — helping deliver smarter, more resilient and more inclusive solutions that mitigate risk, reduce cost and create long-term value.

Strategic advancement and long-term value creation

We continue to invest strategically in the people, systems and partnerships that advance our long-term sustainability objectives and deliver client and shareholder value. In 2025, we expanded our enterprise-wide sustainability and resilience capabilities across seven core areas, including Decarbonization & GHG Management, Energy Transition, and Sustainable Business.

These capabilities are delivered through a cross-market operating model designed to enhance client outcomes, improve operational efficiency and mitigate risk. Investment is informed by a risk analysis, aligned with European Sustainability Reporting Standards, ensuring responsiveness to stakeholder expectations and regulatory developments.

We also strengthened our data governance and digital infrastructure to support more automated performance tracking and informed decision-making. Our strategic relationships with emerging technology providers and nature-based solution leaders are helping us scale sustainable innovation globally.

Empowering talent and growth

At Jacobs, our people are at the center of everything we do — the driving force behind our innovation, resilience and client success. Creating a workplace where everyone feels safe, supported, valued and empowered is core to who we are and how we lead.

We want Jacobs to be a place where people grow their careers, explore new opportunities and find meaningful purpose in their work. Regular employee pulse surveys track our cultural progress and guide improvement. FY25 latest results showed record participation and stronger inclusion, engagement and alignment, while highlighting employee interest in career growth and AI-focused learning.

During the fiscal year, we introduced several enterprise-wide initiatives designed to unlock talent mobility, foster leadership and support our people in building long-term, purpose-driven careers.

As we continue to embrace internal mobility and create a richer employee experience, we launched Jacobs University — a new global learning and development hub making it easier for our people to find training that’s interesting and relevant for building future-ready capabilities across all roles and regions. It includes four dedicated schools, each with specific resources for focused development – with more schools to come. We also introduced the Internal Talent Marketplace, a digital platform that enables employees to explore and receive internal opportunities, assignments and career pathways that align with their goals and experience. We also launched Jacobs AI Assist, our proprietary AI tool that makes our authoritative knowledge more discoverable and usable for our employees in their daily work.

Our global graduate development program and local apprenticeships equip our early careers professionals with the foundational skills, networks and knowledge for a successful career at Jacobs. In FY25, we also welcomed more than 1,300 graduates, interns and apprentices to our global team.

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Our Hybrid Work model, rolled out globally, reinforces flexibility while maintaining strong team collaboration and client connection. These programs reflect our commitment to offering our people a workplace that is adaptable, inclusive and empowering — wherever they are in the world.

With low attrition, strong recruitment momentum and high employee engagement, Jacobs continues to be a destination for purpose-driven talent. Our people are driven by shared values and a commitment to shaping a better future.

Fostering inclusion and belonging

TogetherBeyond® is our approach to living inclusion every day and enabling a sense of belonging globally. Inclusion is about tangible action that drives meaningful, measurable change, both in our Company and in the communities we serve. It means creating a workplace where our people are curious, embrace different perspectives and harness new ideas to bring to life the innovative, extraordinary solutions that our clients demand from us. By embracing varied perspectives and experiences, we foster greater creativity, faster decision-making, and a more connected, inclusive culture.

In FY25, we launched Find Your Community with employees to strengthen visibility, connectivity and impact across Jacobs’ wide range of communities — including our eight Jacobs Employee Networks (JENs), our 240+ communities of practice, Positive Mental Health Champions and other groups. We continued to invest in global programs that build awareness, empathy and allyship, while advancing accessibility and cultural understanding in project delivery, recruitment and community engagement.

Open to all employees, our JENs are an important part of fostering an inclusive culture that is integral to our Company strategy, recognizing that by valuing our people and their unique perspectives, we unleash empowerment, innovation and inspiration within Jacobs and across the communities we serve.

Our approach to health, safety, security & environment

Since its inception in 2007, our BeyondZero® program has consistently helped protect our people and the environment through proactive programs shaping how we operate and how we care for one another. What began as a commitment to health and safety has evolved into a broader philosophy that also includes psychological wellbeing, security, environmental responsibility and business resilience. It’s the cornerstone of our Culture of Caring℠ and a fundamental part of our values and identity.

Amid growing global complexities that test our ability to operate safely, securely and sustainably, we remain committed to proactive risk management and to delivering high-value solutions for our people, clients and communities.

In FY25, we achieved another year of zero employee fatalities at work and a total recordable incident rate1 of 0.11, compared to the North American Industry Classification System’s most recently reported2 aggregate rate of 0.60. This reflects our continued focus on protecting our people and creating resilient project environments. External recognition included five EBJ/CCBJ3 awards for advancing environmental and climate resilience and the RoSPA4 Patron’s Award for sustained health and safety excellence.

We also advanced our resilience program — enhancing emergency, crisis and continuity capabilities to support stability and performance during times of disruption. Our proactive wellbeing programs recognize the

2026 Proxy Statement |	ix

Sustainability ratings and recognition

full spectrum of employee health — from physical to emotional, social to financial. In FY25, we expanded holistic wellbeing support offerings, including our Dedicated Workplace Support service, which compliments existing support like our Emotional Wellbeing Solutions digital portal. Our global community of nearly 1,800 Positive Mental Health Champions continues to grow — with 30% now serving as people leaders. These champions are trained to offer peer-level interim support, guiding colleagues toward professional options, while helping to reduce stigma and foster inclusion. Our Jacobs developed, free mental health check-in tool, One Million Lives, reached a significant milestone this year, with over 50,000 check-ins completed since launch.

Our BeyondZero journey is not a destination — it’s a mindset. One that drives us to expand our impact, protect our people and partner globally to shape a safer, more sustainable future. We remain disciplined in strengthening our collective HSSE capability, positioning Jacobs to anticipate dynamic market demands and deliver responsible growth and lasting impact.

Purposeful giving and volunteering

Jacobs’ commitment to community is powered by our people. Through Collectively, our global giving and volunteering program, we empower employees to engage with causes aligned to our values. We offer paid volunteer time, donation matching, grant nomination and volunteer recognition awards to amplify their impact.

In FY25, we mobilized support for communities impacted by natural and climate-related disasters, water insecurity and conflict. One powerful example: in June 2025, a team of 10 Jacobs employees joined non-profit Bridges to Prosperity to construct a suspended bridge across the Gatongati River in Rwanda. This was Jacobs’ 17th bridge build, providing safe, year-round access to education, healthcare, markets and essential services for more than 8,300 people.

We also remain committed to inspiring the next generation of talent through our science, technology, engineering, arts and mathematics (STEAM) initiatives, including sponsorship of the International Science and Engineering Fair — a premier global competition engaging students from more than 300 affiliated science fairs worldwide and advancing the future talent pipeline.

Together, we’re creating a company that our people are proud to work for — and a culture that delivers for our clients, our communities and one other.

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Dow Jones Sustainability World Index 2024 – 3rd consecutive year

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Dow Jones Sustainability North America Index 2024 – 5th consecutive year

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ISS ESG Corporate Rating 2024 – Prime status

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MSCI ESG Ratings 2024 – AA Leader rating

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Sustainalytics 2024 – Medium Risk rating

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CDP 2024 – Rank B

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EcoVadis 2024 – Gold medal

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Environmental Business Journal (EBJ) / Climate Change Business Journal (CCBJ) 2024 – Five awards for leadership in environmental and climate resilience

x	| 2026 Proxy Statement

We are pleased to invite you to join our Board of Directors and senior leadership at the Jacobs Solutions Inc. (the “Company”) 2026 Annual Meeting of Shareholders (the “Annual Meeting”). This year, you may attend the Annual Meeting in person in Dallas, Texas or via the internet at www.virtualshareholdermeeting.com/J2026. To attend the meeting via the internet, simply enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

Business Items		Proxy Voting
1.	Election of the directors named in the Proxy Statement to hold office until the 2027 Annual Meeting.

It is important that your shares be represented
and voted at the Annual Meeting. You can vote
your shares by completing and mailing the
proxy card or voting instruction card sent to
you. You also have the option of voting your
shares electronically via the Internet or by
telephone. Voting instructions are printed on
your proxy card, voting instruction card, or
Notice of Internet Availability of Proxy
Materials. To ensure your shares are
represented at the meeting, please cast your
vote by mail, telephone or Internet as soon as
possible, even if you plan to attend the Annual
Meeting in person or via the virtual meeting
platform.

2.	Advisory vote to approve the Company’s executive compensation.
3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2026.
4.	Discuss any other business that may properly come before the Annual Meeting.
Record Date The shareholders of record at the close of business on December 3, 2025, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

By order of the Board of Directors

Priya Howell

Senior Vice President, Deputy General Counsel and Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on January 28, 2026

This Proxy Statement and accompanying 2025 Annual Report to Shareholders are available at http://materials.proxyvote.com/469814.

How to Cast your Vote

Your vote is important. All shareholders who owned common stock of the Company at the close of business on the Record Date of December 3, 2025, may vote. You may vote in one of the following ways:

Vote by Internet

www.proxyvote.com

Vote by Telephone

1 (800) 690-6903 or the telephone number on your proxy card

Vote by Mail

Sign, date, and return your proxy or voting instruction card

Vote in Person

Attend the meeting on January 28, 2026, either in person in Dallas, Texas or virtually during the live webcast

If your shares are held in a stock brokerage account or by a bank or other record holder, please refer to the instructions from your bank, brokerage account or other record holder.

2026 Proxy Statement |	xi

Notice of 2026 Annual Meeting of Shareholders	xi

Table of contents	xii

ANNEX A	A-1

xii	| 2026 Proxy Statement

We are providing these proxy materials in connection with the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Jacobs Solutions Inc. (the “Company” or “Jacobs”). This Proxy Statement and the Company’s 2025 Annual Report on Form 10-K were first made available to shareholders and the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card were first sent to shareholders on or about December 18, 2025. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

General

The Annual Meeting will be held on Wednesday, January 28, 2026, at 12:30 p.m. CST. This year’s Annual Meeting will be a “hybrid” meeting of shareholders, meaning that shareholders may attend the Annual Meeting in person in the building where the Company’s principal offices are located, 1999 Bryan Street, First Floor, Dallas, Texas 75201, or via live webcast by visiting www.virtualshareholdermeeting.com/J2026.

Shareholders joining the Annual Meeting via the live webcast will be able to vote their shares electronically and submit questions during the meeting. Simply enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. You should ensure that you have a strong internet connection wherever you intend to participate in the meeting. You should also give yourself enough time to log in and ensure that you can hear the streaming audio prior to the start of the meeting. We encourage you to access the virtual meeting platform before the Annual Meeting begins. Online check-in will start at 12:15 p.m. CST on January 28, 2026, 15 minutes before the meeting begins. A support line for technical assistance will also be provided on the virtual meeting website at www.virtualshareholdermeeting.com/J2026.

About The Annual Meeting

Who is soliciting my vote?

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting your vote in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular annual meeting of shareholders. You will be voting on the following matters at the Annual Meeting:

Proposal Number	Description	Board Recommendation	Page Reference

1	Elect the director nominees named in this Proxy Statement to hold office until the 2027 Annual Meeting	FOR each nominee	5

2	An advisory vote to approve the Company’s executive compensation	FOR	38

3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2026	FOR	76

How many votes can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 118,088,311 shares of common stock outstanding and entitled to vote on December 3, 2025 (the “Record Date”).

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in person, via the virtual meeting platform or by proxy in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or virtually and vote during the meeting, a proxy card or voting instruction card has been properly submitted by you or on your behalf, or you have voted electronically via the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the

2	| 2026 Proxy Statement

presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee but for which the broker or other nominee (1) lacks the discretionary authority to vote on an applicable matter and (2) has not received voting instructions from the beneficial owner in respect of such matter.

How many votes are required to elect directors and approve the other proposals?

Proposal No. 1 (Election of directors): Each director is elected by a majority of the votes cast with respect to such director in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Proposal No. 2 (Advisory vote to approve executive compensation): The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against this advisory resolution. Broker non-votes will have no effect on the outcome of this advisory vote. The results of advisory votes are not binding on the Board of Directors.

Proposal No. 3 (Ratification of the appointment of Ernst & Young LLP as independent auditors): The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2026 requires the affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against this proposal. This Proposal is considered a routine matter with respect to which a broker or other nominee can generally vote in their discretion. Therefore, no broker non-votes are expected in connection with this Proposal.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card that was sent to you or by voting your shares electronically via the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card or voting instruction card. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. You are encouraged to vote by proxy as soon as possible, even if you plan to attend the Annual Meeting in person or via the virtual meeting platform.

What if I don’t vote on some of the proposals?

If you return your signed proxy card or voting instruction card in the envelope provided to you but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to such selections. Similarly, when you vote electronically on the Internet and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the matters on which you did not vote. In connection therewith, the Board of Directors has designated Robert V. Pragada and Venk Nathamuni as proxies. Shareholders that vote by telephone must vote on each matter. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, or by Internet or telephone, your shares will be voted in accordance with your instructions.

What if I hold my shares in a brokerage account or through a bank or other nominee?

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will vote your shares on each matter at the Annual Meeting for which it has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, but do not have discretion to vote on the election of directors or on any advisory vote regarding the Company’s executive compensation. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the Jacobs 401(k) Plans (as defined below). You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

What if I hold my shares in the Jacobs 401(k) Plans?

If your shares of Company common stock are held in the Jacobs 401(k) Plus Savings Plan or, the Jacobs Union 401(k) Plus Savings Plan (together referred to as the “Jacobs 401(k) Plans”), you will receive a voting

2026 Proxy Statement |	3

instruction card allowing you to instruct the trustee of the Jacobs 401(k) Plans how to vote such shares. The trustee will vote the shares credited to your account in accordance with your instructions, provided the trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the trustee would only be prevented from voting the shares credited to your account in accordance with your instructions if the independent fiduciary of the Jacobs 401(k) Plans, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. To allow sufficient time for voting by the trustee of the Jacobs 401(k) Plans, your voting instructions must be received by January 23, 2026, at 11:59 p.m. EST. If you do not send instructions regarding the voting of shares in your Jacobs 401(k) Plan account(s), or if your instructions are not received in a timely manner, SSGA will direct the trustee, in SSGA’s discretion, how to vote your shares. Please follow the instructions on your voting instruction card, which may be different from those provided to other shareholders. For the avoidance of doubt, if you are a participant in a Jacobs 401(k) Plan, you may not vote during the Annual Meeting, either in person or via the virtual meeting platform. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the Jacobs 401(k) Plans. You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials and soliciting proxies. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or electronic communication. These individuals will not be paid any additional compensation above their regular salaries and wages for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a total fee of up to $35,000 plus reimbursement of expenses. MacKenzie Partners, Inc. may solicit proxies in person, by telephone or electronic communication.

Can I change or revoke my vote?

Yes. Even if you sign and return the proxy card or voting instruction card in the form provided to you, vote by telephone, or vote electronically via the Internet, you retain the power to revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. You can revoke your proxy or change your vote at any time prior to the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote at the Annual Meeting by timely delivering a valid, later-dated proxy or voting instruction card or by submitting a later-dated vote by telephone or electronically on the Internet or by voting in person or via the virtual meeting platform. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or other nominee.

Whom can I contact if I have questions or need assistance in voting my shares?

Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

Call Toll-Free: (800) 322-2885

or

Collect/International: +1 (212) 929-5500

4	| 2026 Proxy Statement

What are You Voting on?

At the Annual Meeting, shareholders will be asked to elect ten (10) directors to serve on the Board of Directors. The Board of Directors has nominated Robert V. Pragada, Priya Abani, Diane M. Bryant, Michael Collins, Manny Fernandez, Vice Admiral Mary M. Jackson, Georgette D. Kiser, Robert A. McNamara, Louis V. Pinkham, and Julie A. Sloat for election as directors for 1-year terms expiring at the 2027 Annual Meeting. When elected, directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

If, for any reason, any nominee is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

What is the Voting Requirement?

Each director is elected by a majority of the votes cast with respect to such director in uncontested elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). The Company did not receive any shareholder nominations for any director and thus the election of directors at the Annual Meeting will be an uncontested election.

Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of the election.

The Board of Directors unanimously recommends that you vote FOR the election of each director nominee.

Members of the Board of Directors

Directors	Independent	Director Since	Committee Membership*
			Audit	Sustainability & Risk (1)	Human Resource & Compensation (2)	Nominating & Corporate Governance

Robert V. Pragada Chair and CEO		2023

Louis V. Pinkham(3) Lead Independent Director	✓	2023

Priya Abani	✓	2021	✓			✓

Diane M. Bryant(4)	✓	2025

Michael Collins	✓	2024	✓		✓

Manny Fernandez	✓	2020	Chair	✓

Vice Admiral Mary M. Jackson	✓	2024	✓			✓

Georgette D. Kiser	✓	2019			✓	✓

Robert A. McNamara	✓	2017		✓		Chair

Peter J. Robertson(5)	✓	2009		✓	Chair

Julie A. Sloat	✓	2023		Chair	✓

*Reflects Committee membership as of the Record Date.

(1)

It is anticipated that, effective as of the date of the Annual Meeting, the following changes will be made to the composition of the Sustainability and Risk Committee: (i) Mr. Robertson, upon his retirement from the Board, will no longer serve as a member, and (ii) Mr. Collins will be added as a member.

(2)

It is anticipated that, effective as of the date of the Annual Meeting, the following changes will be made to the composition of the Human Resource and Compensation Committee: (i) Mr. Robertson, upon his retirement from the Board, will no longer serve as the Chair or as a member and (ii) Mr. Collins will succeed Mr. Robertson as Chair.

(3)	Mr. Pinkham serves as Lead Independent Director and presides over meetings of the independent directors and is invited to attend each Committee meeting.
(4)	It is anticipated that Ms. Bryant will be appointed as a member of two committees of the Board as of the date of the Annual Meeting.
(5)	Mr. Robertson’s term will expire on the date of the Annual Meeting, and he will not stand for re-election at the Annual Meeting.

The following sections summarize the specific experience, qualifications and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.

6	| 2026 Proxy Statement

Director Experience Matrix

The following chart provides summary information about the skills and attributes of the Directors who are nominated for election at the 2026 Annual Meeting. More detailed information is provided in each director nominee’s biography.

Industry And Sector Experience
◾ Infrastructure ◾ Government ◾ Aerospace ◾ Military ◾ Financial ◾ Banking ◾ Manufacturing ◾ Environmental	◾ Technology ◾ Consumer manufacturing ◾ Consulting ◾ Healthcare ◾ Retail ◾ Industrial Products ◾ Engineering & Construction	◾ Professional Services ◾ Energy ◾ Distribution ◾ Specialty Chemicals ◾ International Relations ◾ Public/Strategic Communications ◾ Product Development

2026 Proxy Statement |	7

Director Biographies

AGE 57 DIRECTOR SINCE: 2023 CHAIR SINCE: 2024

Robert V. Pragada

Chair and Chief Executive Officer

Bob Pragada brings over 30 years of experience in international business leadership and military service to the Board. In January 2023, he succeeded Mr. Demetriou as the Chief Executive Officer of the Company and transitioned into the Chair position in 2024. Since joining Jacobs in 2006, he has held various leadership roles, including President and Chief Operating Officer from 2019 to 2023, and President of our former People & Places Solutions and Global Industrial and Buildings & Infrastructure Groups.

Mr. Pragada has been instrumental in developing and executing the Company’s business strategy, driving global integrated delivery of its operations, and differentiating Jacobs in the industry. He played a key role in the Company’s portfolio transformation, including the acquisition and integration of CH2M Hill and majority ownership of PA Consulting. In his current role, appointed in January 2023, Mr. Pragada led the spin-off of Jacobs’ Critical Mission Solutions and Cyber & Intelligence government services businesses, which was subsequently merged with Amentum, creating a new publicly traded entity in the government services sector. His broad leadership experience and deep knowledge of Jacobs are invaluable as the Company continues to position itself as a premier provider of science-based consulting and advisory solutions, addressing some of the world’s most complex infrastructure and sustainability challenges.

Business Experience

◾

Chair (2024 to present) and Chief Executive Officer of the Company (2023-present)

◾

Various leadership positions within the Company, including President and Chief Operating Officer (2006-2014, 2016-2023)

◾

President and Chief Executive Officer of the Brock Group (2014-2016)

◾

Chief Operating Officer of Kinetics (1999-2005)

◾

Civil Engineer Corps and Seabee Officer in U.S. Navy (1990-1999)

Education

◾

BS in Systems Engineering from United States Naval Academy

◾

MS in Engineering and Management from Stanford University

Other Public Company Boards

◾

Eaton Corporation plc (2021-present)

Private Boards & Community Involvement

◾

Director of PA Consulting Group Limited

◾

Board Director of U.S. Naval Academy Foundation

◾

Board Director of Dallas Regional Chamber (Chair, 2022)

◾

HIG Capital Board Advisor

8	| 2026 Proxy Statement

INDEPENDENT LEAD INDEPENDENT DIRECTOR AGE 54 DIRECTOR SINCE: 2023

Louis Pinkham

Chief Executive Officer, Member of Board of Directors at Regal Rexnord Corporation*

Mr. Pinkham is the Chief Executive Officer of Regal Rexnord Corporation, a global leader in the engineering and manufacturing of automation sub-systems, industrial powertrain solutions, electric motors and air moving products, with approximately $6 billion in sales and 30,000 associates. His areas of focus are innovation and growth initiatives, including leading the 2021 RMT merger of Regal Beloit with Rexnord’s Process & Motion Control segment and the 2023 acquisition of Altra Industrial Motion Corporation. Mr. Pinkham brings over 20 years of experience in leadership, strategy and transformation. His experience is particularly valuable to the Board as the Company executes its operational transformation and its long-term business strategy.

Business Experience

◾

Regal Rexnord Corporation, Chief Executive Officer and Member of the Board (2019-present)

◾

Crane Company, Senior Vice President (2014-2019); Group President (2012-2014)

◾

Eaton Corporation plc, Senior Vice President (2011-2012), Various Leadership Positions (1999-2011)

Education

◾

BS in Engineering from Duke University

◾

MS in Engineering Management from Northwestern University

◾

MBA from the Kellogg School of Management at Northwestern University

Other Public Company Boards

◾

Regal Rexnord Corporation (2019-present)

Private Boards & Community Involvement

◾

Board of Trustees at The University of Chicago Medical Center

◾

Board of Trustees at Manufacturers Alliance for Productivity and Innovation Member of the Chicago Economic Club, Commercial Club, and Civic Committee

*On October 29, 2025, it was announced that Mr. Pinkham will depart from his role of CEO of Regal Rexnord by March 31, 2026.

2026 Proxy Statement |	9

INDEPENDENT AGE 50 DIRECTOR SINCE: 2021 BOARD COMMITTEES: ◾ AUDIT ◾ NOMINATING & CORPORATE GOVERNANCE

Priya Abani

CEO & President, Member of Board of Directors at AliveCor

Ms. Abani is the Chief Executive Officer and President at AliveCor, a health technology company democratizing access to cardiac care—from screening and diagnosis to treatment and management—with AI-powered services and solutions. She has more than 20 years of experience building high-performing organizations, launching innovative products, and leading strategic alliances across industries. Under her leadership, AliveCor has built the largest AI-driven consumer subscription service for cardiovascular care, with its technology in the hands of more than 6.4 million people in nearly 40 countries around the world. She also led the company’s recent growth into enterprise markets with reimbursed cardiac monitoring services for healthcare providers, partnerships with pharmaceutical companies and clinical research organizations to facilitate remote clinical trials and cardiac safety monitoring, and comprehensive heart health solutions for employers and payors.

Ms. Abani was the recipient of The Outstanding 50 Asian Americans in Business Award by the Asian American Business Development Center in 2025 and recognized as one of the Fiercest Women in Life Sciences by Fierce Pharma in 2023. Her expertise is particularly valuable to the Board given the Company’s focus on delivering technology-based solutions and innovations to its clients around the world.

Business Experience

◾

AliveCor, Inc., CEO & President, Member of Board of Directors (2019-present)

◾

Amazon.com, Inc., General Manager, Alexa Voice Service (2016-2019)

◾

Intel Corporation (Engineer, 1998-2001; Manager, 2002-2006, Senior Manager, 2008-2011; Senior Director 2012-2016)

Education

◾

BE in Computer Engineering from VJTI, Mumbai, India

◾

MS in Computer Science from Clarkson University, NY

◾

MBA in Entrepreneurship, Babson College, Boston, MA

Other Public Company Boards

◾

None

Private Boards & Community
Involvement

◾

Director of AliveCor, Inc.

◾

Board of Trustees at TIAA

◾

Senior Advisor for President’s Council on Jobs and Competitiveness (2011)

10	| 2026 Proxy Statement

INDEPENDENT AGE 62 DIRECTOR SINCE: 2025

Diane M. Bryant

Former Chairman and Chief Executive Officer of NovaSignal Corp.

Ms. Bryant recently served as Chairman and Chief Executive Officer of NovaSignal Corp., a medical technology and data company specializing in the assessment and management of brain health, from June 2020 until its acquisition in July 2023. She previously served as Chief Operating Officer of Google Cloud (cloud computing services) and, prior to Google Cloud, spent 32 years at Intel Corporation, where she held numerous leadership positions of increasing responsibility, including Group President of the Data Center Group.

Ms. Bryant was named one of Fortune’s 50 Most Powerful Women in Business in 2015 and 2016. She brings more than three decades of executive leadership in technology-driven solutions and business strategy development and execution to the Board.

Business Experience

◾

NovaSignal Corporation, Chair and CEO (2020-2023)

◾

Alphabet, Chief Operating Officer (2017-2018)

◾

Intel Corporation Data Center Group (President (2017); EVP and GM (2016-2017); SVP and GM (2013-2016); VP and GM (2012-2013)); President and Chief Information Officer (2008-2012); VP and GM, Server Platforms Group (2005-2008); VP and Director, Corporate Platform Office (2004-2005); Director, Microprocessor Engineering (1998-2004; Various roles in Microprocessor Design and Engineering Management, 1985-1998)

Education

◾

BS in Electrical Engineering from University of California, Davis

Other Public Company Boards

◾

Haemonetics Corporation (2023–present)

◾

Broadcom Inc. (2019 to present)

Private Boards & Community
Involvement

◾

Director of Celestial AI (2024 to present)

◾

Director of United Technologies Corporation (2017-2020)

◾

Chair of the Chancellor’s Board of Advisors at the University of California, Davis

2026 Proxy Statement |	11

INDEPENDENT AGE 60 DIRECTOR SINCE: 2024 BOARD COMMITTEES* ◾ AUDIT ◾ HUMAN RESOURCE & COMPENSATION

Michael Collins

Partner of Bain & Company

Mr. Collins joined the Board in September 2024. He is currently a Partner at Bain & Company, a highly regarded global management and consulting firm, and previously served in numerous leadership roles, including as Chief Operating Officer and Chief Financial Officer.

Over the course of his 30-plus year career at Bain & Company, he has worked with management teams to develop and execute growth strategies, evaluate acquisitions and divestitures, improve capabilities and implement organizational change. He has assisted clients across numerous industries, including retail, consumer products, telecommunications, automotive and media and entertainment. He brings extensive experience in strategy, leadership and global management consulting to the Board.

Business Experience

◾

Partner, Bain & Company (1999–present); Chief Operating Officer (2021–2024); Chief Financial Officer (2012–2021); Managing Partner, Toronto and Chicago Offices (2003–2010); Partner in Retail, Consumer Products, and Strategy practices (1999–2012); Manager (1996–1998); Consultant (1993–1998)

◾

KPMG LLP (1987–1991)

Education

◾

MBA from Harvard University

◾

BBA in Accounting from Loyola University

Other Public Company Boards

◾

Cosi, Inc. (2013–2017)

Private Boards & Community Involvement

◾

The Bridgespan Group (2025 to present)

◾

Bain & Company (2013–2024)

◾

A Better Chicago (2011–2020)

◾

Civic Consulting Alliance (2006–2025)

* It is anticipated that effective as of the date of the Annual Meeting, Mr. Collins will succeed Mr. Robertson as Chair of the Human Resource and Compensation Committee and will become a member of the Sustainability and Risk Committee.

12	| 2026 Proxy Statement

INDEPENDENT AGE 63 DIRECTOR SINCE: 2020 BOARD COMMITTEES ◾ AUDIT (CHAIR) ◾ SUSTAINABILITY & RISK

Manny Fernandez

Former Managing Partner with KPMG LLP

Mr. Fernandez brings more than 35 years of experience advising and serving large multi-national public companies in areas of business strategy, financial operations, enterprise risk management, M&A, as well as talent management and acquisition. Mr. Fernandez was KPMG LLP’s managing partner of the Dallas office and the Southwest region leader across audit, tax and consulting. His broad industry experience brings in-depth knowledge across a variety of sectors, including industrial manufacturing, consumer products, insurance, retail, media and professional services. Mr. Fernandez also brings a strong international business background, having lived and worked outside the U.S. during his career in Mexico City.

Business Experience

◾

KPMG LLP (KPMG) (1984-2020; Partner 1996-2020)

◾

KPMG Managing Partner, Dallas
(2009-2020)

◾

KPMG National Managing Partner, Talent Acquisition (2006-2009)

Education

◾

BS in Accounting from Fairleigh Dickinson University

Other Public Company Boards

◾

HF Sinclair Corp. (NYSE: DINO; 2020-present)

Private Boards & Community Involvement

◾

Director of Latino Corporate Directors Association (LCDA)

◾

Member of the American Institute of Public Accountants

◾

American Heart Association – past

◾

Dallas Holocaust and Human Rights Museum – past

◾

Dallas Regional Chamber of Commerce – past

◾

Dallas National Golf Club – past

◾

KERA (Dallas Public Television) – past

2026 Proxy Statement |	13

INDEPENDENT AGE 59 Director Since: 2024 Board Committees ◾ AUDIT ◾ NOMINATING & CORPORATE GOVERNANCE

Vice Admiral Mary Jackson (U.S. Navy, Retired)

Former Commander, Navy Installations Command

Vice Admiral Jackson joined the Board in September 2024. During her more than three decades in the U.S. Navy, she led complex worldwide operations for shore installations, including infrastructure management and program governance, budgeting, supply chain management, human capital management, risk management and execution. Her extensive background in large scale global infrastructure management, combined with her vast knowledge of operational effectiveness, digital transformation and innovation, is of considerable benefit to the Board.

Military and Business Experience

◾

Former Vice Admiral in the U.S. Navy (retired 2020)

◾

Navy Installations Command (2017–2020); Rear Admiral (2014–2017); Captain, Chief of Staff (2012–2014); Captain, Commanding Officer/Executive Officer (2009–2012); Commander, Commanding Officer, USS McFAUL (2006–2007)

◾

Numerous high-level command and staff positions within the U.S. Navy (1988–2020)

◾

Independent Advisor/Consultant: Principal, Desert Rose Navigator, LLC (2020–present)

Education

◾

Bachelor of Science in Physics (Oceanography Emphasis) from United States Naval Academy

◾

Master of Engineering Management from George Washington University

Other Public Company Boards

◾

Victory Capital Holdings, Inc. (2023–present)

◾

Custom Truck One Source (2022–present)

◾

Pacific Architects and Engineers (2021–2022)

Private Boards & Community Involvement

◾

Member of Executive Committee of Surface Navy Association National Board of Directors (2024–present)

◾

Director of Kaleris (2023–present)

◾

Director of Fincantieri Marine Systems North America (2022–present)

◾

Member of U.S. Naval Academy Foundation Board (2022–present)

◾

Director of Armada Topco Inc. (2021–present)

14	| 2026 Proxy Statement

INDEPENDENT AGE 58 DIRECTOR SINCE: 2019 BOARD COMMITTEES ◾ HUMAN RESOURCE & COMPENSATION ◾ NOMINATING & CORPORATE GOVERNANCE

Georgette D. Kiser

Former Chief Information Officer and Managing Director at The Carlyle Group

Ms. Kiser is an operating executive / independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Previously, she was managing director and chief information officer (CIO) at The Carlyle Group, leading the firm’s global technology and solutions organization and driving the IT strategies. From 1996 until 2015, she was with T. Rowe Price Associates, where she served as Vice President and Director of Enterprise Solutions and Capabilities where she headed Enterprise Solutions and Capabilities within the Services and Technology Organization. She led and managed teams that provided creative solutions and leveraged technology for investment front office, trading, and back office operations. Prior to T. Rowe Price, Ms. Kiser worked for General Electric within their Aerospace Unit. Ms. Kiser brings extensive experience in developing and executing business initiatives in financial services and defense organizations to the Board.

Business Experience

◾

Operating Executive, The Carlyle Group (2019-Present)

◾

Broad Sky Partners (2021–Present)

◾

Chief Information Officer, Managing Director, The Carlyle Group (2015-2019)

◾

Vice President, T. Rowe Price Associates (1996-2015)

Education

◾

BS in Mathematics from University of Maryland

◾

MBA from University of Baltimore

◾

Master of Science (MS) in Mathematics from Villanova

Other Public Company Boards

◾

Aflac Inc. (2019-present)

◾

Adtalem Global Education (2018-present)

◾

NCR Corporation (2020-2024)

Private Boards & Community Involvement

◾

Director, Claritas (Data driven marketing company) (2018-Present)

◾

Advisor, Advancing Women Executives (AWE) (2022-present)

◾

Advisor, BusinessOptix (Automated business process company) (2020-Present)

2026 Proxy Statement |	15

INDEPENDENT AGE 71 DIRECTOR SINCE: 2017 BOARD COMMITTEES ◾ NOMINATING & CORPORATE GOVERNANCE (CHAIR) ◾ SUSTAINABILITY & RISK

Robert A. McNamara

Retired Group Chief Risk Officer of Lendlease Corporation (ASX)

Mr. McNamara has over 35 years of experience managing global businesses in the development, design and delivery of projects in the government, institutional, infrastructure and industrial sectors in senior leadership positions. While at Lendlease, Mr. McNamara was responsible for ensuring Lendlease achieved world’s best practices in risk management and operational excellence. He also oversaw Lendlease’s Building, Engineering, and Services businesses in Australia. Prior to this role, Mr. McNamara was Chief Executive Officer, Americas of Lendlease. His extensive experience in global business management and delivery of infrastructure projects is of considerable value to the Board.

Business Experience

◾

Group Chief Risk Officer, Lendlease Corporation (2014-2017)

◾

Chief Executive Officer, Americas of Lendlease (2010-2014)

◾

Chairman and Chief Executive Officer of Penhall/LVI International (PLI) (2006-2010)

◾

Senior Group President of Fluor Corporation (1996-2006)

◾

President and Chief Operating Officer of Marshall Contractors (1977-1996)

Education

◾

Bachelor’s degree in Economics from Brown University

◾

Completed the Consortia 1 Program at Thunderbird International Business School

◾

Certification as a Public Board Director from the UCLA Anderson School of Management

Other Public Company Boards

◾

UDR, Inc. (2014-present)

Private Boards & Community Involvement

◾

Past Board member of the US China Business Council

◾

Past Chairman for the Construction Industry Institute’s Technology Implementation Task Force

16	| 2026 Proxy Statement

INDEPENDENT AGE 56 DIRECTOR SINCE: 2023 BOARD COMMITTEES ◾ SUSTAINABILITY & RISK (CHAIR) ◾ HUMAN RESOURCE & COMPENSATION

Julie A. Sloat

Former President, Chief Executive Officer and Chairman of the Board at American Electric Power Company, Inc.

Ms. Sloat most recently served as the President, Chief Executive Officer and Chairman of the Board of Directors at American Electric Power Company, Inc., an electric energy company with the nation’s largest electric transmission network. She led the company’s energy transition, expanding its renewable energy generation portfolio, and its development of new offerings. Ms. Sloat brings over 23 years of experience at American Electric Power leading multiple finance teams, including investor relations, serving as Chief Financial Officer, and serving as President and COO of AEP Ohio. Her leadership experience, in addition to her focus on fostering workplace culture, greatly contribute to the Company’s focus on its strategy and its sustainability initiatives.

Business Experience

◾

American Electric Power Company Inc., President, Chief Executive Officer, and Chair of the Board (2023-2024), President and Chief Financial Officer (2022), Executive Vice President and Chief Financial Officer (2021-2022), Various Leadership Positions (1999-2008, 2009-2020, including AEP Ohio President & COO 2016-2018)

◾

Vice President, Corporate Finance and Investor Relations at Tween Brands, Inc. (acquired by Dress Barn) (2008-2009)

◾

Analyst, Equity Research and Bank Debt Underwriter at Bank One Corporation (1995-1999)

◾

Senior Loan Analyst, M&T Mortgage Corp (1993-1994)

Education

◾

BS from Ohio State University

◾

MBA from Ohio State University

◾

MIT Dept of Nuclear Science & Engineering Reactor Technology Course

Other Public Company Boards

◾

TETRA Technologies Inc. (2025-present)

◾

American Electric Power Company Inc. (2023-2024)

◾

Evoqua Water Technologies Corporation (acquired by Xylem Inc.) (2022-2023)

◾

Park National Corporation (2015-2021)

Private Boards & Community Involvement

◾

Director, Foundation Board for The Arthur G. James Cancer Hospital and Richard J. Solove Research Institute; Former Chair

◾

Previously served on multiple non-profit boards

2026 Proxy Statement |	17

Corporate Governance

Highlights

Jacobs has a strong track record of integrity and corporate governance practices that promote thoughtful leadership by its officers and Board of Directors to facilitate profitable growth while strategically balancing risk to maximize long-term shareholder value. Below is a summary of certain information about our Board and the governance best practices employed by the Company for fiscal 2025.

Our Board of Directors

Below is some additional information about the Directors who are nominated for election at the 2026 Annual Meeting.

Independence	Gender	Race/Ethnicity

Other Backgrounds

6 Directors are current or former CEOs	7 Directors that have experience living and/or working abroad	2 Directors that are U.S. Veterans	2 of our directors are LGBTQ+	59 Average age

Range of Tenure

<3 YEARS 6	3-5 YEARS 2	>5 YEARS 2

Average board tenure

3 YEARS

18	| 2026 Proxy Statement

Board Refreshment Timeline

2025

Diane Bryant
Director
Former Chairman and Chief Executive Officer, NovaSignal Corp.

2024

Michael Collins
Director
Partner,
Bain & Company

Mary Jackson
Director
Retired,
U.S. Navy Vice Admiral

2023

Bob Pragada
Chair and CEO

Louis Pinkham
Lead Independent Director
Chief Executive Officer of Regal Rexnord Corporation

Julie Sloat
Director
Former Chair, CEO and President of American Electric Power Company Inc.

2022

2021

Priya Abani
Director
Chief Executive Officer,
AliveCor

2020

Manuel J. Fernandez
Director
Former Managing Partner,
KPMG

2019

Georgette Kiser
Director
Former Chief Information Officer and Managing Director,
The Carlyle Group

2018

2017

Robert McNamara
Director
Retired Group Chief Risk Officer,
Lendlease Corporation (ASX)

2026 Proxy Statement |	19

Our Corporate Governance Practices

✓	Commitment to Board Refreshment; Six New Independent Directors in Last Five Years

✓	All Directors Elected Annually with a Majority Voting Standard

✓	Highly Engaged and Empowered Lead Independent Director

✓	Sustainability & Risk Committee Comprised of all Committee Chairs to Further Increase Oversight of Sustainability and Enterprise Risk Management Matters

✓	Rotated Committee Membership and Board Leadership in September 2024

✓	Fully Independent Committees

✓	All Director Nominees are in Compliance with the Board’s Overboarding Policy

✓	Codes of Ethics for Directors, Officers & Employees

✓	Regular Self-Evaluations by Board and each Committee

✓	Periodic Board Educational Sessions in Connection with Regular Board Meetings

✓	Rigorous Director Selection Process

✓	Substantial Board Oversight of Strategic Objectives, Including Corporate Strategy, M&A Activity and Capital Allocation

✓	Extensive Shareholder Engagement Efforts

✓	Anti-Corruption Compliance Training for Directors

✓	Robust Stock Ownership Guidelines for Directors and Executive Officers

✓	Adopted Proxy Access Bylaw in October 2022

✓	Removed Super Majority Voting Requirement from Organizational Documents in January 2025

90% OF OUR FISCAL 2025 BOARD WERE INDEPENDENT DIRECTORS	99% DIRECTOR ATTENDANCE AT BOARD & COMMITTEE MEETINGS IN FISCAL 2025

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The Board’s Role in Enterprise Risk Management Oversight

The Board of Directors oversees the Company’s approach to enterprise risk management (“ERM”), consistent with our purpose, values and strategy, which is designed to support the achievement of strategic objectives, improve organizational performance and enhance long-term shareholder value. In conjunction with management, the Board assesses the specific risks faced by the Company and reviews the steps taken by the Company’s leadership to manage those risks. The Board also provides guidance to, and oversight of, management throughout the year with respect to setting the Company’s corporate strategy, which facilitates and informs these assessments and reviews. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

By way of this ERM framework, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational, market, strategic, health and safety, IT security & cyber, economic and geopolitical, talent/human capital, sustainability, technology and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board and its committees, including acquisitions and strategic investments, divestitures, capital allocation and other financial matters. In addition, the independent directors discuss risk management topics during executive sessions without the Company’s leadership present.

The Sustainability and Risk Committee was formed as a standing committee of the Board in fiscal 2021 to further enhance the structure of the Board’s oversight for Sustainability and ERM. The Sustainability and Risk Committee assists the Board in overall oversight of sustainability and ERM matters, with certain specified areas being allocated to the Board’s other standing committees as noted below. To ensure coordination and collaboration among the Board’s committees, the membership of the Sustainability and Risk Committee includes the Chairs of each of the Board’s committees. Each of the committees is responsible for providing oversight in setting the strategy and approach for material risks and opportunities, including sustainability-related matters, disclosures and targets in their respective delegated areas. The specific risk areas of focus for the Board and each of its committees are summarized below.

Primary Area of Risk Oversight
Full Board

◾  Assesses risk throughout the enterprise

◾

Receives regular reports from the Sustainability and Risk Committee with respect to sustainability and ERM matters

◾

Focuses on risks arising out of various aspects of the Company’s corporate strategy and the implementation of that strategy

◾

Considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and strategic investments, divestitures, capital allocation and other financial matters

◾

Receives regular reports from management as to cybersecurity threats and mitigation strategies

Sustainability and Risk Committee

◾

Reviews the Company’s overall sustainability strategy and oversees the Company’s key sustainability initiatives and policies

◾

Monitors key developments, trends, and best practices in managing sustainability-related matters and makes recommendations to the Board and management

◾

Receives periodic reports from management on key sustainability trends, regulations, issues and risks affecting the Company, as well as the corresponding mitigation initiatives and controls

◾

Reports to the Board any significant current or emerging topics (if any) relating to sustainability matters that are expected to materially affect the business, operations, performance, or public image of the Company and actions taken in relation thereto

◾

Reviews the Company’s key policies, procedures, and standards for identifying and managing Enterprise Risk

◾

Oversees deployment of the ERM framework and its risk measurement methodologies

◾

Reviews and discusses with senior management the key mitigation actions and measures taken by the Company to manage enterprise risk

◾

Monitors and advises management with respect to special litigation or regulatory matters

◾

Oversees management of risks related to emerging technologies, including artificial intelligence (AI)

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Primary Area of Risk Oversight

Audit Committee

◾

Reviews and discusses with management and the Company’s independent registered public accounting firm any financial reporting issues and risks relating to the Company’s financial statements and the adequacy of the Company’s internal controls

◾

Receives regular briefings from the legal department and internal audit regarding hotline reports (to the extent not reported to another committee) and other material internal audits and findings

◾

Reviews internal controls and processes over material public disclosures related to sustainability, including with respect to the Company’s key sustainability-related external disclosures and any related independent auditor or third-party assurance or verification

◾

In accordance with NYSE Rules, discusses with management the Company’s policies and guidelines with respect to risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps taken to monitor and control such exposures

◾

Oversees risks posed by cybersecurity threats to the integrity of the Company’s financial systems and compliance with cybersecurity related disclosures

Human Resource and Compensation Committee

◾

Regularly reviews compensation practices and policies to consider whether they encourage excessive risk taking

◾

Reviews on an annual basis the assessment by the Company’s executive officers of the risk associated with the Company’s compensation programs covering its employees, including executives

◾

Provides oversight with respect to succession planning for the CEO and other senior executives, monitors other key talent initiatives of the Company

◾

Oversees and monitors the Company’s qualified and non-qualified benefit plans, including governance for such plans

◾

Reviews matters relating to human capital management, including human resource related metrics used by the Company and any related public disclosures

Nominating and Corporate Governance Committee

◾

Oversees risks associated with the independence of directors and Board nominees

◾

Assists the Board in overseeing the activities with respect to ethics and compliance and business practice matters, including the Company’s corporate governance policies and Code of Ethics

◾

Provides oversight in setting strategy and approach for corporate governance and shareholder rights, ethics and compliance, charitable giving and political donations

Special Committees	◾ Formed by the Board from time to time to evaluate and provide oversight with respect to specific matters or initiatives

Pursuant to the Board’s instruction, the Company’s leadership regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including regular reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees. The Company’s Chief Legal and Administrative Officer, Vice President, Head of Sustainability, Vice President, Head of Enterprise Risk, and Director, Enterprise Risk Management, also work closely with the management team to develop effective risk management strategies and practices.

Cybersecurity Governance Highlights

Cybersecurity is an important and integrated part of our enterprise risk management program that identifies, monitors and mitigates business, operational and legal risks. Our cybersecurity risk management process is embedded within our overall risk management framework, sharing common methodologies, reporting channels and governance processes that span legal, compliance, strategic, operational and financial risk domains. We recognize the importance of maintaining the trust and confidence of our customers, contractors, partners, and employees. Accordingly, we maintain a cybersecurity program, designed to proactively identify, assess, manage, mitigate, and respond to cybersecurity threats. This program is developed, implemented and maintained by our Cybersecurity Organization and is documented in our global cybersecurity policy.

Our cybersecurity controls are based on recognized best practices and standards, including alignment with the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) and the ISO/IEC 27001 Information Security Management System Requirements. We are proud to maintain ISO 27001 certification for our global enterprise, demonstrating our commitment to international standards of information security. Additionally, we maintain Cybersecurity Maturity Model Certification (CMMC) Level 2.

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We regularly assess the threat landscape and employ a layered cybersecurity strategy focused on prevention, detection and mitigation. Our program includes assessment protocols for evaluating potential cybersecurity impacts and risks, supported by robust incident response procedures. We utilize systematic processes, such as cybersecurity audits, network interconnectivity controls, system access monitoring, and data backup and recovery mechanisms.

Our cloud environments undergo continuous assessment, supported by firewall and backup systems designed to promote operational resilience. We implement a Zero Trust Security framework that requires identity verification for network access, complemented by regular system assessments and monitoring. This posture promotes rigorous network, data, and identity security protocols, so that access is granted based on the principle of least privilege. By requiring continuous verification of user identity and device integrity before allowing access to resources, we reduce the risk of unauthorized access and enhance our ability to detect and respond to potential threats across our enterprise environment.

Our security controls include identity management programs, data loss prevention protocols, and advanced threat detection capabilities. These controls are regularly reviewed and updated based on threat intelligence to promote adaptability to emerging threats. Our incident response program is also routinely tested and updated. To promote organization-wide security awareness, annual cybersecurity training is mandatory for all employees. Cybersecurity awareness is also integrated into other training programs, including our annual “Living our Values” training modules and privacy training.

Third-party risk management is a critical component of our security strategy. We maintain oversight of service providers through proactive monitoring, leveraging cybersecurity questionnaires and security and privacy addendums to our contracts where applicable. We evaluate third party providers for effective security management programs, and compliance with information handling protocols, and require prompt notification of known or suspected cyber incidents.

To validate our security posture, we engage independent external parties for regular penetration testing, security audits, and cybersecurity consulting services. Our IT General Controls (ITGC) undergo annual testing through Sarbanes-Oxley audits, which examine security controls related to system changes, access management, system configurations, and data backup processes.

Our Board of Directors has ultimate oversight of cybersecurity and information security risk, which it manages as part of our enterprise risk management program. Specifically, the Audit Committee, as it pertains to cybersecurity threats to the integrity of the Company’s financial systems and compliance with cybersecurity related disclosures, and the Sustainability and Risk Committee, as it pertains to cybersecurity as part of the Company’s enterprise risk, assist the Board in overseeing our cybersecurity risk exposures and the steps taken by management to monitor and mitigate these risks, and report to the Board. Our senior executives, including our Chief Information Security Officer (“CISO”), provide regular briefings to the full Board, the Audit Committee and the Sustainability and Risk Committee. These presentations cover technology trends, regulatory developments, legal issues, threat assessments, and ongoing security measures. The Board, the Audit Committee and the Sustainability and Risk Committee regularly discuss cybersecurity and information security risks with our senior executives. As part of our cybersecurity governance, we also utilize a Cybersecurity Steering Committee comprised of executive management, operational leaders, and cross-functional teams. Generally, this committee meets quarterly, or more frequently as appropriate, to review, assess and direct decisions related to cybersecurity and information systems matters.

Our cybersecurity program is led by our CISO, who reports to our Chief Information Officer (“CIO”). Our CISO monitors prevention, detection, mitigation, and remediation efforts through communication with experienced information security professionals and external consultants. Our CISO holds several certifications, including Certified Information Systems Security Professional (CISSP), Certified Ethical Hacker (CEH), FINRA Series 99, and Oracle Cloud Certified Professional (OCP). Our CISO and CIO regularly report directly to the Board, the Audit Committee, and the Sustainability and Risk Committee on our cybersecurity efforts and incident response procedures. In fiscal 2025, senior executives provided three briefings on cybersecurity and information security to the full Board, in addition to periodic briefings on specific cyber incidents.

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Oversight of Emerging Technologies

The Jacobs Board of Directors oversees risks and opportunities associated with emerging technologies, including artificial intelligence (AI), through its Sustainability and Risk Committee, which is responsible for the oversight of enterprise risk management. The Audit Committee provides additional oversight of technology-related risks in financial reporting and internal controls, while the Nominating and Corporate Governance Committee monitors evolving governance standards and regulatory developments.

Management regularly updates the Board and its committees on Jacobs’ AI strategy, risk assessments, and compliance efforts. In 2025, Jacobs formalized its internal AI Governance Framework, including guiding principles for responsible AI use, a cross-functional AI Governance Council, and targeted training programs. This approach reflects Jacobs’ commitment to ethical products and services innovation, transparency, and alignment with our purpose, values and Code of Conduct.

Board Leadership Structure

The Board’s current leadership is comprised of:

◾	Chair of the Board and CEO: Robert V. Pragada

◾	Lead Independent Director: Louis V. Pinkham

◾

Committee: Audit (Manny Fernandez, Chair), Sustainability and Risk (Julie A. Sloat, Chair), Human Resource and Compensation (Peter J. Robertson, Chair), and Nominating and Corporate Governance (Robert A. McNamara, Chair). The Chairs and all members of each Committee are independent.

In a process led by the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee, the Board evaluates the appointment and role of the Chair on an annual basis. The Board does not have a policy on whether the positions of Chief Executive Officer and Chair of the Board should be combined.

During fiscal 2025, the roles of Chief Executive Officer and Chair were combined, with Mr. Pragada serving as Chair of the Board and Chief Executive Officer. The Board has determined that having Mr. Pragada serve as Chair provides significant advantages to the Board and the Company, as it allows the Board to benefit from his knowledge of the Company’s business and market opportunities and risks and facilitates communications and relations with other members of senior leadership and clients. The Board also believes that having Mr. Pragada serve as Chair is advantageous to the Company when working with clients in certain areas of the world in which the title of Chair is significant.

Our Corporate Governance Guidelines provide that the Board will have a Lead Independent Director, to be designated by the Board from among the non-management directors, for as long as the positions of Chair and Chief Executive Officer are held by the same individual, or to the extent they are separate, and the Chair is not an independent director. Further, the Board believes that strong independent leadership is a critical aspect of effective corporate governance. Accordingly, during fiscal 2025, Mr. Louis V. Pinkham served as Lead Independent Director.

The Board believes that a Lead Independent Director provides independent leadership, oversight and benefits for the Company and the Board that would be provided by an independent Chair, including by working with the Human Resource and Compensation Committee and the Chair of the Nominating and Corporate Governance Committee to evaluate the performance and compensation of the Chair and Chief Executive Officer.

◾

Serving as the independent directors’ central point of communication with the Chair and Chief Executive Officer and working with the Chair and Chief Executive Officer to support appropriate compliance with Board policies;

◾	Proactively engaging with the Chair and Chief Executive Officer as a key advisor on emerging issues and alternative courses of action;

◾	Staying up-to-date about the organization and determining when an issue needs to be brought to the attention of the full Board or a committee;

◾

Presiding at meetings of the Board at which the Chair and Chief Executive Officer is not present, including executive sessions of the independent directors, and advising the Chair and Chief Executive Officer on decisions reached and suggestions made during any session where he or she is not present;

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◾

Reviewing and discussing the schedule of Board meetings and meeting agendas (including framing the issues for Board consideration and setting and approving the Board agenda) with the Chair and Chief Executive Officer from time to time as appropriate;

◾	Calling meetings of the independent directors;

◾

Working with the Nominating and Corporate Governance Committee, the Chair and Chief Executive Officer on the Board succession and refreshment process, including interviewing director candidates and making recommendations to the Nominating and Corporate Governance Committee and the Board;

◾	If requested by significant shareholders, being reasonably available for consultation and direct communication;

◾	Maintaining an effective and balanced Board dynamic and leading the evaluation of individual directors in consultation with the Chair of the Nominating and Corporate Governance Committee; and

◾	Meeting with various Company constituencies on behalf of the Board or the Company.

The Nominating and Corporate Governance Committee leads the process of the Board’s evaluation of the selection, role and term of the Lead Independent Director.

Board Composition

The Nominating and Corporate Governance Committee is responsible for the annual review, with the Board, of the appropriate skills and characteristics required of members in the context of the current make-up of the Board. This process enables the Nominating and Corporate Governance Committee to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the following factors:

Independence: The Board must be comprised of a majority of independent directors.

Relevant Skills and Experience: The assessment of skills and characteristics of Board members takes into account all skills and experience deemed relevant by the Nominating and Corporate Governance Committee, including those summarized in the Director Experience Matrix on page 7. The Nominating and Corporate Governance Committee also evaluates each candidate’s integrity, independence, leadership experience, judgment, knowledge, professional experience, background, availability and other relevant factors to develop an informed opinion of the candidate’s qualifications and ability and commitment to meeting the Board’s expectations for directors. For incumbent directors, past performance on the Board of Directors and its Committees is also taken into consideration. For new director candidates, the assessment also takes into account the ability and willingness of the director candidate to serve on the Board for a minimum of 5 to 7 years.

Different Viewpoints, Backgrounds, Experiences and Perspectives: The Board believes it should encompass individuals with a robust mix of viewpoints, backgrounds, experiences and perspectives. Recognizing that the overall composition of the Board is essential to the effective functioning of the Board, the Nominating and Corporate Governance Committee considers the mix of viewpoints, backgrounds, experiences, perspectives and other attributes in evaluating the composition of the Board and considering potential director candidates so as to achieve an appropriate mix of viewpoints, backgrounds, experiences and perspectives. In addition, the Company does not have age or tenure limits for directors, but instead evaluates the need for changes to Board composition based on an analysis of skills and experience necessary for the Company, as well as the results of director evaluations.

The Board of Directors and the Nominating and Corporate Governance Committee consider the backgrounds, qualifications and attributes of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs, to ensure that the Board as a whole possesses the requisite combination of skills and professional experience and a robust mix of viewpoints, backgrounds, experiences and perspectives.

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Independence of Directors

The Board of Directors has adopted the Board of Directors Guidelines for Determining the Independence of its Members, which are accessible by following the link to “Investors—Governance—Corporate Governance Documents” on the Company’s website at www.jacobs.com. The Board of Directors has affirmatively determined that, other than Mr. Pragada, each person who served as a member of the Board of Directors during fiscal 2025 and each director nominee is independent under Section 303A.02 of the New York Stock Exchange (the “NYSE”) listed company manual and the Company’s independence guidelines. Each member of each Committee of the Board is also independent (as defined by the applicable NYSE rules).

In addition, as further required by the NYSE’s listed company manual and the Company’s Independence Guidelines, the Board of Directors has made an affirmative determination that no material relationship exists between any independent director and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making this determination, the Board considered all relevant relationships, whether immaterial or material, between any director and the Company, as further described below.

Ms. Sloat previously served as the President, Chief Executive Officer and Chairman of the Board of American Electric Power Company Inc. (“AEP”). Select regulated electric utility subsidiaries of AEP have obtained transmission-related services from the Company. The payments made to the Company for these services in each of the past three fiscal years was substantially less than the greater of 2% of the consolidated gross revenues of AEP and $1 million.

After a review of the facts, using its business judgment, the Board of Directors determined that this relationship did not compromise the independence of Ms. Sloat.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the selection of director nominees to the Board. Once potential candidates are identified, including those candidates nominated by shareholders and/or identified by outside advisors or search firms, the Chair of the Nominating and Corporate Governance Committee, the Lead Independent Director and the Chair and CEO review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are then chosen and interviewed by other independent directors. Based on these interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election.

The Company’s Bylaws also provide for shareholder nominations of directors and a proxy access right for shareholders. Please see the requirements described below under “Shareholders’ Proposals” for additional information about these procedures. The Nominating and Corporate Governance Committee considers director candidates recommended by shareholders in accordance with these procedures in the same manner as it considers other candidates.

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Committees of the Board of Directors

The Board of Directors’ four standing committees are: the Audit Committee, the Sustainability and Risk Committee, the Human Resource and Compensation Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee. From time to time the Board forms special committees to provide oversight and approve specific matters.

Audit Committee

Members:*

◾  Manny Fernandez (Chair)

◾  Priya Abani

◾  Vice Admiral Mary Jackson

◾  Michael Collins

* Each member is independent and financially literate and qualifies as an audit committee financial expert

Primary responsibilities include monitoring and overseeing the:

◾

Integrity of the Company’s financial statements

◾

Independent auditor’s qualifications and independence

◾

Performance of the Company’s internal audit function and independent auditors

◾

Compliance by the Company with legal and regulatory requirements

◾

Controls and processes over material sustainability data reporting, including with respect to the Company’s key sustainability-related external disclosures and any related independent auditor or third-party assurance or verification

Meetings in Fiscal 2025: 4 Committee Member Attendance: 100%

Committee Charter: The Audit Committee’s current charter is available by following the links to “Investors—Governance—Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance—Availability of Documents.”

Sustainability and Risk Committee
Members:*(1) ◾ Julie A. Sloat (Chair) ◾ Manny Fernandez ◾ Robert A. McNamara ◾ Peter J. Robertson * Each member is independent

Primary responsibilities include reviewing and overseeing the Company’s:

◾

Overall sustainability strategy and overseeing the Company’s key sustainability initiatives and policies

◾

Key enterprise-wide sustainability metrics, targets, key performance indicators and related goals

◾

ERM strategy and its policies, procedures, and standards for identifying and managing Enterprise Risk

◾

Deployment of its ERM framework and risk measurement methodologies

Meetings in Fiscal 2025: 4 Committee Member Attendance: 94%

(1)

Mr. Peter Robertson’s term will expire on the date of the Annual Meeting, and he will not stand for re-election at the Annual Meeting. As such, effective as of the date of the Annual Meeting, Mr. Robertson will no longer serve as a member of the Sustainability & Risk Committee. It is also anticipated that, effective as of the date of the Annual Meeting, Mr. Collins will be added as a member of the Committee.

Committee Charter: The Sustainability and Risk Committee’s current charter is available by following the links to “Investors—Governance—Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance—Availability of Documents.”

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Human Resource and Compensation Committee
Members:*(1) ◾ Peter J. Robertson (Chair) ◾ Michael Collins ◾ Julie A. Sloat ◾ Georgette D. Kiser * Each member is independent.

Primary responsibilities include:

◾

Reviewing, recommending, and governing all compensation and benefits policies for executive officers

◾

Approving and overseeing policy and protocol involved in the granting of all equity compensation

◾

Overseeing the design and administration of the Company’s employee benefit plans

◾

Reviewing and recommending succession plans for executive officer positions, including the CEO

◾

Overseeing the adoption and administration of key human resources processes and programs

◾

Oversight of human capital management, including inclusion and belonging, and other matters delegated from the Sustainability & Risk Committee, including sustainability and/or risk related aspects of the Company’s annual incentive program, if any, and any related public disclosures

Meetings in Fiscal 2025: 5 Committee Member Attendance: 100%

(1)

Mr. Robertson’s term will expire on the date of the Annual Meeting, and he will not stand for re-election at the Annual Meeting. As such, effective as of the date of the Annual Meeting, Mr. Robertson will no longer serve as the Chair or a member of the Human Resource & Compensation Committee. It is also anticipated that, effective as of the date of the Annual Meeting, Mr. Collins will succeed Mr. Robertson as the Chair of the Committee.

Committee Charter: The Compensation Committee’s current charter is available by following the links to “Investors—Governance—Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance—Availability of Documents.”

Compensation Committee Interlocks and Insider Participation: During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a member of the Company’s Board of Directors or on the Compensation Committee.

Nominating and Corporate Governance Committee
Members:* ◾ Robert A. McNamara (Chair) ◾ Priya Abani ◾ Vice Admiral Mary Jackson ◾ Georgette D. Kiser * Each member is independent

Primary responsibilities include:

◾

Identifying for the Board of Directors qualified candidates to serve as directors of the Company

◾

Establishing and making recommendations to the Board regarding corporate governance policies, principles and guidelines

◾

Overseeing the Annual Self-Evaluation of the Board

◾

Establishing and recommending to the Board outside director compensation

◾

Overseeing the Company’s ethics and compliance programs

◾

Overseeing matters delegated from the Sustainability & Risk Committee

Meetings in Fiscal 2025: 4 Committee Member Attendance: 100%

Committee Charter: The Nominating and Corporate Governance Committee’s current charter is available by following the links to “Investors—Governance—Committee Composition” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance—Availability of Documents.”

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Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its shareholders.

The Board of Directors has approved Corporate Governance Guidelines for the Company, which are reviewed and updated on an annual basis. The Board also utilizes outside legal counsel to provide training and advice on governance matters. The Corporate Governance Guidelines are available by following the links to “Investors—Governance—Corporate Governance Documents” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance—Availability of Documents.” The Corporate Governance Guidelines address the following matters:

◾	The role of the Board to provide oversight, counseling and direction to the Company’s leadership in the interest of the Company and its shareholders

◾	Frequency of meetings of the Board (4-5 regular meetings per year)

◾	The requirement that the Board of Directors be comprised of a majority of independent directors

◾	Guidelines for evaluating and nominating director nominees, including relevant skills, experience qualifications, backgrounds and perspectives

◾	The requirement that the standing Committees of the Board of Directors be comprised entirely of independent directors

◾	The requirement that directors attend all regularly scheduled Board and Committee meetings in person or by videoconference unless required by illness or other extenuating circumstances

◾	Executive sessions of the Board of Directors wherein independent directors meet as a group without the presence of management directors

◾	Orientation for new directors and continuing education for Board members

◾	The selection, roles and responsibilities of the Chair and CEO and the Lead Independent Director

◾	The requirement that the performance of the Chair and CEO be evaluated annually and reviewed by the independent directors

◾	Succession planning

◾	Regular Board self-evaluations

◾	Other matters uniquely germane to the work and responsibilities of the Board of Directors

◾	Guidelines for determining director independence

◾	Director and executive officer stock ownership guidelines

◾	Conflicts of interests

◾	Majority voting in uncontested elections of directors

◾

Limitations on the number of public company boards on which independent directors may serve to four (including the Company’s Board), unless such independent director is also the CEO of another public company, in which case, such director may only serve on two public boards (including the Company’s Board)

◾	Committees of the Board, including assignment of directors to committees and appointment of committee chairs

Director Education

The Board recognizes the importance of director continuing education and is committed to provide such education to enhance both Board and Committee performance. Accordingly, as noted in the Company’s Corporate Governance Guidelines, the Company regularly provides the Board with education programs, presentations and briefings on topics relevant to the Company, its business and risk profile, including periodic educational sessions in connection with regular Board meetings. All directors are members of the National Association of Corporate Directors. In addition, each year the Board engages a third-party expert to host an educational program for members of the Board on matters relevant to the Company or relating to duties and responsibilities of directors. Directors are also encouraged to attend at least one outside educational program each year on any subjects pertaining to the directors’ responsibilities such as “directors’ colleges.” Additionally, newly elected directors must participate in the Company’s orientation program for new directors.

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Management Succession Planning and Development

The Board is committed to positioning Jacobs for further growth through ongoing talent management, succession planning and the deepening of our leadership bench strength. The Board has assigned to the Compensation Committee, as set forth in its charter, the responsibility to oversee the succession plans relating to the executive officers of the Company, including the CEO, and to recommend to the Board, with respect to succession planning, the selection of individuals for executive officer positions. Additionally, the Company’s Corporate Governance Guidelines require that the CEO report at least annually to the Compensation Committee and the Board on succession planning for the executive officers, other than CEO, and to make available, on a continuing basis, his or her recommendations concerning who is qualified to assume the role of CEO in the event the CEO becomes unable to perform his or her duties. Our emergency succession planning is intended to enable the Company to respond to unexpected position vacancies, including those resulting from a major catastrophe, natural disaster or other impactful event by continuing the Company’s safe and sound operation and minimizing potential disruption or loss of continuity to the Company’s business and operations.

Annual Board and Committee Evaluations

The Nominating and Corporate Governance Committee, together with the Lead Independent Director, coordinates regular Board performance evaluations. These evaluations are conducted through a combination of formal and informal processes, including the following, among others:

◾	The Board regularly conducts a self-evaluation of its performance.

◾

The Lead Independent Director and/or the Chair of the Nominating and Corporate Governance Committee periodically conduct one-on-one interviews with directors regarding Board effectiveness and performance and report the results back to the Nominating and Corporate Governance Committee.

◾	The full Board periodically receives updates on corporate governance best practices from an outside law firm.

◾	At the end of each regular Board meeting, the Board holds an executive session at which feedback on the meeting is provided to the Chair and Lead Independent Director.

◾

Annually, the Nominating and Corporate Governance Committee reviews the composition of the entire Board, including the backgrounds, skills and experience of the current directors, through the use of a skills matrix.

◾

At least annually, each Committee conducts a formal self-evaluation and reviews its charter with the assistance of outside legal counsel. The Chair of the Nominating and Corporate Governance Committee attends the self- evaluation sessions in order to incorporate feedback into the overall Board self-evaluation process.

◾

Feedback from these processes is communicated to the Chair of the Board, the Chair of the Nominating and Corporate Governance Committee, and the Lead Independent Director so that appropriate follow-up measures can be discussed, implemented, and monitored.

Attendance of the Board at Meetings

Overall director attendance at meetings of the Board and its Committees was 99% during fiscal 2025. Each individual director attended at least 75% of all meetings of the Board and all Committees on which they served during fiscal 2025. Board members are expected to attend annual meetings of shareholders. All of the members of our Board attended the 2025 Annual Meeting of Shareholders in person.

Code of Ethics

In addition to the Corporate Governance Guidelines, the Board of Directors has adopted the following other codes, guidelines and policies:

◾	Code of Business Conduct and Ethics for Members of the Board of Directors;

◾	Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

◾	Code of Conduct.

These documents, along with the Corporate Governance Guidelines, serve as the foundation for the Company’s system of corporate governance. They provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest and provide mechanisms for reporting violations of the Company’s policies and procedures.

30	| 2026 Proxy Statement

In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission (“SEC”) rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.jacobs.com.
Stock Ownership Guidelines
In an effort to more closely align the Company’s independent directors’ financial interests with those of our shareholders, the Board of Directors has established stock ownership guidelines for independent directors. Under these guidelines, the Company’s independent directors are expected to hold equity in the Company (taking into account the value of common stock owned, and outstanding restricted stock and restricted stock unit (“RSU”) awards held by the individual) valued at a minimum of five times their annual cash retainer within a reasonable time after initial appointment or election to the Board. Independent directors are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. As of the end of fiscal 2025, all independent directors who have served on the Board for at least 5 years exceeded these guidelines.
Similarly, the Company has established stock ownership guidelines for senior leadership. Under these guidelines, within three years (in the case of a promotion) or five years (in the case of a new hire) the Company’s senior leadership is expected to hold equity in the Company (taking into account the value of common stock owned, and outstanding RSU awards held by the individual, but excluding unvested performance share units or unexercised options) valued as follows:

Position	Multiple of Base Salary
Chair and Chief Executive Officer	6x
Chief Financial Officer	4x
Presidents and Chief Legal & Administrative Officer	3x
Other Senior Leadership (EVPs)	2x
Members of senior leadership are not required to purchase shares of common stock to reach the applicable threshold but are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. This restriction does not apply to the withholding of shares to satisfy tax withholding requirements. As of the Record Date, all named executive officers (“NEOs”) exceeded their respective guidelines, other than Mr. Nathamuni who joined the Company as Chief Financial Officer in June 2024. Any sales by directors and executives are subject to the Company’s insider trading policy, which requires sales during open trading windows to be precleared by the Company’s General Counsel and Chief Financial Officer.
Insider Trading Policy
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy to govern the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees, and all personnel identified as contract employees, independent contractors, agency workers, or anyone else with whom the Company or any subsidiary is in an employer-employee or principal-agent relationship, including any relative of a person to whom the policy applies and/or any entities influenced or controlled by such person, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended September 27, 2024.
Shareholder Engagement
Why We Engage
Understanding the issues that are important to our shareholders is critical to ensure that we address their interests in a meaningful and effective manner. It is also the foundation of good corporate governance. In that light, we engage with our shareholders on a regular basis throughout the year to discuss a range of topics, including our performance, strategy, risk management, executive compensation, corporate governance and sustainability.

2026 Proxy Statement |	31

We recognize the value of taking our shareholders’ views into account. Dialogue and engagement with our shareholders help set goals and expectations for our performance and facilitate identification of emerging issues that may affect our strategies, corporate governance, compensation practices, and other aspects of our operations.

When We Engage

 January - March

We hold our annual meeting, where our shareholders are asked to vote on election of directors, executive compensation, ratification of our auditors, and any other management or shareholder proposals.

Our Board and management review and discuss the voting results from our annual meeting and any shareholder feedback, which helps set the agenda for our annual shareholder engagement plan.

 April - June

We engage with shareholders to discuss a variety of topics including developments in our business and strategy, Board and corporate governance matters, executive compensation and the say on pay vote, inclusion and belonging, and sustainability matters.

Our Board and Committees consider shareholder feedback as part of their annual review of our corporate governance and compensation policies and practices.

 October - December

We update our shareholders on our business strategy and financial outlook. We draft and deliver our proxy statement to our shareholders to disclose and communicate our governance and compensation practices, elect directors and seek shareholder approval of certain matters.

We reach out to shareholders to discuss items up for vote, as needed.

 July - September

We update our compensation and corporate governance policies and practices, as needed.

Management and our Board consider the need for enhanced proxy and annual report content and disclosure based on shareholder feedback and in response to shareholder concerns.

Our Board reviews any shareholder proposals to be included in the proxy statement.

How We Engage

Our shareholder and investor outreach and engagement takes many forms. We participate in numerous investor conferences and analyst meetings, hold our own investor events, host quarterly earnings calls, and meet with one or more of our shareholders in a variety of contexts and forums. As part of our shareholder engagement program, members of our Board, including our Lead Independent Director, also participate in many of these meetings to discuss a range of matters, including executive compensation, corporate governance, and sustainability.

In addition, our Chair and Chief Executive Officer, Chief Financial Officer, Senior Vice President of Investor Relations and other senior management engage with our shareholders on a frequent basis, year-round, to discuss our strategy and our financial and business performance and to provide updates on key developments.

Topics of shareholder engagement in fiscal 2025 included corporate governance, capital deployment, executive compensation, sustainability-related matters, business performance, strategic priorities and goals, firm culture, risk management, succession planning, AI and climate risk.

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Shareholder Engagement in Fiscal 2025

300+

INVESTOR MEETINGS

Investor meetings conducted by management with shareholders and prospective investors, with a significant portion held virtually to support Jacobs’ sustainability objectives, including carbon footprint reduction.

10

CONFERENCES

Investor conferences attended including RBC Global Industrials, Bernstein Annual Strategic Decisions, Raymond James Institutional Investors Conference, Citi’s 2025 Global Industrial Tech and Mobility Conference, UBS Global Industrials and Transportation

100% ENGAGEMENT with actively-managed investors for our top 25 shareholders.

INVESTOR DAY 60+ EVENTS WITH OVER 100 INSTITUTIONS hosted following the announcement of our new strategy ‘Challenge Accepted’	180+ 1:1 AND SMALL-GROUP INVESTOR MEETINGS held by our CEO to discuss business performance, strategy and outlook	4 QUARTERLY CALLS Quarterly earnings calls hosted by our CEO and CFO

20+ NON-DEAL ROADSHOWS DAYS
100+ IN-PERSON MEETINGS Met with 130+ institutions across key financial centers globally

Topic Included

◾

Positioning in high-growth markets—life sciences, advanced manufacturing, water, infrastructure, data centers

◾

Client-focused differentiation through PA Consulting, global delivery, business cross-collaboration and end-to-end asset lifecycle solutions

◾

Al, digital innovation, and global delivery enhancing client value

Our Response to Shareholder Feedback

Shareholder feedback is delivered regularly to our Board and thoughtfully considered. Such feedback has led to modifications in our executive compensation programs, our corporate governance practices and our disclosures.

In connection with the Company’s 2024 annual meeting of shareholders, the Company received a shareholder proposal requesting that the Company amend its governing documents to eliminate any voting requirements that call for a greater than simple majority vote and replace them with a majority of votes cast standard. Although this shareholder proposal was not properly presented at the meeting and therefore did not go to a vote, the Board and the Nominating and Corporate Governance Committee nonetheless remained committed to undertaking a comprehensive review of the Company’s supermajority voting requirements and to recommend any appropriate changes at the next annual meeting of shareholders. In accordance with such commitment, the Board and the Nominating and Corporate Governance Committee, with the assistance of outside corporate governance experts, carefully evaluated the advantages and disadvantages of each of the supermajority

2026 Proxy Statement |	33

requirements contained in the Company’s governing documents, as well as other relevant considerations, including shareholder support for the shareholder proposal. As a result of this evaluation, the Board recommended, and the Company’s shareholders approved, certain amendments to the Charter to remove the supermajority voting requirements contained therein at the 2025 annual meeting of shareholders.

Contacting the Board of Directors

Generally — All communications required by law or regulation to be relayed to the Board of Directors are relayed promptly after receipt by the Company. Any communications received by the Company from shareholders that have not also been sent directly to the Board of Directors will be processed as follows: (1) if the shareholder specifically requests the communication be sent to the Board, the communication will then be promptly relayed to the Board and (2) if the shareholder does not request that the communication be sent to the Board of Directors, then the Company’s leadership will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

Contacting the Board of Directors — Any shareholder, employee or interested party who desires to communicate with the Board may do so by writing to The Board of Directors, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential.

Contacting the Independent Directors — Any shareholder, employee or interested party who desires to communicate with the Company’s independent directors may do so as follows:

◾	Confidentially or anonymously through the Company’s Integrity Hotline, +1 (844) 543-8351;

◾	By writing to Lead Independent Director, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential; or

◾	By sending an email to LeadIndependent.Director@Jacobs.com.

Contacting the Audit Committee — Any shareholder, employee or interested party may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior leadership or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

◾	Through the Company’s Integrity Hotline, +1 (844) 543-8351;

◾	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Solutions Inc., 1999 Bryan Street, Suite 3500, Dallas, Texas 75201, in an envelope marked confidential; or

◾	By sending an email to Audit.Committee@Jacobs.com.

Availability of Documents

The full text of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Members of the Board of Directors, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct, the Committee Charters, the Board of Directors Guidelines for Determining the Independence of its Members, and the other corporate governance materials described in this Proxy Statement are accessible by following the link to “Investors—Governance—Corporate Governance Documents” on the Company’s website at www.jacobs.com.

The Company will furnish without charge a copy of any of the foregoing documents to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Jacobs Solutions, Inc., 1999 Bryan Street, Suite 3500, Dallas Texas 75201, Attention: Corporate Secretary.

34	| 2026 Proxy Statement

Compensation of Directors

Compensation Philosophy

◾

Attract and retain highly qualified directors having an appropriate mix of backgrounds, skills and experience by offering compensation that is competitive with the Company’s peer group and the broader market of other similarly-sized companies.

◾

Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to comply with robust stock ownership guidelines and policies prohibiting hedging, shorting or pledging Company stock.

◾	Provide a compensation program that reflects individual director responsibilities and time commitments.

◾	Provide compensation that is simple and transparent.

Determination of Non-Employee Director Compensation

Each year, the Board determines non-employee director compensation based upon the recommendation of the Nominating and Corporate Governance Committee. In making a recommendation, the Nominating and Corporate Governance Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation benchmarking, as well as data for a broader market of similarly-sized companies, and input regarding market practices for director compensation from Farient Advisors, which is the same independent consultant that is retained by the Compensation Committee.

Components of Non-Employee Director Compensation

Compensation Component	Calendar Year 2024	Calendar Year 2025	Purpose

Cash Retainer	$125,000	$125,000	Provide a competitive cash retainer.

Lead Independent Director Additional Cash Retainer	$100,000	$100,000	Provide additional compensation that takes into account the increased responsibilities and time commitments of the Lead Independent Director.

Committee Chair Additional Cash Retainer	$25,000	$25,000	Provide additional compensation that takes into account the increased responsibilities and time commitments of the Chair of each of the Board’s standing Committees. Each Committee Chair also serves on the Sustainability & Risk Committee.

Special Meeting Fees (beginning with ninth meeting for the Board or a standing Committee, and the third meeting for any Special Committee, in each case during a rolling twelve-month period)	$2,000/meeting	$2,000/meeting	Provide compensation for periods of unusually high meeting activity.

Equity Grant (RSUs that vest on the earlier of 1 year after grant or the next annual shareholder meeting)	$190,000	$190,000

Align interests of directors with the long-term interests of the Company’s shareholders.

Directors restricted from selling shares until reaching stock ownership guidelines level (5x annual cash retainer).

Equity

For 2025, the Board set the annual equity value to be awarded to non-employee directors at approximately $190,000, and, accordingly, granted each non-employee director an award of 1,359 RSUs on January 25, 2025 (other than Mr. Collins and Ms. Jackson who received 1,732 RSUs and 1,717 RSUs, respectively, to account for the

2026 Proxy Statement |	35

pro rata portion of 2024 that they each served on the Board). Such grants were made pursuant to the Company’s 1999 Outside Director Stock Plan, as amended and restated (the 1999 Outside Director Plan). Each RSU grant vests upon the earlier of (1) the next annual shareholder meeting or (2) the 1-year anniversary of the grant date.

If the Company pays a cash dividend on its outstanding common stock, RSUs will be credited with cash dividend equivalent rights (Dividend Equivalents) paid to the applicable director upon the vesting of the RSUs and distribution of the underlying shares of common stock as described below in the section entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table” and “Grants of Plan Based Awards Table—Payment of Dividends and Dividend Equivalent Rights.” Each director also receives cash dividends with respect to each outstanding restricted stock award (RSA), if any, as and when paid to shareholders of common stock.

Additional Director Compensation for Periods of Unusually High Board or Committee Activity

The Board has adopted a policy under which non-employee directors may receive additional compensation for periods of unusually high Board or committee activity. The intention of this policy is to adequately compensate directors for additional services rendered during periods of unusually high activity and will not be paid for ordinary course of business responsibilities. The Corporate Governance Guidelines provide that there will be four to five regularly scheduled Board meetings per year, and the policy provides that, for each Board or committee meeting in excess of eight meetings for the Board or applicable standing committee during a rolling twelve-month period, the Company will pay an additional $2,000 special fee for each meeting to the non-employee directors in attendance. In the event the Board forms a special committee, the Company will pay the additional $2,000 special fee for each special committee meeting beginning in excess of two special committee meetings in a twelve-month period (unless the Board determines a different compensation arrangement is appropriate in light of the responsibilities with which the special committee is charged).

Special fees in the aggregate amount of $168,000 were earned by non-executive directors for additional meetings of the Board in fiscal 2025 pursuant to the policy described above.

Director Deferral Plan

Additionally, non-employee directors are eligible to participate in the Jacobs Director Deferral Plan, pursuant to which each director may defer all or a portion of such director’s cash retainer and/or RSUs.

Non-Employee Director Compensation During Fiscal 2025

The table below sets forth the compensation earned by each of the Company’s non-employee directors during fiscal 2025. Mr. Pragada did not receive compensation for his service as a director during fiscal 2025. The compensation paid to Mr. Pragada as an employee of the Company during fiscal 2025 is set forth in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)

Priya Abani	131,000	190,015	—	1,698	322,713

Diane M. Bryant (5)	—	—	—	—	—

Michael Collins	125,000	242,168	—	1,019	368,187

Manny Fernandez	156,000	190,015	—	—	346,015

Mary M. Jackson	125,000	240,071	—	1,019	366,090

Georgette D. Kiser	127,000	190,015	—	2,298	319,313

Robert A. McNamara	152,000	190,015	—	1,698	343,713

Louis V. Pinkham	300,000	190,015	—	—	490,015

Peter J. Robertson	152,000	190,015	—	1,698	343,713

Julie A. Sloat	225,000	190,015	—	—	415,015

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(1)

Represents director fees earned during fiscal 2025. Special meeting fees were earned by each non-employee director for additional meetings of the Board in fiscal 2025 in the amount of: P. Abani—$6,000; D. Bryant—$0; M. Collins—$0; M. Fernandez —$6,000; M. Jackson—$0; G. Kiser—$2,000; R. McNamara—$2,000; L. Pinkham—$75,000; P. Robertson—$2,000; and J. Sloat—$75,000.

(2)

Represents the grant date fair value of the RSU grants under the 1999 Outside Director Plan during fiscal 2025 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The grant date value for Mr. Collins and Vice Admiral Jackson includes a prorated amount for service from their appointment dates through December 31, 2024. The aggregate number of shares of RSUs outstanding at September 26, 2025, for each non-employee director was as follows: P. Abani—1,359; D. Bryant—0; M. Collins—1,732; M. Fernandez —9,200; M. Jackson—1,717; G. Kiser—4,221; R. McNamara—1,359; L. Pinkham—3,152; P. Robertson—12,934; and J. Sloat—3,152.

(3)	The Company has not granted options to non-employees since fiscal 2016.

(4)

Represents dividend equivalent payments on RSUs that vested during the fiscal year, except for Mr. Collins and Vice Admiral Jackson. For Mr. Collins and Vice Admiral Jackson, amounts represent the pro rata portion of the September 2024 retainer that was attributable to fiscal 2025. The amounts do not include accumulated dividend equivalent rights on outstanding RSUs, including vested and deferred awards, that have not yet been distributed to each non-employee director as follows: P. Abani—$3,030; D. Bryant—$0; M. Collins—$3,861; M. Fernandez—$39,326; M. Jackson—$3,828; G. Kiser—$18,192; R. McNamara—$3,030; L. Pinkham—$8,869; P. Robertson—$94,088; and J. Sloat—$8,869.

(5)	Ms. Bryant was appointed to the Board effective November 17, 2025. Accordingly, Ms. Bryant did not receive any compensation related to her service on the Board in fiscal 2025.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “estimates,” “intends,” and “will” and similar words are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those listed in Item 1A—Risk Factors in the Company’s 2025 Annual Report on Form 10-K. The Company does not undertake any obligation to release publicly any revisions or updates to any forward-looking statements.

2026 Proxy Statement |	37

What are You Voting on?

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future compensation decisions.

What is the Voting Requirement?

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution approving the Company’s executive compensation.

Compensation Committee Report

The Human Resource and Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board has approved that recommendation.

Peter J. Robertson, Chair Michael M. Collins Georgette Kiser Julie Sloat

2026 Proxy Statement |	39

Compensation Discussion and Analysis (CD&A)

Introduction

We operate with a pay-for-performance executive compensation philosophy in a challenging, highly competitive and rapidly evolving global environment. Our pay-for-performance philosophy is designed to attract and retain the world’s best talent throughout the company, including at our executive level. Our named executive officers (“NEOs”) serving as of the last day of the fiscal year ended September 26, 2025 were as follows:

Robert V. Pragada Chair and Chief Executive Officer	Venk Nathamuni Chief Financial Officer	Joanne E. Caruso Chief Legal and Administrative Officer	Patrick X. Hill President, Global Operations	Shannon Miller President, Strategy, Growth & Digital

Our Executive Compensation Philosophy

Our vision is to provide superior client value based on long-term relationships and favorable returns to our shareholders through profitable growth. The Compensation Committee adheres to a compensation program that drives this vision by attracting and retaining highly qualified employees and focusing them to drive value for our customers and shareholders. Accordingly, our executive compensation program:

◾	Provides executives with target total compensation that is competitive with the market;

◾

Rewards executives for superior annual Company performance through our Leadership Performance Plan (“LPP”), a short-term incentive program that places a substantial component of pay at risk, with specific target percentages assigned to each participant based on their role in the Company; and

◾	Aligns our executives’ interests with those of our shareholders through long-term equity-based awards.

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Overview of CD&A

We delivered strong fiscal 2025 results. We grew revenue organically mid-single digits year over year and meaningfully expanded our operating margin profile. Our synergistic expansion and record backlog has positioned us for continued profitable growth.

$12.0B REVENUE ↑ 4.6% y/y	$1.21B ADJ. EBITDA (1) ↑ 13.9% y/y	$6.12 ADJUSTED EPS (1) ↑ 15.9% y/y

Our executive compensation program is designed to support long-term value creation. Our program is designed to reward executives for positive Company financial results and other strategic initiatives and to align with shareholder interests by having a significant portion of compensation composed of equity-based long-term incentive awards. Pay levels for our executives reflect each executive’s role, responsibility, experience and individual performance and are set commensurate with market performance to attract and retain high quality talent and a strong leadership team.

We pay our NEOs in accordance with our pay for performance culture. Base salaries reflect each NEO’s role, responsibility, experience, individual performance and market conditions. Our short-term incentive plan reinforces our commitment to profitable growth and effective cash management using target percentages assigned to each NEO based on his or her respective role. Long-term equity incentives comprised the majority of the compensation for our NEOs in fiscal 2025, supporting our business objectives and performance-based culture. Long-term equity incentives were granted in fiscal 2025 at target levels, using a mix of performance stock units (PSUs) (60%) and restricted stock units (RSUs) (40%).

Our long-term incentive program includes long-term targets for all metrics. Our program is aligned with shareholder interests, emphasizing achievement of financial and strategic objectives over the long term. Starting with grants made in fiscal 2023, our long-term incentive program reflects three-year targets for PSUs granted under the plan. PSUs granted to select top executives, including all of our NEOs in fiscal 2025 also included an additional one-time target based on stock performance to be measured at the end of fiscal 2027 (the “Stock Price Multiplier”) that was designed to incentivize substantial value creation and stock appreciation following the completion of the CMS Separation Transaction (as hereinafter defined).

Our executive compensation program has an appropriate balance of governance and risk. Our program follows practices that promote good governance and serve the interests of our shareholders, with maximum payout caps for annual cash incentives and long-term performance awards and policies on clawbacks, anti-pledging, anti-hedging, insider trading and stock ownership. The Compensation Committee considers the advice of an independent compensation consultant, along with internal pay equity and the alignment of total pay opportunity with performance and market benchmarks. Per the assessment of our independent compensation consultant, our program does not encourage undue risk taking.

You should vote in favor of our Say-on Pay proposal because our executive compensation program helps drive our performance and long-term growth strategy. We believe that our executive compensation program plays a critical role in the progress towards our long-term strategic growth initiatives and helps drive our performance. Our program is designed to motivate our executives to deliver value to our customers and shareholders.

(1)	For more information, including reconciliations of our non-GAAP measures to the comparable GAAP measures, see Annex A to this Proxy Statement.

2026 Proxy Statement |	41

Fiscal 2025 Incentive Compensation Plan Changes

We recognize that incentive plans evolve over time and should respond to the changing needs and strategies of the Company. As further described below under the heading “The Compensation Decision Process,” the Compensation Committee conducts an annual comprehensive review, with the help of an independent compensation consultant, of the short term and long-term components of the Company’s incentive plans to confirm that our plans are competitive while also ensuring the plan design aligns with the strategic goals of the business. The changes made to our fiscal 2025 compensation plans are set forth below:

Short-Term Incentive Plan:

Change:	Rationale:

Assigned all participants to the same key Company-wide initiatives.	Provides a common focus and encourages collaboration and accountability for Company-wide results.

Updated performance metrics in the LPP to add Adjusted Net Revenue and removed DSO (days sales outstanding) and RPO (remaining performance obligations) metrics and specific target percentages. Moved cost efficiency goal (Adjusted EBITDA Margin %) from the Corporate Scorecard to a stand-alone performance metric.	Recognizes net revenue growth as a key focus of the Company’s forward-looking strategy and investor expectations and that DSO goals have been largely achieved. Adjusted EBITDA margin remains a critical measure for investors in the repositioning of the Company’s operating structure.

Rebalanced weightings of (i) Adjusted Operating Profit from 60% to 50% and (ii) Adjusted EBITDA Margin % from 5% to 20%. Adjusted Net Revenue included at 20% weighting.	Recognizes investor focus on margins and net revenue growth and the continued importance of operating profit as a principal indicator of the Company’s success.

Modified the “Corporate Scorecard” metric by adding a “Culture through Collaboration” metric, which is measured by billable hours at our global delivery centers.	Focuses on increasing global integrated delivery and emphasizes the importance of the Company’s culture of cross-functional collaboration.

Long-term Incentive Plan

Change:	Rationale:

Added a one-time Stock Price Multiplier to PSUs granted to select top executives, including all of our NEOs, based on a three-year stock performance target.	Incentivizes substantial value creation and stock appreciation following the CMS Separation Transaction.

Granted PSUs to employees at levels below executive management.	Focuses a broader group of employees on the Company’s long-term performance objectives

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Our Executive Compensation Program and Practices

The Compensation Committee believes that our executive compensation program is appropriately designed to advance the interests of our shareholders and other stakeholders. The key components and associated purposes of our compensation program are as follows:

Component	Purpose	Performance Metric and Description
Base Salary	Provides the security of a competitive fixed cash payment	Reviewed annually by the Compensation Committee and adjusted based on competitive market practices, experience and individual performance
LPP (Annual Bonus Plan)

Encourages superior performance and accountability by tying payouts to achievement of pre-established annual metrics and specific target percentages assigned to participants based on their role in the Company

Fiscal 2025 Metrics include:*

◾

Adjusted Operating Profit

◾

Adjusted Net Revenue

◾

Adjusted EBITDA Margin %

◾

Corporate Scorecard:

–  “Culture through Collaboration” Target (increasing global integrated delivery) – measured by billable hours at global delivery centers

–  Emissions Target – measured in metric tonnes of carbon dioxide equivalents (CO2e)

Awards typically pay in cash on an annual basis.

Performance-Based Restricted Stock Units (60% of the long-term equity award value)	Aligns interests of executives with long-term shareholder interests. Retains executives and motivates them to build shareholder value over the life of the grants

Awards vest and distribute after three years if performance targets are met.

Metrics used for all outstanding PSUs:

◾

3-year average Adjusted EPS (earnings per share)

◾

3-year average ROIC (return on invested capital)

Fiscal 2025 PSU awards to select top executives, including all of our NEOs, also include a one-time Stock Price Multiplier to incentivize substantial value creation and stock appreciation following the completion of the CMS Separation Transaction in fiscal 2024

Time-Based Restricted Stock Units (40% of the long-term equity award value)	Retains executives and motivates them to build shareholder value over the life of the grants	Awards vest ratably over four years. Ties management compensation directly to shareholder outcomes.

*	See page 50 for definitions of Adjusted Operating Profit, Adjusted Net Revenue and Adjusted EBITDA Margin %.

2026 Proxy Statement |	43

We remain committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders and other stakeholders. Below is a summary of best practices that we have implemented and practices that we avoid with respect to the compensation of our NEOs.

What We Do	What We Do Not Do

☑ Pay-for-Performance — A significant majority of our executives’ target compensation is at risk, including stock-based and/or performance-based compensation tied to pre-established performance goals aligned with our short- and long-term objectives.

☑ Compensation Recoupment Policies — In accordance with SEC and NYSE rules, we have adopted a clawback policy that requires the Company to recover erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. We also have an additional clawback policy for select top executives, including all of our NEOs, that applies in the event of such executive’s violation of restrictive covenants or other misconduct. These policies are further described under “Clawback Policies” below.

☑ Stock Ownership Guidelines — Our Board has established robust stock ownership guidelines applicable to our Board members and executives as described under “Stock Ownership Guidelines” below.

☑ Thorough Compensation Benchmarking — The Compensation Committee reviews publicly available information and compensation survey data to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at peer companies as described under “Assessing Compensation Competitiveness” below.

☑ Independent Compensation Consultant — The Compensation Committee benefits from its use of an independent compensation consulting firm to review and provide recommendations concerning the Company’s executive compensation programs and advise the Nominating and Corporate Governance Committee on non-employee director compensation. The consultant provides no other services to the Company except as it may relate to performing such services.

☑ Annual Pay-for-Performance and Risk Review — With the help of its independent compensation consultant, the Compensation Committee analyzes the alignment of realizable pay and performance on an annual basis to ensure that our incentive programs are working as intended and do not encourage excessive risk-taking.

☑ Vesting Conditions on Dividend Equivalents — We impose the same vesting conditions on dividend equivalents as on the underlying RSUs.

☒ No Tax Gross-Ups — We do not have tax reimbursements or gross-ups on severance payments. See “Other Benefits—Perquisites” below.

☒ No Pension Plans or Special Retirement Programs for Executive Officers — We do not have a special defined benefit pension plan or supplemental retirement plan for executive officers.

☒ No Excessive Perquisites — We do not offer excessive executive perquisites such as personal use of airplanes at the Company’s expense, Company-provided automobiles or auto allowances (except for expatriates) or payment of club dues.

☒ No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls of our stock. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

☒ No Hedging — Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

☒ No Use of Jacobs Stock as Collateral for Margin Loans — Board members and executive officers are prohibited from using our stock as collateral for any margin loan. See “Insider Trading and Policy on Hedging or Pledging of Stock” below.

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The Compensation Decision Process

The Compensation Committee may, from time to time, directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In fiscal 2025, the Compensation Committee engaged the services of Farient Advisors (the “Independent Consultant”), a global executive compensation consulting firm, to review and provide recommendations concerning all components of the Company’s executive compensation programs. The Independent Consultant performs services on behalf of the Compensation Committee and has no relationship with the Company or its executives except as it may relate to performing such services. The Independent Consultant also advises the Nominating and Corporate Governance Committee on non-employee director compensation. The Compensation Committee has assessed the independence of the Independent Consultant pursuant to the rules of the SEC and the NYSE and concluded that the Independent Consultant is independent, and no conflict of interest exists with respect to the services provided by the Independent Consultant to the Compensation Committee.

During fiscal 2025, the CEO and other members of our senior executive team worked with the Compensation Committee to help ensure that our executive compensation programs are competitive, ethical, and aligned with the Company’s values. For fiscal 2025, compensation decisions for the NEOs (other than our Chair and CEO) were made by the Compensation Committee after consultation with the CEO, and compensation decisions with respect to our Chair and CEO were approved by the full Board upon recommendation from the Compensation Committee.

At the 2025 Annual Meeting, approximately 97% of our shareholders approved of our executive compensation program by voting in favor of our “say-on-pay” proposal.

Assessing Compensation Competitiveness

The Compensation Committee, with the help of the Independent Consultant, regularly updates, and uses a peer group and compensation survey data to benchmark the Company’s compensation program. For fiscal 2025, as part of its annual review, the Compensation Committee determined that the peer group should be comprised of (1) companies from a range of industries, including professional services, environmental and facilities services, technology, and construction and engineering that are competitive with the Company for business and executive management talent or (2) companies that provide IT consulting or technical services to government and large commercial clients. For fiscal 2025, the Company’s peers are generally within one-quarter to six times the size of the Company in terms of revenue and market capitalization.

Similar to prior years, to assess compensation competitiveness, the Independent Consultant utilized comparative data disclosed in publicly available proxy statements, other documents filed with the SEC, and data from a comprehensive database of pay survey information.

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The following chart shows our fiscal 2025 industry peer group, including relevant size and performance data to illustrate the Company’s relative position.

Market Capitalization as of 9/26/2025		Revenue (Most Recently Available Four Quarters)
Company	($MMs)	Company	($MMS)
ACCENTURE PLC	149,010	ACCENTURE PLC	69,673
COGNIZANT TECHNOLOGY SOLUTIONS CORP.	32,713	COGNIIZANT TECHNOLOGY SOLUTIONS CORP.	20,486
WSP GLOBAL INC.	25,399	LEIDOS HOLDINGS, INC.	17,053
LEIDOS HOLDINGS, INC.	23,722	FLUOR	16,314
CGI INC.	19,449	AECOM	16,075
JACOBS	17,675	KYNDRYL HOLDINGS INC.	15,061
AECOM	17,120	WSP GLOBAL	12,580
STANTEC INC.	12,109	DXC TECHNOLOGY COMPANY	12,794
ATKINSRÉALIS GROUP INC.	11,739	JACOBS	11,835
TETRA TECH INC.	8,758	CGI INC.	11,157
PARSONS CORP.	8,699	KBR	8,076
EPAM SYSTEMS INC.	8,457	ATKINSRÉALIS GROUP INC.	7,386
FLUOR CORP.	6,817	PARSONS CORP.	6,683
KYNDRYL HOLDINGS INC.	6,807	EPAM SYSTEMS INC	5,071
KBR, INC.	6,101	TETRA TECH INC.	4,599
FTI CONSULTING INC.	5,226	STANTEC INC.	4,412
DXC TECHNOLOGY COMPANY	2,508	FTI CONSULTING INC.	3,663
75th Percentile	19,449	75th Percentile	16,074
Median	11,739	Median	11,835
25th Percentile	6,817	25th Percentile	6,683
Jacobs Percentile*	71%	Jacobs Percentile*	53%

* Percentile rank calculation includes Jacobs.

Source: Bloomberg

Mkt Cap Date: 9/26/2025

For fiscal 2025, as part of its annual peer group review, the Compensation Committee, in consultation with the Independent Consultant, determined to modify the peer group in light of the changes to the Company’s business model following the completion of the spin-off of our Critical Mission Solutions (“CMS”) and Cyber & Intelligence (“C&I”) government services businesses, which was subsequently merged (the “CMS Separation Transaction”) with Amentum Parent Holdings LLC, forming an independent, publicly traded company called Amentum Holdings, Inc. (NYSE: AMTM) (“Amentum”). Accordingly, for fiscal 2025, the Company added Kyndryl Holdings, Inc., CGI Inc., EPAM Systems, Inc., Tetra Tech, Inc., Stantec Inc. and FTI Consulting, Inc. to its peer group and removed General Dynamics Corporation, Northrop Grumman Corporation, L3Harris Technologies, Inc., Textron Inc., Booz Allen Hamilton Holding Corporation and CACI International Inc. The fiscal 2025 peer group continues to be relevant for our go-forward business profile, and therefore no changes were made for fiscal 2026.

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Compensation Elements

During fiscal 2025, the Compensation Committee utilized findings by the Independent Consultant to determine that the Company’s executive compensation program continued to be both reasonable, in relation to competitive pay levels, and appropriate in supporting the Company’s business objectives and a positive performance-based culture. As reflected in the charts below, variable/at risk compensation represents the majority of the total target direct compensation of our CEO and other NEOs.

Total target direct compensation refers to base salary, short-term incentive compensation (measured at target for the fiscal year) and long-term equity incentive compensation based on grant date fair values (measured at target for PSUs). In determining an executive’s overall compensation, the Compensation Committee considers the absolute and relative value of each compensation component and the overall mix. As with prior years, the Compensation Committee allocated the annual long-term incentive awards for the NEOs with 60% of the value as PSUs and 40% of the value as RSUs in accordance with our philosophy to emphasize pay for performance.

In determining the amount of each component of compensation, the Compensation Committee also considers the fact that the Company provides limited perquisites. This stems from the Compensation Committee’s belief that focusing on the three core elements of compensation (base salary and short- and long-term incentive compensation) results in a transparent and easier-to-administer pay system that is consistent with the Company’s pay for performance culture. For example, the Company’s currently available retirement program in the U.S. consists solely of a tax-qualified 401(k) plan with matching contributions and a non-qualified deferred compensation plan that provides non-enhanced market returns. Perquisites are generally limited to financial planning and annual health assessments.

Base Salary

After considering proxy data from our peer group and other market survey information, including information provided by the Independent Consultant, in November 2024, the Compensation Committee adjusted the base salary for certain of our NEOs for fiscal 2025.

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The following table sets forth the base salaries of our NEOs for fiscal 2024 and fiscal 2025.

Named Executive Officer	Fiscal 2024 Base Salary ($)	Fiscal 2025 Base Salary ($)	Percentage Increase (%)
Robert V. Pragada	1,350,000	1,350,000	0.0
Venk Nathamuni	625,000	675,000	8.0
Joanne E. Caruso	725,000	740,000	2.1
Patrick X. Hill (1)	676,776	679,381	0.004
Shannon Miller	500,000	550,000	10.0

(1)

Mr. Hill’s base salary amounts have been converted into USD, which show a smaller percentage increase in base salary than the approved percentage increase due to the exchange rate conversion. Mr. Hill’s base salary increased from 999,965 AUD in fiscal 2024 to 1,032,965 AUD in fiscal 2025, a 3.3% increase in AUD. The Fiscal 2025 Base Salary amounts reported in this table for Mr. Hill have been converted from AUD to USD using the actual average exchange rate in September 2025 (1 AUD = 0.6577 USD).

Short-Term Incentives

The LPP continues to reinforce our commitment to profitable growth and effective cash management using specific target percentages assigned to each participant based on his or her respective role in the organization. As described below, the LPP provides incentive payouts to eligible employees based on the level of achievement of certain Company-wide target goals and the results of the Corporate Scorecard.

For fiscal 2025, select officers and leaders of the Company, including the NEOs, were eligible to participate in the LPP. As shown in the following chart, an employee’s target LPP award is calculated by multiplying (1) the NEO’s annual base salary as of July 1 of the applicable fiscal year, by (2) the NEO’s target bonus percentage. The NEO’s actual LPP award amount is calculated by multiplying (1) the NEO’s target LPP award by (2) the corporate performance achievement factor, which includes the results of the Corporate Scorecard.

Fiscal 2025 LPP targets were unchanged from fiscal 2024 for all NEOs. We believe the plan metrics and targets tie the executive’s compensation to Company performance and reflect market practice.

	Annual Incentive Target as a % of Base Salary
Named Executive Officer	Fiscal 2024 (%)	Fiscal 2025 (%)
Robert V. Pragada	150	150
Venk Nathamuni	100	100
Joanne E. Caruso	110	110
Patrick Hill	100	100
Shannon Miller	100	100

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Fiscal 2025– Corporate Performance Achievement Factor Results

Each year, the Company establishes target percentages for each participant based on his or her role in the Company. All NEO bonus opportunities for fiscal 2025 were tied entirely to Company-wide metrics and the results of the Company’s Corporate Scorecard. The fiscal 2025 performance achievement factor results are reflected in the tables below.

Performance Metrics	2025 Actual Results	Performance Levels			2025 Actual Performance Level Achievement (1) (% of Payout)	Relative Weighting (%)	2025 Actual Performance Achievement (% of Target)
		Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)

Adj. Operating Profit	$1,202.9M	$1,051.0M	$1,168.0M	$1,285.0M	129.8%	50%	64.9%

Adj. Net Revenue	$8,728.0M	$8,661.0M	$8,837.0M	$9,014.0M	53.6%	20%	10.7%

Adj. EBITDA Margin %	13.9%	13.3%	13.8%	14.3%	115.4%	20%	23.1%

Culture Through Collaboration Target (2)	5.583M	5.616M	6.287M	6.958M	0.0%	5%	0.0%

Emissions Target – CO2e (2)	52,841	50,000	47,500	42,750	0.0%	5%	0.0%

Total						100%	98.7%

(1)	Actual performance level achievement is calculated by linear interpolation between approved performance levels to determine the payout percentages.
(2)	See page 51 for more information about the Corporate Scorecard.

Fiscal 2025 LPP Payout

For fiscal 2025, the Compensation Committee established the minimum, target and maximum performance levels under the LPP for each NEO in November 2024, based on the following metrics:

◾	Adjusted Operating Profit;

◾	Adjusted Net Revenue;

◾	Adjusted EBITDA Margin %; and

◾	Corporate Scorecard:

–	Culture through Collaboration Target (increasing global integrated delivery) – measured by billable hours at global delivery centers
–	Emissions Target (CO2e) – measured in metric tonnes of CO2e

In reviewing the performance levels under the LPP, the Compensation Committee considered and approved an adjustment to remove the fiscal 2025 impact of an accrual relating to an ongoing legal matter due to the fact that the matter relates to operations in previous fiscal periods and was not included when the LPP targets were established at the beginning of fiscal 2025. This adjustment resulted in the total performance achievement increasing from 82.8% to 98.7%. The Compensation Committee determined that the incremental payout under the LPP as a result of this adjustment would be paid in the form of RSUs with a one-year vesting period, rather than in cash. Such amounts are reflected as “2025 Value of Special RSU Award” in the table below.

Approximately 10% of LPP participants who had previously elected to defer amounts under the LPP pursuant to the Company’s Executive Deferral Plan (“EDP”) (which did not include any of the NEOs) were not awarded time-based RSUs, due to certain challenges presented by the nature of the EDP, including concerns with compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

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Fiscal 2025 NEO LPP Awards

As noted in the table below, the fiscal 2025 Total Achievement Factor for the LPP was determined to be 98.7% of target for all of the NEOs. The calculation of target LPP awards and actual LPP awards, including the cash payout component and the value of the special RSU awards, for each individual NEO for fiscal 2025 is shown below.

Named Executive Officer	Base Salary ($)	Target %	2025 Target Award (1) ($)	Performance Achievement Factor (% of Target)	2025 Final LPP Award (1) ($)	2025 Cash Payout under LPP ($)	2025 Value of Special RSU Award (2) ($)
Robert V. Pragada	1,350,000	150.0	2,025,000	98.7	1,998,691	1,676,595	322,095
Venk Nathamuni	675,000	100.0	675,000	98.7	666,230	558,865	107,365
Joanne E. Caruso	740,000	110.0	814,000	98.7	830,424	673,950	129,474
Patrick Hill (3)	679,381	100.0	679,381	98.7	670,553	562,492	108,062
Shannon Miller	550,000	100.0	550,000	98.7	542,854	455,371	87,483

(1)	The calculation of the 2025 Final LPP Award may result in slight differences due to rounding of the Performance Achievement Factor.

(2)	Value reflects approximately 16% of the fiscal 2025 LPP award, granted in the form of time-based RSUs on December 1, 2025, with a one-year cliff vesting schedule.

(3)	The amounts reported in this table for Mr. Hill have been converted from AUD to USD using the actual average exchange rate in September 2025 (1 AUD = 0. 6577 USD).

For purposes of calculating the payouts for the 2025 LPP awards:

◾

Adjusted Operating Profit means gross profit less selling, general and administrative expenses (SG&A) of the Company’s performance unit perimeter before the impact of discontinued operations accounting adjustments, as adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets, and exclusion of amortization of purchased intangibles. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments may include, without limitation: (1) charges for restructurings; (2) gains or losses on the disposal of a segment of the business or in connection with discontinued operations; (3) charges for the impairment of goodwill or other long-lived assets; (4) gains / losses on the sale of assets; (5) major litigation settlements and/or other judgments; (6) the effects of changes in accounting principles, laws or regulations affecting reported results; and (7) costs and expenses relating to acquisitions, including integration, divestments and/or strategic investments.

◾

Adjusted Net Revenue is calculated by adjusting revenue from continuing operations to exclude amounts the Company bills to clients on projects where the Company is procuring subcontract labor or third-party materials and equipment on behalf of the client (referred to as “pass throughs”). These amounts are considered pass-through costs because the Company receives no or only a minimal mark-up associated with the billed amounts.

◾

Adjusted EBITDA Margin % is a measure of cost efficiency and is calculated as the (adjusted net earnings of the entity’s performance unit perimeter before the impact of discontinued operations accounting adjustments, less net interest expense, less taxes, and less depreciation/amortization expense) divided by adjusted net revenue (gross revenue net of pass-through costs). All financial statement line items mentioned above may be adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets, and exclusion of amortization of purchased intangibles. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments may include, without limitation: (1) charges for restructurings; (2) gains or losses on the disposal of a segment of the business or in connection with discontinued operations; (3) charges for the impairment of goodwill or other long-lived assets; (4) gains / losses on the sale of assets; (5) major litigation settlements and/or other judgments; (6) the effects of changes in accounting principles, laws or regulations affecting reported results; and (7) costs and expenses relating to acquisitions, including integration, divestments and/or strategic investments.

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◾	Corporate Scorecard:

–	Culture through Collaboration Target: measured by billable hours at our global integrated delivery centers.

–	Emissions Target (CO2e): measured in metric tonnes of CO2e.

Equity-Based Compensation

The Compensation Committee believes that long-term equity incentives should comprise the majority of compensation for the Company’s senior leadership, including the NEOs. The Compensation Committee considers alignment with shareholder and other stakeholder interests and overall competitiveness in determining grant values to each executive. Other than off-cycle awards for new hires, promotions or retention grants, the Compensation Committee generally awards equity incentives to NEOs and senior leadership in November of each fiscal year.

To determine the dollar value of awards to be granted to the NEOs, the Compensation Committee received recommendations from the Chair and CEO with respect to equity incentives for executive officers other than himself. These recommendations were provided alongside market ranges developed by the Independent Consultant to provide recommendations in a market context. Determination of annual award values for fiscal 2025 also took into account the individual’s and the Company’s overall performance in fiscal 2024. The Compensation Committee recommended grants for the Chair and CEO as part of his overall pay package that was approved by the Board.

In fiscal 2025, the annual equity-based compensation for our NEOs consisted of the following awards:

Forms of 2025 Long-Term Incentive Grants	Weight	Performance Metrics and Vesting Period

PSUs	60%	Performance Metrics: ◾ 50% to vest based upon Adjusted EPS growth over 3-year period ◾ 50% to vest based upon ROIC over 3-year period ◾ A one-time Stock Price Multiplier, as described below

RSUs	40%	25% annual vesting over 4-year period

All PSU awards granted to select top executives, including all of our NEOs, in fiscal 2025 also include a one-time Stock Price Multiplier to incentivize substantial value creation and stock appreciation following the completion of the CMS Separation Transaction in fiscal 2024. The Stock Price Multiplier applies an additive award of up to 100% of target for the Company’s stock price reaching a 20-day average as of September 30, 2027 of between $200 and $300. The payout will be based on a linear interpolation for performance between the stock prices.

A summary of the equity awards granted in fiscal 2025 to our NEOs is provided below:

Named Executive Officer	Grant Date	Reason for Grant	Target PSUs Awarded (1) (#)	Target PSU Value Awarded (2) ($)	RSUs Awarded (2) (#)	RSU Value Awarded (2) ($)	Total Value of All Awards (2) ($)
Robert V. Pragada	11/13/24	Annual Grant	38,192	7,170,166	25,460	3,799,905	10,970,071
Venk Nathamuni	11/13/24	Annual Grant	8,040	1,509,430	5,361	800,129	2,309,559
Joanne E. Caruso	11/13/24	Annual Grant	7,236	1,358,487	4,825	720,131	2,078,618
Patrick X. Hill	11/13/24	Annual Grant	7,236	1,358,487	4,825	720,131	2,078,618
Shannon Miller	11/13/24	Annual Grant	4,422	830,186	2,949	440,138	1,270,324

(1)	Represents the target payout shares as described under “Executive Compensation—2025 Grants of Plan Based Awards” below. Fiscal 2025 PSUs can payout from 0-300% of target.

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(2)

Represents the grant date fair value of PSUs (assuming target level of shares) and RSUs under the Company’s Stock Incentive Plan, as amended (the “Stock Incentive Plan”) computed in accordance with FASB ASC Topic 718. The grant date fair value per share for the December 1, 2025 awards was $132.84. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2025 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “Narrative Disclosure to Summary Compensation Table—Payment of Dividends and Dividend Equivalent Rights” and “Dividend Equivalent Rights” below for more information regarding dividend equivalents. Amounts reported in this column represent the value of the annual grant and new hire grant, as applicable.

Fiscal 2025 Equity Awards

PSU Awards

Fiscal 2025 PSU awards will vest, following a 3-year performance period (starting on the first day of fiscal 2025 and ending on the last day of fiscal 2027), based on achievement of the following performance metrics:

◾	50% of the PSUs will vest based on the Company’s level of achievement of a specified average Adjusted EPS goal over a 3-year performance period (the “EPS Based PSU Awards”)

◾	50% of the PSUs will vest based on the Company’s level of achievement of a specified average ROIC goal over the same 3-year performance period (the “ROIC Based PSU Awards”)

◾	A one-time Stock Price Multiplier, as described above

The payout is determined by linear interpolation for performance achievement between the approved ranges for each year of the 3-year performance period.

The Company believes that the combination of Adjusted EPS and ROIC provides accountability for both operating and capital efficiency and encourages trade-offs between the two metrics in favor of overall value creation.

EPS Based PSU Awards: The Compensation Committee believes that Adjusted EPS is a key indicator of a company’s performance for shareholders. It is the predominant metric used in performance-based equity awards of the Company’s peers and its use is intended to maintain the focus on profitability, growth, and financial discipline, while aligning the interests of the Company’s senior executives with the long-term interests of shareholders.

For awards made in fiscal 2023, 2024 and 2025, the number of EPS Based PSU Awards that will vest (and the corresponding number of shares that will be issued) is based on the Company’s average adjusted EPS measured at the end of the 3-year performance period. Also, in the case of the awards made in fiscal 2025, the results of the Stock Price Multiplier will determine if any additional shares will be issued. For grants made in fiscal 2022 and in prior years, the Company’s average Adjusted EPS is measured at the end of each fiscal year and amounts are locked in annually but are not distributed until after the 3-year performance period.

For purposes of calculating the payouts for the EPS Based PSU awards:

◾	“Adjusted EPS” for any fiscal period is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period.

◾

“Adjusted Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (A) as may be adjusted to eliminate the effects of (1) costs associated with restructuring and integration activities; and (2) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has determined are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance (for these purposes, such events or transactions could include: (1) settlements of claims and litigation, (2) disposals of operations including a disposition of a significant amount of the Company’s assets, (3) losses on sales of investments, (4) changes in laws and/or regulations, and (5) natural disasters, epidemics, pandemics or other acts of God; (C) exclusion of amortization of purchased intangibles and (D) normalized to a set effective tax rate as described in each grant’s issuance, such that fluctuations in actual effective tax rate are neither favorable nor unfavorable to performance.

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◾

The “EPS Performance Multiplier” is determined by straight line interpolation between established minimum, target and maximum goals, based upon the Company’s Adjusted EPS as measured against the indicated fiscal periods. The Compensation Committee set these metrics based on the Company’s business plan at the time of grant.

ROIC Based PSU Awards: The Compensation Committee believes that ROIC is an effective means of linking executive compensation to value creation that holds leaders accountable for the efficient use of capital and has used this performance metric for awards since fiscal 2017.

For grants made in fiscal 2023, 2024 and 2025, the number of ROIC Based PSU Awards that will vest (and the corresponding number of shares to be issued) is based on the Company’s average adjusted ROIC measured at the end of the 3-year performance period. Also, in the case of the awards made in fiscal 2025, the results of the Stock Price Multiplier will determine if any additional shares will be issued. For grants made in fiscal 2022 and in prior years, the Company’s average adjusted ROIC is measured at the end of each fiscal year and amounts are locked in annually but are not distributed until after the 3-year performance period.

For purposes of calculating the payouts for the ROIC Based PSU awards:

◾

“Return on Invested Capital,” or ROIC, is computed by dividing Adjusted Net Earnings by the average of beginning and ending invested capital during the period, and where invested capital is the sum of equity plus long-term debt less cash and cash equivalents.

◾

The “ROIC Performance Multiplier” is determined by straight line interpolation between established minimum, target and maximum goals, based upon the average Company’s ROIC over the relevant fiscal periods. The Compensation Committee set these metrics based on the Company’s business plan at the time of grant.

RSU Awards

Vesting of RSU Awards. The annual RSU grants awarded to our NEOs on November 13, 2024 vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to the NEO’s continuous employment through each such vesting date other than in the case of death, disability or a qualified termination event, in which case, vesting will accelerate, or as otherwise provided in the Executive Severance Plan described below.

Dividend Equivalent Rights. All RSU awards are entitled to accumulated dividend equivalent rights that are subject to the same vesting, payment and other terms and conditions as the underlying award to which the dividend equivalent relates. The crediting of dividend equivalents is intended to treat the equity award holders consistently with shareholders and preserve the equity-based incentives intended by the Company when the awards were granted. The dividend equivalents pay in cash upon the vesting and settlement of the underlying RSUs and are forfeited if the underlying RSUs are forfeited.

In May 2025, Jacobs’ shareholders also received a special in-kind dividend of a portion of a share of Amentum common stock (or cash in lieu of fractional shares) for each share of Jacobs common stock held as of the close of business on the record date. Accordingly, holders of outstanding RSUs as of the record date received a special dividend equivalent right per RSU that will accrue and be paid in cash if and when the underlying RSUs vest and are distributed.

Treatment of Outstanding Equity Awards in Connection with the CMS Separation Transaction

In connection with the CMS Separation Transaction (which was completed on the last day of our fiscal 2024 year), the Compensation Committee recognized the need for certain of our compensation programs to be appropriately modified to take such transaction into account. As a result, the Compensation Committee determined to adjust the equity awards held by employees who remained with Jacobs in order to preserve the intrinsic value of such awards.

Long-Term Incentive Plan Metrics and Performance Attainment – PSUs with Performance Periods Ending in Fiscal 2025

All of our NEOs, except for Mr. Nathamuni, served as executive officers of the Company in fiscal 2022 and received grants of PSUs at that time. The 2022 PSUs awards were based on a 3-year performance period. The

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performance metrics associated with these PSUs, as well as weighting and the associated performance period are shown below:

Performance Metric	Weighting	Performance Period

3-Year Average EPS	50%	Beginning on the first day of fiscal 2022 and ending on the last day of fiscal 2024

3-Year Average ROIC	50%	Beginning on the first day of fiscal 2022 and ending on the last day of fiscal 2024

2022 EPS Based PSU Awards

The 2022 EPS Based PSU awards were tied to average Annual Adjusted EPS over a 3-year performance period:

◾	The performance period began in Q1 2022 and ended Q4 2024

◾	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

–	1/3 of the 2022 EPS Based PSUs were based on the Annual Adjusted EPS in fiscal 2022
–	2/3 of the 2022 EPS Based PSUs were based on the average Annual Adjusted EPS from fiscal 2022 to fiscal 2023
–	The final determination as to shares to be distributed pursuant to the 2022 EPS Based PSUs was based on the average Annual Adjusted EPS from fiscal 2022 to fiscal 2024

The first two years of the 2022 EPS Based PSU awards performance period are considered a “lock-in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on average Adjusted EPS during that period. The EPS Performance Multiplier was determined by linear interpolation for results between the approved ranges for each year.

Annual Adj. EPS Fiscal Year 2022	EPS Performance Multiplier

Less than $5.92	0%

$5.92	25%

$7.00	100%

$8.07	200%

Annual Adj. EPS Fiscal Year 2022-2023	EPS Performance Multiplier

Less than $6.25	0%

$6.25	25%

$7.38	100%

$8.51	200%

54	| 2026 Proxy Statement

Annual Adj. EPS Fiscal Year 2022-2024	EPS Performance Multiplier

Less than $6.60	0%

$6.60	25%

$7.79	100%

$8.99	200%

	FY 2022	FY 2023	FY 2024
Net Earnings to Jacobs	$875,512	$898,143	$985,646
Shares Outstanding	129,444	127,214	125,881
Adjusted EPS	$6.76	$7.06	$7.83
Average Adjusted EPS	$6.76	$6.91	$7.22

The following chart summarizes the Company’s average Adjusted EPS during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	Adj. EPS	Average Annual Adj. EPS	Approved Range			EPS Performance Multiplier	Lock-In PSUs
				Min	Target	Max

Baseline Earnings	FY21	$6.19

Year 1	FY22	$6.76	$6.76	$5.92	$7.00	$8.07	83%	28%

Year 2	FY22 – FY23	$7.06	$6.91	$6.25	$7.38	$8.51	69%	18%

Year 3	FY23 – FY24	$7.83	$7.22	$6.60	$7.79	$8.99	63.9%	17.9%

							Total	63.9%

As a result of the Adjusted EPS performance over the 3-year performance period, all of the NEOs (other than Mr. Nathamuni) received 63.9% of the shares underlying their target 2022 EPS Based PSUs, as shown in the following table:

Named Executive Officer	Vesting Date	EPS Based PSUs Granted (at Target) (#)	Percentage Target Earned (%)	EPS PSU Shares Earned (#)

Robert V. Pragada	11/15/2024	12,175	63.9	7,779

Joanne E. Caruso	11/15/2024	3,896	63.9	2,489

Patrick X. Hill	11/15/2024	3,288	63.9	2,100

Shannon Miller	11/15/2024	1,182	63.9	751

2026 Proxy Statement |	55

2022 ROIC Based PSU Awards

The 2022 ROIC Based PSU awards were tied to average ROIC over a 3-year performance period:

◾	The performance period began in Q1 2022 and ended Q4 2024

◾	The total number of PSUs awarded accumulated over the 3-year performance period in independent segments:

–	1/3 of the 2022 ROIC Based PSUs were based on fiscal 2022 ROIC
–	2/3 of the 2022 ROIC Based PSUs were based on the average ROIC from fiscal 2022 to fiscal 2023
–	The final determination as to shares to be distributed pursuant to the 2022 ROIC Based PSUs was based on the average ROIC from fiscal 2022 to fiscal 2024

The first two years of the 2022 ROIC Based PSU awards performance period are considered a “lock-in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on ROIC during that period. The ROIC Performance Multiplier was determined by linear interpolation for results between the approved ranges for each year.

Annual Adj. ROIC Fiscal Year 2022	ROIC Performance Multiplier

Less than 10.0%	0%

10.0%	25%

11.8%	100%

13.6%	200%

Annual Adj. ROIC Fiscal Year 2022-2023	ROIC Performance Multiplier

Less than 10.2%	0%

10.2%	25%

12.0%	100%

13.9%	200%

56	| 2026 Proxy Statement

Annual Adj. ROIC Fiscal Year 2022-2024	ROIC Performance Multiplier

Less than 10.4%	0%

10.4%	25%

12.3%	100%

14.2%	200%

	FY 2022	FY 2023	FY 2024

Stockholders’ Equity	$6,060,057	$6,546,218	$6,633,675

(+) Short-Term Debt	$50,415	$61,430	$875,760

(+) Long-Term Debt	$3,357,256	$2,813,471	$2,259,942

(-) Cash	-$1,140,479	-$926,582	-$1,454,176

Invested Capital	$8,327,249	$8,494,537	$8,315,201

Average Invested Capital	$8,073,215	$8,410,893	$8,406,869

Ending ROIC	10.5%	10.6%	11.9%

Average ROIC	10.7%	10.7%	11.7%

Average Return on Invested Capital		10.9%	10.8%

The following chart summarizes the Company’s ROIC during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	ROIC	Average Annual ROIC	Approved Range			ROIC Performance Multiplier	Lock-In PSUs
				Min	Target	Max

Baseline	FY21	11.3%

Year 1	FY22	10.8%	10.8%	10.0%	11.8%	13.6%	59.0%	20.0%

Year 2	FY22 – FY23	10.7%	10.8%	10.2%	12.0%	13.9%	48.0%	12.0%

Year 3	FY22 – FY24	11.7%	11.1%	10.4%	12.3%	14.2%	52.0%	20.0%

							Total	52.0%

2026 Proxy Statement |	57

As a result of the ROIC performance, our NEOs (other than Mr. Nathamuni) received 52.0% of the shares underlying their target 2022 ROIC Based PSUs, as shown in the following table:

Named Executive Officer	Vesting Date	ROIC Based PSUs Granted (at Target) (#)	Percentage Target Earned (%)	ROIC PSU Shares Earned (#)

Robert V. Pragada	11/15/2024	12,175	52.0	6,330

Joanne Caruso	11/15/2024	3,896	52.0	2,024

Patrick Hill	11/15/2024	3,288	52.0	1,707

Shannon Miller	11/15/2024	1,182	52.0	619

Other Benefits

Benefits Programs

Except for the Company’s Non-Qualified Executive Deferral Plan, which is generally available to most of senior leadership, the Executive Severance Plan and certain expatriate arrangements, the Company provides our U.S.-based NEOs with the same benefit plans offered generally to U.S. employees. Mr. Hill is provided with the same benefit plans offered generally to Australian employees, which includes certain statutory entitlements.

401(k) Plan

During fiscal 2025, the U.S.-based NEOs were eligible to participate in the Company’s 401(k) plan. The plan provided a match by the Company equal to $0.75 of every dollar contributed up to the first 6.0% of eligible pay (currently up to a 4.5% maximum match). There are no defined benefit retirement or supplemental benefit plans available for our NEOs. Mr. Hill receives statutorily-required employer superannuation contributions in accordance with the Superannuation Guarantee Contribution legislation in Australia.

Employee Stock Purchase Plans

The Company has qualified employee stock purchase plans in which all employees meeting certain minimum eligibility requirements in certain countries are eligible to participate. The Company adopted a safe-harbor plan design in 2006 that provides for a 5% discount from the closing price of a share of common stock at the end of each purchase period. The safe-harbor plan results in no accounting cost to the Company.

Non-Qualified Executive Deferral Plan

Select employees, including the U.S.-based NEOs, meeting certain compensation minimums may elect to participate in the Company’s Executive Deferral Plan (“EDP”) whereby a portion of compensation (including salary, bonus and/or equity compensation) is deferred and paid to the employees at a future date, including upon retirement or death. Participant deferrals are credited with earnings and losses based upon the actual performance of the deemed investments selected by participants with equity compensation deferrals generally being credited with earnings and losses based on the actual performance of the Company’s common stock. See “Executive Compensation—Non-Qualified Deferred Compensation” below for a further description of the EDP.

Executive Severance Plan

The Company has adopted an Executive Severance Plan that provides severance benefits to certain key executives designated by the Compensation Committee from time to time, including the NEOs, in the event of either (1) a qualifying termination of employment by the Company that is unrelated to a change of control or (2) a qualifying termination of employment by the Company during the 2-year period following a change of control.

Perquisites

The Company provides limited perquisites to its executives. They may have spousal travel paid for by the Company only for an approved business purpose, in which case a related tax gross-up is provided. NEOs are also provided with financial planning assistance and annual health assessment benefits. Relocation expenses are also provided in the event an NEO relocates due to his or her role with the Company, in which case a tax gross-up is provided.

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The Company leases a private aircraft to allow certain executive officers, primarily the Chair and CEO, and if approved by the CEO, the CFO and/or other senior executives, to travel for business purposes safely and efficiently. Use of a private aircraft provides a secure, confidential and highly productive environment for executive officers to conduct business while traveling. We do not allow personal usage of the private aircraft at the Company’s expense. Incidental travel by family members of an executive officer in connection with such executive’s business travel is permitted so long as the executive reimburses the Company for the reasonable cost of such travel.

Payments Upon Termination or Change in Control

Executive Severance Plan

The Company provides an Executive Severance Plan that includes the following severance benefits to certain key executives, including the NEOs, in the event of either (1) a qualifying involuntary termination of employment that is unrelated to a change in control or (2) a qualifying termination of employment during the 2-year period following a change of control. Payments under this plan are conditioned upon the receipt of a customary waiver and general release of claims from the executive. In addition, following termination, the executives will be subject to restrictive covenants, including non-disclosure of confidential information, non-disparagement restrictions and 12-month non-competition and non-solicitation obligations. Payments under this plan do not include any tax gross-ups.

◾

Non-Change in Control Severance Benefits—For fiscal 2025, in the event of a termination of the participant’s employment by the Company other than for Cause (as defined in the Executive Severance Plan), the participant will be entitled to receive the following benefits: (1) a lump sum cash payment equal to 1.5 times (for the Chair and CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination and (3) a lump sum cash payment equal to 1.5 times (for the Chair and CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual premium for continued participation in the Company’s group health plans under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards that are scheduled to vest within the nine-month period following the date of termination will remain outstanding and continue to vest in accordance with their original vesting schedule.

◾

Change in Control Severance Benefits—In the event of a termination of the participant’s employment by the Company other than for Cause or by the participant for Good Reason (as defined in the Executive Severance Plan), in each case within the 2-year period after a Change in Control (as defined in the Executive Severance Plan), the participant will be entitled to receive the following benefits: (1) a lump sum cash payment equal to 2 times (for the Chair and CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; and (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, prorated based on the number of days the participant was employed during the fiscal year of termination; and (3) a lump sum cash payment equal to 2 times (for the Chair and CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In the event such termination occurs, unvested and outstanding equity awards are governed by the Stock Incentive Plan, as described below.

Employment Agreements

As of the end of fiscal 2025, there are no employment agreements in effect with any of our NEOs except for Mr. Hill. Mr. Hill has an employment agreement with the Company because of our standard practice to enter into employment agreements with Australian employees. Mr. Hill entered into an employment agreement, dated August 1, 2021, with Jacobs Group (Australia) Pty Ltd., a subsidiary of the Company. Mr. Hill’s employment agreement provides for a renumeration package including an annual base salary, certain statutorily-required employer superannuation contributions, participation in the Company’s long-term and short-term incentive plans and certain other benefits, including leave entitlements and salary continuance insurance. In exchange, Mr. Hill’s employment agreement provides for compliance with various Company policies, including adherence to and participation in the Company’s BeyondZero initiative pertaining to environment, health and safety standards, and the Company’s standards for ethical behavior, as well as with certain restrictive covenants, including with respect

2026 Proxy Statement |	59

to confidentiality, conflicts of interest, outside employment positions, anti-corruption obligations and non-solicitation.

Stock Incentive Plan

The Stock Incentive Plan provides that all plan participants, including the NEOs, who retire from the Company will receive a pro-rata portion of their outstanding PSUs, which will remain outstanding and will be eligible to vest as provided in the applicable grant agreement, with the final determination of the payout, if any, generally determined at the end of the applicable 3-year performance period. In the case of a participant whose employment is terminated due to death or Disability (as defined in the Stock Incentive Plan), the expiration date provided in the grant agreement will continue to apply for outstanding stock options, outstanding RSUs will vest on an accelerated basis as provided in the applicable grant agreement, and PSUs will remain outstanding and eligible to vest as provided in the applicable grant agreement, with the final determination of the payout, if any, generally determined at the end of the applicable 3-year performance period. Additionally, the terms of stock options, RSUs and PSUs provide for potential double trigger equity acceleration upon certain terminations following a Change in Control (as defined in the Stock Incentive Plan) as a means of focusing executive officers on shareholder interests when considering strategic alternatives. This means that if the executive officer’s employment is terminated without Cause or for Good Reason (each as defined in the Stock Incentive Plan) within two years following a Change in Control, then the executive officer’s awards will vest in full. In addition, if a Change in Control occurs and certain options, RSUs and PSUs are not assumed and continued by the acquiring or surviving corporation in the transaction (or a parent corporation thereof), then such awards will vest immediately, with awards that are subject to performance-based vesting criteria paid at a level based upon the Company’s actual performance as of the date of the Change in Control.

The estimated payments and benefits provided in each of the covered circumstances may be found under “Executive Compensation—Compensation Under Various Termination Scenarios” below.

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Other Policies

Stock Ownership Guidelines

The Company has established the following stock ownership guidelines for its executive officers:

Position	Multiple of Base Salary

Chair and Chief Executive Officer	6x

Chief Financial Officer	4x

Presidents; Chief Legal & Administrative Officer	3x

Other Senior Leadership (EVPs)	2x

The Compensation Committee reviews each executive officer’s shareholdings of Company stock with respect to these ownership guidelines each year. As of the Record Date, all NEOs exceeded their respective guidelines, except for Mr. Nathamuni who joined the Company in June 2024. See the discussion under “Corporate Governance—Stock Ownership Guidelines” above for further information.

Insider Trading and Policy on Hedging or Pledging of Stock

The Company’s insider trading policy contains stringent restrictions on transactions in Company stock by its executive officers and directors. All trades by the Company’s executive officers and directors must be pre-cleared and are subject to black-out periods. The executive officers and directors are not permitted to trade in puts or calls of Company stock, engage in short sales of Company stock, hedge or pledge Company stock or use Company stock as loan collateral or as part of a margin account.

Stock Options

The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. Accordingly, the Company has no policies or practices to disclose under Item 402(x) of Regulation S-K.

Clawback Policies

In accordance with SEC and NYSE rules, the Compensation Committee adopted a clawback policy, effective as of September 30, 2023 (the “Effective Date”). Pursuant to the policy, the Company is required to recover or “clawback” any erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to all incentive-based compensation received by an executive officer of the Company, including all of the NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement and after the Effective Date. In addition, we have an additional clawback policy for select top executives, including all of the NEOs, that allows the Compensation Committee to clawback all time-based and incentive-based compensation in the event of such executive’s violation of restrictive covenants or other misconduct, such as failure to supervise or conduct causing material financial, reputational or other harm to the Company or its business activities.

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Compensation Committee also retains the Independent Consultant to assist the Compensation Committee with an annual risk assessment of the Company’s compensation policies and practices.

2026 Proxy Statement |	61

In addition, the Company reviews all its compensation policies and practices, including incentive plan design and factors that may affect the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Company’s pay philosophy provides an effective balance in cash and equity award mix, short- and long-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s discretion to make positive and negative adjustments to payouts under the Company’s compensation plans. Further, policies to mitigate compensation-related risk include stock ownership guidelines, vesting periods on equity awards, insider-trading prohibitions, and independent Compensation Committee oversight.

Based on this review, both for our executive officers and all other employees, the Company and the Independent Consultant concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and approved this conclusion.

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Executive Compensation

The tables below provide information as required by Item 402 of Reg S-K.

Summary Compensation Table

The table below summarizes the total compensation earned by the Company’s named executive officers (“NEOs”) in fiscal 2025, 2024, and 2023.

Name & Principal Position	Fiscal Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation (5) ($)	Total ($)

Robert V. Pragada Chief Executive Officer	2025	1,350,000	—	10,970,071	1,676,595	—	41,697	14,038,363
	2024	1,338,462	—	8,625,109	2,116,404	—	39,971	12,119,945
	2023	1,177,404	—	7,939,420	1,743,141	—	38,684	10,898,649

Venk Nathamuni (6) Chief Financial Officer	2025	663,462	—	2,309,559	558,865	—	98,408	3,630,293
	2024	192,308	594,577	2,250,040	208,634	—	72,426	3,317,984

Joanne E. Caruso Chief Legal and Administrative Officer	2025	736,539	—	2,078,618	673,950	—	36,568	3,525,674
	2024	719,231	—	1,800,043	833,497	—	40,394	3,393,164
	2023	654,999	—	2,246,157	797,095	—	39,627	3,737,878

Patrick X. Hill (7) President, Global Solutions	2025	673,922	—	2,078,618	562,465	—	19,697	3,334,702
	2024	665,497	—	1,700,033	837,314	—	18,972	3,221,816
	2023	595,869	—	1,738,677	622,389	—	16,633	2,973,568

Shannon Miller President, Strategy, Growth & Digital	2025	538,461	—	1,270,325	455,371	—	21,443	2,285,600

(1)	Consists of base salary earned during the fiscal year including any time off with pay.

(2)	Represents sign-on bonuses for new hires, and additional non-equity incentive bonuses paid outside the Company’s LPP.

(3)

Represents the grant date fair value of stock awards granted under the Stock Incentive Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 2, Significant Accounting Policies, of the Notes to Consolidated Financial Statements included in the Company’s 2025 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. For the fiscal 2025, 2024 and 2023 amounts, this column reflects the combined value of RSUs and PSUs granted in November 2024, November 2023 and November and December 2022, respectively (with PSUs reflecting target performance). At the highest level of performance, the value of such fiscal 2025 PSUs on the grant date would be $17,100,468 for Mr. Pragada, $3,599,910 for Mr. Nathamuni, $3,239,919 for Ms. Caruso, $3,239,919 for Mr. Hill, and $1,979,951 for Ms. Miller. At the highest level of performance, the value of such fiscal 2024 PSUs on the grant date would be $10,350,076 for Mr. Pragada, $2,100,056 for Mr. Nathamuni, $2,160,216 for Ms. Caruso, and $2,040,204 for Mr. Hill. At the highest level of performance, the value of fiscal 2023 PSUs on the grant date would be $8,999,852 for Mr. Pragada, $2,340,251 for Ms. Caruso, and $1,800,270 for Mr. Hill.

(4)

Represents the annual incentive awards earned in each fiscal year pursuant to the LPP, as determined by the Compensation Committee. Fiscal 2025 awards were paid in cash. See “Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentives” for a description of how non-equity incentive plan compensation is determined for the NEOs. Fiscal 2025 payments were made in the form of 82.8% cash and 17.2% RSUs granted on December 1, 2025, with a one-year cliff vesting schedule. Amounts shown in this column reflect only the cash portion of the LPP awards. There were no earnings on non-equity incentive plan compensation earned or paid to the NEOs in or for fiscal 2025.

(5)

For fiscal 2025: Mr. Pragada received $15,525 associated with a 401(k) Company match, $1,308 for basic life insurance premiums paid for by the Company, $19,744 for financial planning assistance, $4,843 for an annual health assessment, two gifts from the Company valued at a total of $205, and $72 in taxes associated with the gifts. Mr. Nathamuni received $868 for basic life insurance premiums paid for by the Company, $50,698 for relocation expenses, $17,611 in taxes associated with the relocation, $19,203 for financial planning assistance, $5,123 for an annual health assessment, two gifts from the Company valued at a total of $205, $86 in taxes associated with the gifts, and $4,615 in dividend payments on unvested RSUs at the time of vesting, to the extent not included in the fair market value of the grant

2026 Proxy Statement |	63

previously reported. Ms. Caruso received $15,525 associated with a 401(k) Company match, $964 for basic life insurance premiums paid for by the Company, $19,744 for financial planning assistance, three gifts from the Company valued at a total of $245, and $90 in taxes associated with the gifts. Mr. Hill received Company superannuation contributions of $19,697. Ms. Miller received $20,473 associated with a 401(k) Company match, $703 for basic life insurance premiums paid for by the Company and $267 in dividend payments on unvested RSUs at the time of vesting, to the extent not included in the fair market value of the grant previously reported.

(6)

Mr. Nathamuni joined the Company as CFO on June 3, 2024, and in fiscal 2024 received a $150,000 sign-on bonus, as well as an additional non-equity incentive payment, which was not granted pursuant to the LPP, in the amount of $444,577, based on actual LPP performance for the period from September 30, 2023 through June 2, 2024, in accordance with his offer letter.

(7)	The amounts for fiscal 2025 reported in this table for Mr. Hill that are paid in AUD have been converted to USD using the actual average exchange rate in September 2025 (1 AUD = 0.657668 USD).

Narrative Disclosure to Summary Compensation Table

Payment of Dividends and Dividend Equivalent Rights

The Company currently pays a quarterly cash dividend. With respect to RSUs, when the Company pays a cash dividend on its outstanding common stock, each holder of RSUs is credited with a dollar amount equal to (1) the per-share cash dividend, multiplied by (2) the total number of RSUs held by such individual on the record date for that dividend. These are referred to as Dividend Equivalents. Dividend Equivalents vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash when the share of common stock (or, in the case of a cash-settled RSU, the cash) underlying the RSU is delivered to the award holder. Due to the second Amentum dividend declared in May 2025, Mr. Nathamuni received $4,615 in additional dividend equivalent rights for a stock distribution that occurred in June 2025 and Ms. Miller received $267 in additional dividend equivalent rights for a stock distribution that occurred in July 2025.

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2025 Grant of Plan-Based Awards

The table below summarizes all grants of plan-based awards to the NEOs in fiscal 2025:

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (6) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert V. Pragada	11/13/2024							25,460	3,799,905
	11/13/2024				4,774(4)	19,096(4)	57,288(4)		3,585,083
	11/13/2024				4,774(5)	19,096(5)	57,288(5)		3,585,083
		506,250	2,025,000	4,050,000

Venk Nathamuni	11/13/2024							5,361	800,129
	11/13/2024				1,005(4)	4,020(4)	12,060(4)		754,715
	11/13/2024				1,005(5)	4,020(5)	12,060(5)		754,715
		168,750	675,000	1,350,000

Joanne E. Caruso	11/13/2024							4,825	720,131
	11/13/2024				905(4)	3,618(4)	10,854(4)		679,243
	11/13/2024				905(5)	3,618(5)	10,854(5)		679,243
		203,500	814,000	1,628,000

Patrick X. Hill (7)	11/13/2024							4,825	720,131
	11/13/2024				905(4)	3,618(4)	10,854(4)		679,243
	11/13/2024				905(5)	3,618(5)	10,854(5)		679,243
		169,837	679,348	1,358,696

Shannon Miller	11/13/2024							2,949	440,138
	11/13/2024				553(4)	2,211(4)	6,633(4)		415,093
	11/13/2024				553(5)	2,211(5)	6,633(5)		415,093
		137,500	550,000	1,100,000

(1)

Amounts represent the 2025 projected award under the LPP based on the Company’s internal plan at the start of fiscal 2025. See “Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentives” above for a description of the LPP and the way bonuses are computed. The amounts reported in the “Threshold,” “Target” and “Maximum” columns reflect estimated future payouts under the LPP.

(2)	Amounts represent the threshold, target and maximum payout shares of awards of EPS Based PSUs and ROIC Based PSUs granted under the Stock Incentive Plan in fiscal 2025.

(3)	Represents the RSUs granted under the Stock Incentive Plan.

(4)

Represents the threshold, target and maximum payout shares of the grants of the EPS Based PSUs that each NEO could earn under the Stock Incentive Plan. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis—Compensation Elements—Equity Based Compensation—Fiscal 2025 Equity Awards—EPS Based Awards” for a discussion of how the number of shares ultimately issued will be determined. The maximum shares reported reflect three times target due to the Stock Price Multiplier in the EPS Based PSUs.

(5)

Represents the threshold, target and maximum payout shares of the grants of the ROIC Based PSUs that each NEO could earn under the Stock Incentive Plan. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis—Compensation Elements—Equity Based Compensation—Fiscal 2025 Equity Awards—ROIC Based Awards” for a discussion of how the number of shares ultimately issued will be determined. The maximum shares reported reflect three times target due to the Stock Price Multiplier in the ROIC Based PSUs.

(6)

Represents the grant date fair value of RSUs and PSUs granted (assuming target level of shares) under the Stock Incentive Plan computed in accordance with FASB ASC Topic 718. The grant date fair value for awards granted on November 13, 2024 was $149.25 per share for RSUs and $187.74 per share for PSUs. Please refer to Note 2, Significant Accounting Policies, of the Notes to Consolidated Financial Statements included in the Company’s 2025 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “—Narrative Disclosure to Summary Compensation Table—Payment of Dividends and Dividend Equivalent Rights” above and “Compensation Discussion and Analysis—Compensation Elements—Equity-Based Compensation—Dividend Equivalents” above for more information regarding Dividend Equivalents.

(7)

Amounts reported for Mr. Hill under the column “Estimated Future Payouts under Non-Equity Incentive Plan Awards” have been converted from AUD to USD using the actual average exchange rate in September 2025 (1 AUD = 0.657668 USD).

2026 Proxy Statement |	65

Outstanding Equity Awards of NEOs at 2025 Fiscal Year End

Name/Grant Date	Option Awards				Stock Awards (1)
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested (5) ($)
	Exercisable (#)	Unexercisable (#)
Robert V. Pragada
11/17/2021					4,058	600,016
11/16/2022					14,177	2,096,211	21,264	3,144,095
11/16/2022							21,264	6,288,190
12/01/2022					1,388	205,230
11/15/2023					22,292	3,296,095	22,290	6,591,599
11/15/2023							22,290	6,591,599
11/13/2024					25,460	3,764,516	19,096	8,470,604
11/13/2024							19,096	8,470,604
Venk Nathamuni
06/03/2024					4,491	664,039	4,491	1,328,079
06/03/2024					2,138	316,125	4,491	1,328,079
11/13/2024					5,361	792,677	4,020	1,783,192
11/13/2024							4,020	1,783,192
Joanne E. Caruso
11/17/2021					1,299	192,070
11/16/2022					3,686	545,012	5,529	817,518
11/16/2022							5,529	1,635,036
12/01/2022					936	138,397
11/15/2023					4,652	687,845	4,652	1,375,689
11/15/2023							4,652	1,375,689
11/13/2024					4,825	713,425	3,618	1,604,872
11/13/2024							3,618	1,604,872
Patrick X. Hill
11/17/2021					1,097	162,202
11/16/2022					2,836	419,331	4,253	628,849
11/16/2022							4,253	1,257,697
12/01/2022					754	111,486
11/15/2023					4,394	649,697	4,394	1,299,394
11/15/2023							4,394	1,299,394
11/13/2024					4,825	713,425	3,618	1,604,872
11/13/2024							3,618	1,604,872
Shannon Miller
11/17/2021					182	26,911
7/8/2022					211	31,198
11/16/2022					1,183	174,918	1,417	209,518
11/16/2022							1,417	419,035
12/1/2022					377	55,743
11/15/2023					2,584	382,070	2,585	764,436
11/15/2023							2,585	764,436
11/13/2024					2,949	436,039	2,211	980,755
11/13/2024							2,211	980,755

66	| 2026 Proxy Statement

(1)

Outstanding RSUs and PSUs issued prior to the CMS Separation Transaction on September 27, 2024 were adjusted in a manner intended to preserve the intrinsic value of such awards. Employees who remained with the Company were conferred 1.1802 RSUs for each RSU and PSU held immediately prior to the CMS Separation Transaction.

(2)

Represents the number of unvested shares of RSUs granted under the Stock Incentive Plan. The RSUs awarded on December 1, 2022 recognize earnings as part of the fiscal 2022 LPP award and vest ratably over 3 years beginning with the first anniversary of the grant date. The RSUs granted on November 17, 2021, July 8, 2022, November 16, 2022, November 15, 2023, and November 13, 2024 vest ratably over 4 years beginning on the first anniversary of the grant date. The 5,987 RSUs granted on June 3, 2024 to Mr. Nathamuni vest ratably over 4 years beginning on the first anniversary of the grant date, and the 4,277 RSUs granted on the same date to Mr. Nathamuni vest ratably over 2 years beginning on the first anniversary of the grant date. The July 8, 2022 award to Ms. Miller was related to a promotion. RSU grants include dividend equivalent rights that accumulate and vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash at the same time the share of common stock underlying the RSU is delivered to the award holder.

(3)	The market value of outstanding awards of RSUs is computed using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History on September 26, 2025, which was $147.86.

(4)

Represents the number of unvested target shares of PSUs (EPS Based PSUs and ROIC Based PSUs) granted under the Stock Incentive Plan. The awards of PSUs vest based on actual performance over a three-year performance period.

(5)

The market value of outstanding PSUs (EPS Based PSUs and ROIC Based PSUs) was computed by using $147.86, the closing price of the Company’s common stock as quoted by the NYSE Composite Price History on September 26, 2025. Market value of fiscal 2025 awards reflects three times target due to the Stock Price Multiplier.

Option Exercises and Stock Vested in Fiscal 2025

The following table provides information on RSUs that vested in fiscal 2025 for our NEOs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Robert V. Pragada	—	—	37,997	5,322,988

Venk Nathamuni	—	—	3,635	462,043

Joanne E. Caruso	—	—	11,822	1,656,912

Patrick X. Hill	—	—	9,658	1,353,518

Shannon Miller	—	—	3,810	532,768

(1)

Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the vesting date and includes cash dividend equivalents in respect of RSUs to the extent not included in the fair market value of the grant previously reported.

Non-Qualified Deferred Compensation

As described above, employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (the “Variable Plans”) whereby a portion of compensation (including salary, bonus and/or equity compensation) is deferred and paid to the employee at some future date. The Variable Plans are non-qualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, and upon retirement or death. Participant contributions are credited with earnings and losses based upon the actual performance of the deemed investments selected by participants.

Accounts are credited (or debited) based on the actual earnings (or losses) of the deemed investments selected by the individual participants. Participation in the Variable Plans is voluntary. All Variable Plans operate under a single trust. Although there are certain change-in-control features, no benefit enhancements occur upon a change in control. The investment options are notional and used for measurement purposes only. The NEOs who participate do not own any units in the actual funds. In general, the investment options consist of several mutual and index funds comprising stocks, bonds, and money market accounts.

The following table shows the Variable Plan account activity during fiscal 2025 for the NEOs. Prior to fiscal 2018, executive officers were only permitted to defer salary and cash bonus amounts. Beginning in fiscal 2018, executive officers could also defer equity awards.

2026 Proxy Statement |	67

Non-Qualified Deferred Compensation for 2025

Name	Deferred Compensation Plan	Executive Contribution During Last Fiscal Year (1) ($)	Aggregate Earnings During Last Fiscal Year (2) ($)	Aggregate Withdrawals/ Distributions During Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End (3) ($)

Robert V. Pragada	Variable Plans	0	0	0	0

Venk Nathamuni	Variable Plans	0	0	0	0

Joanne E. Caruso	Variable Plans	0	0	0	0

Patrick X. Hill (4)	N/A	—	—	—	—

Shannon Miller	Variable Plans	0	0	0	0

(1)	All executive contributions are included in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	Earnings are included in the Summary Compensation Table to the extent they exceed 120% of the IRS prescribed applicable federal rate.

(3)

Balances at the end of the fiscal year consist of (1) salary, bonus and equity compensation deferrals, and associated accumulated dividends, made by the executive over time, beginning when the executive first joined the plan, plus (2) all earnings and losses credited on all deferrals, less (3) all pre-retirement distributions, if any, taken by the executive since the executive first joined the plan.

(4)	Because Mr. Hill is not a U.S. citizen, he is not eligible to participate in the Variable Plans.

68	| 2026 Proxy Statement

Compensation Under Various Termination Scenarios

The following table quantifies the estimated severance and benefits payable to our NEOs as a result of the following terminations of employment on September 26, 2025: (1) qualifying termination in connection with a change in control, (2) termination due to death or disability, (3) retirement approved by the Compensation Committee, and (4) involuntary termination by the Company without cause (in the absence of a Change in Control).

	Change in Control (4) ($)	Death or Disability (5) ($)	Retirement (6) ($)	Involuntary Termination (7) ($)
Robert V. Pragada
Non-Equity Incentive Compensation (1)	—	2,025,000	—	—
Unvested RSUs (2)	9,962,068	9,962,068	—	3,893,154
Unvested PSUs (3)	25,070,872	15,438,749	—	7,592,990
Cash Severance Benefits	8,517,757	1,000,000	—	6,807,466
Total	43,550,697	28,425,816	—	18,293,610
Venk Nathamuni
Non-Equity Incentive Compensation (1)	—	675,000	—	—
Unvested RSUs (2)	1,772,841	1,772,841	—	735,456
Unvested PSUs (3)	3,592,115	1,507,746	—	—
Cash Severance Benefits	1,950,643	675,000	—	1,950,643
Total	7,315,599	4,630,587	—	2,686,098
Joanne E. Caruso
Non-Equity Incentive Compensation (1)	—	814,000	803,424	—
Unvested RSUs (2)	2,276,748	2,276,748	—	1,010,475
Unvested PSUs (3)	5,471,523	3,550,736	3,550,736	1,974,306
Cash Severance Benefits	2,264,444	741,000	—	2,264,444
Total	10,012,716	7,382,484	4,354,160	5,249,225
Patrick X. Hill
Non-Equity Incentive Compensation (1)	—	679,348	—	—
Unvested RSUs (2)	2,056,141	2,056,141	—	878,141
Unvested PSUs (3)	4,904,113	3,047,310	—	1,518,669
Cash Severance Benefits	1,921,161	1,358,696	—	1,921,161
Total	8,881,416	7,141,496	—	4,317,971
Shannon Miller
Non-Equity Incentive Compensation (1)	—	550,000	—	—
Unvested RSUs (2)	1,106,880	1,106,880	—	406,319
Unvested PSUs (3)	2,531,448	1,433,209	—	505,985
Cash Severance Benefits	1,564,233	550,000	—	1,564,233
Total	5,202,562	3,640,088	—	2,476,538

(1)	The amount of annual incentive compensation that would be paid to the NEOs assuming a termination of employment as of September 26, 2025.

(2)

Under the Stock Incentive Plan, the amount that would be earned related to unvested RSUs as of September 26, 2025. Value is computed by using the $147.86 closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on September 26, 2025.

(3)

Under the Stock Incentive Plan, the amount that would be earned related to unvested PSUs as of September 26, 2025. Upon a qualifying termination of employment during the 2-year period following a change in control, outstanding PSUs would vest and be earned based on actual performance at the time of the qualifying termination of employment. Upon death or disability, outstanding PSUs would remain outstanding and become earned based on actual performance at the end of the performance period, prorated for the number of days worked during the vesting period. For all NEOs, upon an involuntary termination of employment without cause, in the absence of a change in control, outstanding PSUs that are scheduled to vest within the 9-month period following the date of termination will remain outstanding and become earned based upon actual performance, as provided for in the Executive Severance Plan. For purposes of the amounts reported in the table, we applied actual performance achievement results for the most recently completed 3-year performance period, and for all other outstanding PSUs we applied the forecasted performance achievement results. We then multiplied such number of PSUs by the $147.86 closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on September 26, 2025.

2026 Proxy Statement |	69

(4)

In the event of a qualifying involuntary termination during the 2-year period following a change in control (as defined in the Executive Severance Plan), all NEOs receive the following benefits under the Executive Severance Plan: (1) a lump sum cash payment equal to 2 times (for the CEO) or 1 times (for the other NEOs) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination; and (3) a lump sum cash payment equal to 2 times (for the CEO) or 1 times (for the other NEOs) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards will vest in full, with PSUs vesting based on actual performance as of the date of such qualifying termination of employment.

(5)

In the event of a termination of employment due to death or disability, the NEOs will receive the following benefits: (i) an amount equal to the NEO’s target annual incentive award, prorated for the number of days worked during the fiscal year, and (ii) accelerated vesting of all outstanding options and RSUs, and outstanding PSUs will remain outstanding and become earned based on actual performance at the end of the applicable performance period, prorated for the number of days worked during the vesting period. Additionally, in the event of the NEO’s death, the U.S.-based NEOs will receive a life insurance amount, as elected by the NEO, and Mr. Hill will receive two times his annual salary as part of the Death & Total and Permanent Disablement benefit automatically provided to all Australian employees via their superannuation (pension) fund contributions. This amount has been converted from AUD to USD using the actual average exchange rate in September 2025 (1 AUD = 0.657668 USD).

(6)

None of the NEOs, other than Ms. Caruso, qualifies for “Retirement” benefits. Upon retirement, Ms. Caruso would be eligible to receive her fiscal 2025 LPP payment based on actual performance. For purposes of the 2025 LPP payment amount reported in the table, we assumed a cash payment equal to 98.7% of target, which was the actual amount earned in respect of fiscal 2025 before the Company determined to pay approximately 82.8% in cash and deliver the remaining 17.2% in the form of a new RSU award. In addition, Ms. Caruso’s outstanding PSUs would remain outstanding and become earned based on actual performance at the end of the applicable performance period, prorated for the number of days worked during the vesting period.

(7)

In the event of a qualifying involuntary termination of employment unrelated to a change in control, all NEOs receive the following benefits under the Executive Severance Plan: (1) a lump sum cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs) the sum of the participant’s (x) base salary and (y) target annual incentive award; (2) a lump sum cash payment equal to the participant’s annual incentive award based on actual performance, pro-rated based on the number of days the participant was employed during the fiscal year of termination, and (3) a lump sum cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards that are scheduled to vest within the 9-month period following the date of termination will continue to vest in accordance with their original vesting schedule, but the NEOs do not recognize any value for these at the time of separation.

Equity Compensation Plan Information

The following table presents certain information about our equity compensation plans as of September 26, 2025:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (Column A)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (Column B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column A) (Column C)

Equity compensation plans approved by shareholders (1)(2)	—	—	3,328,937

Equity compensation plans not approved by shareholders	—	—	—

Total	—	—	3,328,937

(1)

Column A excludes purchase rights accruing under the Jacobs Solutions Inc. 1989 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), our broad-based, shareholder-approved employee stock purchase plan. The ESPP gives employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occur monthly. Our shareholders have authorized a total of 31.0 million shares of common stock to be issued through the ESPP. From the inception of the ESPP through September 26, 2025, a total of 29.0 million shares have been issued, leaving 2.0 million shares of common stock available for future issuance at that date. The share reserve was adjusted following the CMS Separation Transaction to preserve the intrinsic value of the shares, such that 1.1802 shares were issuable for each share issuable under the plan immediately prior to the CMS Separation Transaction. Such share reserve is not reflected in Column C.

(2)

Our shareholders have authorized a total of 30,950,000 shares of common stock to be issued through the Stock Incentive Plan and Outside Director Stock Plan, leaving 3.3 million shares of common stock available for future issuance as of September 26, 2025. The share reserve in Column C reflects an adjustment following the CMS Separation Transaction to preserve the intrinsic value of the shares, such that 1.1802 shares were issuable for each share issuable under the plan immediately prior to the CMS Separation Transaction.

70	| 2026 Proxy Statement

CEO Pay Ratio

The following table sets forth the ratio of our CEO’s total compensation to that of our median employee for fiscal 2025.

CEO total annual compensation	$14,038,363
Median Employee total annual compensation	$87,962
Ratio of CEO to Median Employee total annual compensation	160 to 1

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The pay ratio above is a reasonable estimate calculated in a manner consistent with SEC rules, as well as the methodology described below.

To calculate the fiscal 2025 CEO pay ratio, we used annual base compensation as the consistently applied compensation measure used to identify our median employee, and selected July 1, 2025 as our measurement date. For full-time, salaried employees, annual base compensation was base salary, and for part-time, temporary and seasonal employees, it was the hourly rate multiplied by hours worked. We annualized salaries and wages for our full and part-time employees who were not employed for the full year. For purposes of this disclosure, we used the U.S. dollar equivalent of the local currency, based on the average exchange rate for the one-month period ended July 1, 2025 for each such foreign currency. Using this methodology, we determined that our median employee was a full-time, salaried employee located in the U.S. After identifying the median employee, we calculated such median employee’s total annual compensation in the same manner as we calculated our CEO’s total annual compensation in the Summary Compensation Table on page 63.

As permitted by SEC rules, we excluded all employees in each of the following countries in determining our median employee: Armenia, China, Greece, Hong Kong, Indonesia, Israel, Japan, Kazakhstan, Republic of Korea, Malaysia, Panama, Philippines, Qatar, Romania, Singapore, Taiwan, Thailand and Ukraine. In aggregate, we excluded a total of 1,681 employees from 18 countries, representing less than 5% of the Company’s total workforce of approximately 45,000 people on July 1, 2025.

2026 Proxy Statement |	71

Pay-versus-Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “Compensation Actually Paid” (herein referred to as “CAP”) to our CEO and our other NEOs as compared to the Company’s total shareholder return (“TSR”), the TSR of our selected peer group, our GAAP net income, and our company-selected performance measure, Adjusted EPS. The table below demonstrates strong growth in performance, particularly TSR, relative to the growth in CAP for both our CEOs and the other NEOs. The Compensation Committee believes this illustrates the effectiveness of the Company’s pay-for-performance
approach.
For further information concerning the Company’s performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
2025 Pay vs. Performance Table

Year	Summary Compensation Table Total for Former CEO (Demetriou) (1)	Compensation Actually Paid to Former CEO (Demetriou) (1)(3)	Summary Compensation Table Total for CEO (Pragada) (2)	Compensation Actually Paid to CEO (Pragada) (2)(3)	Average Summary Compensation Table Total for Other NEOs (4)	Average Compensation Actually Paid to Other NEOs (3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (6) ($MM)
							Jacobs TSR (5)	Peer Group TSR (5)		Adj. EPS (7)

2025	N/A	N/A	$14,038,363	$14,757,687	$3,194,068	$3,293,030	$201	$146	$289	$6.12

2024	N/A	N/A	$12,119,945	$15,617,274	$3,809,218	$3,870,719	$173	$157	$806	$8.00

2023	$6,433,775	$16,401,745	$10,898,649	$15,676,003	$4,128,458	$7,040,687	$150	$122	$666	$7.20

2022	$14,615,521	$16,124,394	N/A	N/A	$4,242,112	$3,513,697	$119	$106	$644	$6.93

2021	$16,275,230	$39,002,853	N/A	N/A	$6,557,631	$10,527,045	$144	$133	$477	$6.29

(1)	Fiscal 2023 compensation for Mr. Demetriou reflects his service as CEO until January 24, 2023.

(2)	Fiscal 2023 compensation for Mr. Pragada reflects his service as CEO starting January 24, 2023, and compensation received under his prior role as President and Chief Operating Officer (COO).

(3)	CAP reflects the SEC methodology, with adjustments for calculating CAP from the Summary Compensation Table values provided in the table below.

(4)	NEOs used for the average NEO for each fiscal year are as follows:

–	2025: Joanne E. Caruso, Patrick X. Hill, Shannon Miller, and Venk Nathamuni

–	2024: Kevin Berryman, Joanne E. Caruso, Steven J. Demetriou, Patrick X. Hill, Claudia Jaramillo, and Venk Nathamuni

–	2023: Steve Arnette, Kevin Berryman, Joanne E. Caruso, Steven J. Demetriou, Patrick X. Hill, and Claudia Jaramillo

–	2022: Kevin Berryman, Joanne E. Caruso, Dawne S. Hickton, Patrick X. Hill, and Bob Pragada

–	2021: Kevin Berryman, Joanne E. Caruso, Dawne S. Hickton, and Bob Pragada

(5)
Cumulative TSR is measured as of a beginning date of October 1, 2020 (i.e., September 30, 2020 stock price is the base date for calculation); and peer group TSR reflects values for the S&P 1500 IT Consulting & Other Services Index, as disclosed in our fiscal 2025 Annual Report on Form
10-K.
Both cumulative TSR and peer group TSR are calculated in the same manner as disclosed in our fiscal 2025 Annual Report on Form
10-K,
in accordance with Item 201(e) of Regulation
S-K.

(6)	Net Income reflects GAAP net income, as disclosed in our financial statements. Historical pre-fiscal 2025 values are not adjusted for the CMS Separation Transaction.

(7)
The Company-selected measure that we believe represents the most important financial performance measure used to link CAP for fiscal 2025 to Company performance is Adjusted EPS. Adjusted EPS is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period. For a definition of Adjusted Net Earnings, please refer to page 52. Historical pre-fiscal
2025 values are not adjusted for the CMS Separation Transaction.

72	| 2026 Proxy Statement

Adjustments to Calculate Compensation Actually Paid

			Equity Awards

Year	Executive	SCT Total	Deduct SCT Stock & Option Awards	Add Year- End Value of Unvested Equity Granted in Year (1)	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Prior Years	Total CAP

2025	CEO (Pragada)	$14,038,363	($10,970,071)	$10,093,694	$2,478,532	($882,831)	$14,757,687
	Average NEO	$3,194,068	($1,934,280)	$1,779,767	$410,431	($156,956)	$3,293,030

(1)	The fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in the Company’s financial statements.
Relationship Between CAP and Certain
Performance
Measures
The Pay versus Performance table above and the charts below illustrate the following:

◾
CAP to our CEO (former and current) and average NEO has generally tracked with our TSR performance. This alignment reflects the design choices of our compensation program that include significant equity incentives that accumulate over each
3-year
performance period, with changes in the value of executives’ outstanding equity holdings closely reflecting changes in our stock price.

–
In fiscal 2025, while Jacobs’ stock price increased, CAP declined moderately due to the lower value at the end of fiscal 2025 awards relative to their grant date value, and the lower value of vested awards compared to their value at the end of fiscal 2024.

–
Jacobs’ TSR has outperformed the Pay versus Performance peer group, the S&P 1500 IT Consulting & Other Services Index, in the most recent year and over the
5-year
period. Note: Jacobs’ historical TSR is adjusted for the CMS Separation Transaction.

◾
CAP, GAAP Net Income and EPS do not move in line with one another year-over-year given the accounting impact of items such as costs associated with restructuring activities, gains or losses from discontinued operations, or other unusual items. Jacobs’ Net Income and EPS in fiscal 2025, for example, are lower than fiscal 2024 values due to the impact of the CMS Separation Transaction. CAP is expected to move with Net Income and EPS over time, but not necessarily year by year.

–	Unlike TSR, financial performance measures in the Pay vs Performance disclosure table are not adjusted for the CMS Separation Transaction.
–
Jacobs’ fiscal 2025 Adjusted Net Income was $746 million, which represents an increase from fiscal 2024 Adjusted Net Income of $665 million (as adjusted for the CMS Separation Transaction). Similarly, Jacobs’ fiscal 2025 Adjusted EPS of $6.12 would represent an increase from fiscal 2024 Adjusted EPS of $5.28 (as adjusted for the CMS Separation Transaction). For more information, including reconciliations of our non-GAAP measures to the comparable GAAP measures, see Annex A to this Proxy Statement.

2026 Proxy Statement |	73

74	| 2026 Proxy Statement

Unranked List of the Company’s Most Important Financial Performance Metrics
The table below lists our most important performance measures used to link CAP to our NEOs to company performance over the fiscal year ending September 26, 2025. These measures are used to determine payouts for our annual and long-term incentive plans. For more information on our incentive plan measures and goals, refer to “Compensation Discussion & Analysis.” The performance measures included in this table are not ranked by relative importance.

Most Important Financial Performance Metrics

Adjusted EPS

Adjusted Operating Profit

Adjusted Net Revenue

Adjusted EBITDA Margin

ROIC

2026 Proxy Statement |	75

What are You Voting on?

The Audit Committee has appointed Ernst & Young LLP (“EY”) to audit the consolidated financial statements of the Company as of October 2, 2026, and for the fiscal year then ended. At the Annual Meeting, shareholders will be asked to ratify the appointment of EY.

The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

◾	EY’s integrity and independence, including the rotation of a new audit partner for fiscal 2026

◾	EY’s competence and its compliance with regulations

◾	EY’s global capabilities and technical expertise

◾	EY’s business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

◾	EY’s knowledge of the Company’s operations and the industries and markets in which the Company operates

◾	The effectiveness of EY’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with the Company’s leadership

◾	EY’s efforts toward efficiency, including with respect to process improvements and fees

The Company is not required to submit the selection of the independent registered public accounting firm to shareholders for approval but is doing so as a matter of good corporate governance. If the appointment of EY is not ratified by a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote, then the Audit Committee will consider the appointment of other independent auditors whose selection for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2027 Annual Meeting.

Representatives of EY are expected to attend the Annual Meeting in person, will have an opportunity to make a statement and are expected to be available to respond to appropriate questions.

What is the Voting Requirement?

The affirmative vote of a majority of the shares of common stock present, in person, via the virtual meeting platform or by proxy, at the Annual Meeting and entitled to vote is necessary to approve this Proposal. Abstentions have the same effect as a vote against this Proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2026.

Audit Committee Report

The Audit Committee hereby reports as follows:

1.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements included in its 2025 Annual Report on Form 10-K.

3.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm, Ernst & Young LLP (EY) and for periodically reviewing and evaluating the performance of the lead audit partner, as well as overseeing the required rotation of EY’s lead audit partner. EY has served as the Company’s independent registered public accounting firm since 1987.

4.

The Audit Committee has discussed with the Company’s internal auditors and EY the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and EY, separately and together, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

5.

The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY their independence.

6.

The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which EY provides. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of EY while recognizing that in certain situations EY may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation and due diligence services), and tax services (which include general tax compliance, tax consulting, tax research and planning services). The policies and procedures require that any other service, including the annual audit services and any other attestation service, be expressly and specifically approved by the Audit Committee prior to such services being performed by EY. In addition, any proposed services exceeding the pre-approved cost levels or budgeted amounts require specific pre-approval by the Audit Committee. The Audit Committee considers whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

7.

Based on the review and discussions referred to in paragraphs (1) through (6) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2025, for filing with the SEC.

Manny Fernandez, Chair

Priya Abani

Michael M. Collins

Mary M. Jackson

2026 Proxy Statement |	77

Audit and Non-audit Fees

Set forth below are the fees for services rendered by our independent registered public accounting firm, EY, for the fiscal periods indicated, all of which were approved by the Audit Committee pursuant to the approval policies under “Report of the Audit Committee” described above.

Type of Fees	Description	2025	2024

Audit Fees (1)	Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements on Form 10-K; the reviews of the Company’s quarterly financial statements included in the Company’s reports on Form 10-Q; the rendering of an opinion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.	$11,289,600	$14,515,994

Audit-Related Fees (2)	Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions, and investments; and accounting consultations about new accounting pronouncements and the application of generally accepted accounting principles to proposed transactions. Includes audit fees for professional services provided in connection with the three-year audit of the carve-out combined financial statements of the Critical Mission Solutions and Cyber & Intelligence businesses prepared in connection with the CMS Separation Transaction, as well as reviews of the related quarterly financial statements included in the reports of Amentum Holdings, Inc. on Form 10 and related documents filed with the SEC.	$279,400	$3,034,091

Tax Fees (3)	Consists of (i) fees for tax compliance related to income tax, sales tax and value added tax and (ii) fees for tax consulting related to a variety of permissible tax planning and advisory services, including technical tax advice related to U.S. and international tax matters, assistance with foreign and withholding tax matters, transfer pricing documentation and assistance with tax audits.	$1,904,825	$1,543,447

All Other Fees	Consists of fees for all other services not included above.	$5,000	$155,000

Total		$13,478,825	$19,248,532

(1)

For the fiscal years ended September 26, 2025 and September 27, 2024, audit fees for the Company’s discontinued operations were approximately $0.5 million and $5.2 million, respectively. See Note 14, “Discontinued Operations” to the Notes to the Company’s consolidated financial statements included in its 2025 Annual Report for further information regarding the CMS Separation Transaction.

(2)

For the fiscal years ended September 26, 2025 and September 27, 2024, audit-related fees for the Company’s discontinued operations were approximately $0.0 million and $2.7 million, respectively. See Note 14, “Discontinued Operations” to the Notes to the Company’s consolidated financial statements included in its 2025 Annual Report for further information regarding the CMS Separation Transaction.

(3)

For the fiscal years ended September 26, 2025 and September 27, 2024, fees for tax compliance services were approximately $1.1 million and $0.9 million, respectively, and fees for tax consulting services were approximately $0.8 million and $0.6 million, respectively.

What our Audit Committee considered when engaging EY for fiscal 2026:

◾	EY’s integrity and independence, including the rotation of a new audit partner for fiscal 2026

◾	EY’s competence and its compliance with regulations

◾	EY’s global capabilities and technical expertise

◾	EY’s business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

◾	EY’s knowledge of the Company’s operations and the industries and markets in which the Company operates

◾	The effectiveness of EY’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with the Company’s leadership

◾	EY’s efforts toward efficiency, including with respect to process improvements and fees

78	| 2026 Proxy Statement

Security Ownership

The following tables, based in part upon information supplied by officers and directors and certain shareholders, set forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date, by (1) all those persons known by the Company to be beneficial owners of more than 5% of the outstanding shares of common stock, (2) each director and nominee for director, (3) each NEO, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Security Ownership of Certain Beneficial Owners	Percentage of Class (1)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,056,587 (2)	11.90%

Blackrock, Inc. 50 Hudson Yards New York, NY 10001	8,078,936 (3)	6.84%

State Street Corporation State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114	7,454,610 (4)	6.31%

(1)	Calculated based on Rule 13d-3(d)(1)(i) using the number of shares of common stock outstanding as of the Record Date.

(2)

Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group Inc. with the SEC on February 13, 2024. Based on such filing, The Vanguard Group Inc. has shared dispositive power with respect to 502,043 shares, sole dispositive power with respect to 13,554,544 shares, and shared voting power with respect to 143,745 shares.

(3)

Based solely on the information set forth in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 29, 2024. Based on such filing, Blackrock, Inc. has sole dispositive power with respect to 8,078,936 shares, and sole voting power with respect to 7,441,968 shares.

(4)

Based solely on the information set forth in a Schedule 13G filed by State Street Corporation with the SEC on January 30, 2024. Based on such filing, State Street has shared dispositive power with respect to 7,450,272 shares, and shared voting power with respect to 5,371,617 shares.

2026 Proxy Statement |	79

Security Ownership of Directors, Nominees and Management

Name	Number of Shares of Common Stock	Number of Shares of Common Stock Relating to Unexercised Stock Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)
Independent Directors (3)
Priya Abani	6,260	—	6,260		*
Diane Bryant	—	—	—		*
Michael M. Collins (4)	1,744	—	1,744		*
Manny Fernandez	10,380	—	10,380		*
Mary M. Jackson	1,717	—	1,717		*
Georgette D. Kiser	11,490	—	11,490		*
Robert A. McNamara	17,135	—	17,135		*
Louis V. Pinkham	3,152	—	3,152		*
Peter J. Robertson (5)	69,960	—	69,960		*
Julie A. Sloat	3,152	—	3,152		*
Named Executive Officers (6)
Robert V. Pragada	259,183	—	259,183		*
Venk Nathamuni	4,158	—	4,158		*
Joanne E. Caruso	64,752	—	64,752		*
Patrick X. Hill	70,445	—	70,445		*
Shannon Miller	17,801	—	17,801		*
All directors and executive officers as a group (16 persons) (7)	569,989	—	569,989	*	%

* Less than 1%

(1)	Includes only those unexercised options that are exercisable or will become exercisable within 60 days of the Record Date.

(2)

Calculated based on Rule 13d-3(d)(1)(i) using the number of shares of common stock outstanding as of the Record Date and the relevant number of shares of common stock issuable upon exercise of stock options which are exercisable or will be exercisable within 60 days of the Record Date.

(3)

For independent directors, includes common stock that has vested but will not distribute until such director retires or otherwise leaves the Board and common stock issuable upon RSUs that vest within 60 days of the Record Date.

(4)	Mr. Collins is the indirect beneficial owner of these shares, which are held in two separate family trusts.

(5)	Mr. Robertson shares voting and dispositive power with his spouse as to 13,000 shares that are held in a living trust.

(6)	Amounts do not include RSUs granted to our NEOs that will not vest within 60 days of the Record Date.

(7)	Includes current executive officers and members of the Board of Directors.

80	| 2026 Proxy Statement

Executive Officers

For information about the executive officers of the Company, see Part I,

Item 1—Business in the Company’s 2025 Annual Report on Form 10-K.

Shareholders’ Proposals

Only shareholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting.

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholder proposals must be received by the Secretary of the Company no later than August 20, 2026 in order to be considered for inclusion in the Company’s Proxy Statement and proxy materials relating to the 2027 annual meeting of shareholders.

Pursuant to the Bylaws, a shareholder, or a group of up to 20 shareholders, owning in the aggregate at least three percent of outstanding shares of the Company’s common stock continuously for at least three years, may submit nominees for up to twenty percent of the Board, or two nominees, whichever is greater, for inclusion in the Company’s annual meeting proxy materials, subject to complying with satisfy the requirements specified in the Bylaws. Additionally, shareholders who wish to nominate persons for election to the Board of Director for inclusion in the proxy materials must give proper notice to the Company not later than the close of business on the 120th day, and not earlier than the opening of business on the 150th day prior to the one-year anniversary of the date (as stated in the Company’s proxy materials) that the Company’s definitive proxy statement was first delivered to shareholders in connection with the preceding year’s annual meeting. Therefore, in order to be considered for inclusion in the Company’s Proxy Statement and proxy materials relating to the 2027 annual meeting of shareholders, shareholder nominations for director must be received by the Secretary of the Company no earlier than July 21, 2026 and no later than August 20, 2026.

Shareholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting (but are not requesting inclusion in the Company’s proxy materials) must give proper notice to the Company not earlier than the opening of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2027 Annual Meeting (but not for inclusion in the Company’s proxy materials) must be submitted to the Company no earlier than September 30, 2026, and no later than October 30, 2026.

In addition, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under the Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the Bylaw and SEC requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the SEC’s requirements for submitting a proposal or nomination.

Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proposing stockholder and any stockholder associated person, including information regarding the ownership of common stock of the Company by such person, in each case as set forth in the Bylaws. Nominations or other proposals not meeting these requirements will not be considered at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this Proxy Statement to submit a nomination or bring other proper business or to obtain additional information as to the proper form of a nomination.

The 2027 Annual Meeting of Shareholders is currently expected to be held on or about January 27, 2027. It is possible that certain other deadlines would apply under either the Exchange Act rules or the Bylaws. If, for example, the date of our 2027 Annual Meeting differs from the anniversary of the 2026 Annual Meeting by more than the number of days specified in the Exchange Act rules or the Bylaws, as applicable.

2026 Proxy Statement |	81

Certain Relationships and Related Transactions

The Nominating and Corporate Governance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of the Company, and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, in which the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Nominating and Corporate Governance Committee has determined that each of the following transactions shall be deemed to be pre-approved under the Company’s policies and procedures referenced above:

◾

any transaction with another company for which a related person’s only relationship is as an employee (other than as an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

◾

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than as an executive officer) or a director, if the amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts;

◾	compensation to executive officers determined by the Compensation Committee;

◾	compensation to directors as reported in the Company’s proxy statement;

◾	transactions in which all security holders receive proportional benefits; and

◾	transactions where the rates or charges involved are determined by competitive bids.

Any transaction involving related persons that exceeds $120,000 and that does not fall within the categories described above is presented to the Nominating and Corporate Governance Committee for review. The Committee determines whether the related person has a direct or indirect material interest in the transaction and may approve, rescind, or take other action with respect to the transaction in its discretion. In determining whether to approve or ratify the transaction, the Nominating and Corporate Governance Committee considers, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

82	| 2026 Proxy Statement

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you provide us with contrary instructions. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiple copies of such proxy materials and wish to receive only one set, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Promptly upon receiving a written or oral request, a separate copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to you. Requests in writing should be addressed to the address below. Requests may also be made by calling (214) 638-0145.

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

2026 Proxy Statement |	83

Annual Report, Financial and Additional Information

The Company’s annual audited financial statements and review of operations for fiscal 2025 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2025. A copy of the 2025 Annual Report on Form 10-K is being made available to each shareholder of record on the Record Date concurrently with this Proxy Statement. You can access a copy of our 2025 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials you received and in this Proxy Statement as well as on the Company’s website at www.jacobs.com. The Company will furnish without charge a copy of the 2025 Annual Report on Form 10-K, including the financial statements and any schedules thereto, to any person following the instructions for requesting written copies of the proxy materials as set forth in the Notice of Internet Availability of Proxy Materials or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on December 3, 2025. The Company will also furnish copies of any exhibits to the 2025 Annual Report on Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to:

Jacobs Solutions Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 3500

Dallas, Texas 75201

Other Business

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know any business intended to be presented by others.

Priya Howell

Senior Vice President, Deputy General Counsel and Assistant Secretary

Dallas, Texas

84	| 2026 Proxy Statement

Non-GAAP Financial Measures

In this Proxy Statement, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.

As a result of the CMS Separation Transaction, substantially all CMS and C&I (the “SpinCo Business”) related assets and liabilities were separated on September 27, 2024. As such, the financial results of the SpinCo Business are reflected as discontinued operations for all periods presented and therefore excluded from the non-GAAP measures described below.

Jacobs adjusted earnings from continuing operations before taxes, adjusted income tax expenses from continuing operations, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted interest expense are calculated by:

1.	Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:

a.

costs and other charges associated with our Focus 2023 Transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as “Focus 2023 Transformation, mainly real estate rescaling efforts”

b.

transaction costs and other charges incurred in connection with mergers, acquisitions, strategic investments and divestitures, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to certain sellers in connection with certain acquisitions and similar transaction costs and expenses (collectively referred to as “Transaction Costs”);

c.

recoveries, costs and other charges associated with (i) restructuring activities, (ii) cost reduction initiatives implemented in connection with mergers, acquisitions, strategic investments and divestitures, including the separation of the CMS/C&I business, such as advisor fees, involuntary terminations and related costs, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and other personnel costs, (iii) involuntary termination programs and other related separations impacting management and employees, including related transition costs, and (iv) certain legal costs and expenses to the extent related to (i) - (iii) or determined to not be related to continuing operations (clauses (i) – (iv) collectively referred to as “Restructuring, integration, separation and other charges”).

2.	Excluding items collectively referred to as “Other adjustments”, which include:

a.	intangible assets amortization and impairment charges;

b.	impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;

c.	impacts related to tax rate increases in the UK in a prior period;

d.	revenue under the Company’s transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes, and any SG&A costs associated with the provision of such services;

e.	pretax mark-to-market and other related gains or losses associated with the Company’s investment in Amentum stock recorded in connection with the CMS Separation Transaction;

f.	discounts and expenses related to the one-time exchange of the Company’s investment in Amentum shares for a portion of the Company’s outstanding term loans, which term loans were canceled; and

g.	impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities.

We eliminate the impact of “Restructuring, Transaction and Other Charges” and “Other Adjustments” because we do not consider these to be indicative of ongoing operating performance. Actions taken by the Company to enhance efficiencies are subject to significant fluctuations from period to period. The Company’s management

A-2	| 2026 Proxy Statement

believes the exclusion of the amounts relating to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense to, and deducting interest income from, adjusted net earnings attributable to Jacobs from continuing operations.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income tax expense from continuing operations, net earnings attributable to Jacobs from continuing operations, Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations) and interest expense from continuing operations, to the corresponding “adjusted” amount. For the comparable period presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not total due to rounding).

2026 Proxy Statement |	A-3

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Attributable to Jacobs Before Taxes (in thousands):

	For the Years Ended
	September 26, 2025	September 27, 2024

Earnings from Continuing Operations Before Taxes	$543,477	$777,286

Restructuring, Transaction and Other Charges (1):

Focus 2023 Transformation, mainly real estate rescaling efforts	—	49

Transaction costs	64	9,246

Restructuring, integration, separation and other charges	61,316	134,862

Other Adjustments (2):

Transition Services Agreement, net	(14,475)	—

Amortization of intangibles	155,517	152,666

Mark-to-market and other related (gains) losses on investment in Amentum stock	227,305	(186,931)

Other	97,060	13,433

Adjusted Earnings from Continuing Operations Before Taxes	$1,070,264	$900,611

Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations	(55,764)	(58,713)

Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	$1,014,500	$841,898

(1)

Includes pre-tax charges primarily relating to the CMS Separation Transaction for years ended September 26, 2025 and September 27, 2024, as well as charges associated with various transaction costs and activity associated with Company’s restructuring and integration programs. Includes real estate impairment charges associated with the Company’s Focus 2023 Transformation program for the year ended September 27, 2024.

(2)

Includes pre-tax charges relating to amortization of intangible assets and the impact of certain subsidiary level compensation based agreements for the years ended September 26, 2025 and September 27, 2024. The year ended September 26, 2025, as well as the year ended September 27, 2024 also include pretax mark-to-market gains and losses associated with our investment in Amentum stock in connection with the CMS Separation Transaction and income under the Company’s TSA with Amentum in connection with the CMS Separation Transaction for year ended September 26, 2025. The year ended September 26, 2025 includes discounts and expenses associated with the Company’s non-cash equity for debt exchange transacted on March 13, 2025.

A-4	| 2026 Proxy Statement

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands):

	For the Years Ended
	September 26, 2025	September 27, 2024
Income Tax Expense for Continuing Operations	$(215,555)	$(131,493)
Tax Effects of Restructuring, Transaction and Other Charges (1)
Focus 2023 Transformation, mainly real estate rescaling efforts	—	(12)
Transaction costs	83	(1,428)
Restructuring, integration, separation and other charges	(16,949)	(4,779)
Tax Effects of Other Adjustments (2)
Transition Services Agreement, net	3,691	—
Amortization of intangibles	(39,776)	(39,073)
Other	(379)	(36)
Adjusted Income Tax Expense from Continuing Operations	$(268,885)	$(176,821)

(1)

Includes income tax impacts on restructuring activities primarily relating to the CMS Separation Transaction as well as charges associated with various transaction costs and activity associated with Company’s restructuring and integration programs for years ended September 26, 2025 and September 27, 2024. Includes income tax impacts on real estate impairments associated with the Company’s Focus 2023 Transformation program for the year ended September 27, 2024.

(2)

Includes income tax impacts on amortization of intangible assets as well as certain subsidiary level compensation based agreements for the years ended September 26, 2025 and September 27, 2024. The year ended September 26, 2025 includes income tax impacts on income under the Company’s TSA with Amentum in connection with the CMS Separation Transaction. The year ended September 26, 2025 includes income tax impacts on discounts and expenses associated with the Company’s non-cash equity for debt exchange transacted on March 13, 2025.

2026 Proxy Statement |	A-5

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands):

	For the Years Ended
	September 26, 2025	September 27, 2024

Net Earnings Attributable to Jacobs from Continuing Operations	$313,302	$612,804

After-tax effects of Restructuring, Transaction and Other Charges (1):

Focus 2023 Transformation, mainly real estate rescaling efforts	—	36

Transaction costs	21	6,606

Restructuring, integration, separation and other charges	43,935	128,155

After-tax effects of Other Adjustments (2):

Transition Services Agreement, net	(10,784)	—

Amortization of intangibles	97,203	95,020

Mark-to-market and other related (gains) losses on investment in Amentum stock	227,305	(186,931)

Other	74,633	9,386

Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$745,615	$665,076

(1)

Includes after-tax charges primarily relating to the CMS Separation Transaction and activity associated with Company’s restructuring and integration programs for the years ended September 26, 2025 and September 27, 2024. Includes non-cash real estate impairment charges associated with the Company’s Focus 2023 Transformation program and charges associated with various transaction costs for the year ended September 27, 2024.

(2)

Includes after-tax and noncontrolling interest charges from the amortization of intangible assets and certain subsidiary level compensation based agreements for the years ended September 26, 2025 and September 27, 2024. The year ended September 26, 2025, as well the year ended September 27, 2024 also include pretax mark-to-market gains and losses associated with our investment in Amentum stock in connection with the CMS Separation Transaction and after-tax income under the Company’s TSA with Amentum in connection with the CMS Separation Transaction for the year ended September 26, 2025. The year ended September 26, 2025 includes after-tax discounts and expenses associated with the Company’s non-cash equity for debt exchange transacted on March 13, 2025.

A-6	| 2026 Proxy Statement

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands):

	For the Years Ended
	September 26, 2025	September 27, 2024

Diluted Net Earnings from Continuing Operations Per Share	$2.58	$4.79

After-tax effects of Restructuring, Transaction and Other Charges (1):

Transaction costs	—	0.05

Restructuring, integration, separation and other charges	0.36	1.02

After-tax effects of Other Adjustments (2):

Transition Services Agreement, net	(0.09)	—

Amortization of intangibles	0.80	0.75

Mark-to-market and other related (gains) losses on investment in Amentum stock	1.86	(1.48)

Other	0.60	0.16

Adjusted Diluted Net Earnings from Continuing Operations Per Share	$6.12	$5.28

(1)

Includes per-share impact charges primarily relating to the CMS Separation Transaction and activity associated with the Company’s restructuring and integration programs for the years ended September 26, 2025 and September 27, 2024. Includes charges associated with various transaction costs for the year ended September 26, 2025 and year ended September 27, 2024.

(2)

Includes per-share impacts from the amortization of intangible assets and certain subsidiary level compensation based agreements for the years ended September 26, 2025 and September 27, 2024, along with discounts and expenses associated with the Company’s non-cash debt for equity exchange transacted on March 13, 2025 for the year ended September 26, 2025. The year ended September 26, 2025, as well the year ended September 27, 2024 also include per-share impacts from mark-to-market gains and losses associated with our investment in Amentum stock in connection with the CMS Separation Transaction and income under the Company’s TSA with Amentum in connection with the CMS Separation Transaction for the year ended September 26, 2025.

2026 Proxy Statement |	A-7

Reconciliation of Interest Expense from Continuing Operations to Adjusted Interest Expense from Continuing Operations (in thousands):

	For the Years Ended
	September 26, 2025	September 27, 2024
Interest Expense from Continuing Operations	$(145,788)	$(169,058)
Restructuring, Transaction and Other Charges (1)
Restructuring, integration and separation charges	—	219
Adjusted Interest Expense from Continuing Operations	$(145,788)	$(168,839)

(1)	Includes pre-tax charges related to the CMS Separation Transaction for the year ended September 27, 2024.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA (in thousands):

	For the Years Ended
	September 26, 2025	September 27, 2024

Net Earnings Attributable to Jacobs from Continuing Operations	$313,302	$612,804

After-tax effects of Restructuring, Transaction and Other Charges	43,956	134,797

After-tax effects of Other Adjustments	388,357	(82,525)

Adj. Net Earnings Attributable to Jacobs from Continuing Operations	745,615	665,076

Adj. Income Tax Expense from Continuing Operations	268,885	176,821

Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	1,014,500	841,897

Depreciation expense	82,059	82,987

Interest income	(35,804)	(34,454)

Adjusted Interest expense	145,788	168,839

Adjusted EBITDA	$1,206,543	$1,059,269

Certain amounts may not agree to other non-GAAP schedules due to rounding.

A-8	| 2026 Proxy Statement

          Notice of 2026 Annual Meeting of Shareholders & Proxy Statement

          1999 Bryan Street, Suite 3500

          Dallas, Texas 75201 USA

          +1.214.638.0145 | jacobs.com

      JACOBS SOLUTIONS INC.

      1999 BRYAN STREET

      SUITE 3500

      DALLAS, TX 75201

There are three ways to vote your proxy.

Your telephone or Internet vote authorizes the proxies named on the reverse side to vote the shares held in this account in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, January 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 23, 2026 for shares held in the Jacobs Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/J2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, January 27, 2026 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 23, 2026 for shares held in the Jacobs Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81544-P39717	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JACOBS SOLUTIONS INC.

The Board of Directors recommends a vote FOR each Nominee for Director.

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Robert V. Pragada	☐	☐	☐

1b. Louis V. Pinkham	☐	☐	☐

1c. Priya Abani	☐	☐	☐

1d. Diane M. Bryant	☐	☐	☐

1e. Michael Collins	☐	☐	☐

1f. Manny Fernandez	☐	☐	☐

1g. Mary M. Jackson	☐	☐	☐

1h. Georgette D. Kiser	☐	☐	☐

1i. Robert A. McNamara	☐	☐	☐

1j. Julie A. Sloat	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2 and 3.	For	Against	Abstain

2. Advisory vote to approve the Company’s executive compensation.	☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Please sign as your name(s) appear(s) on this proxy. If held in joint tenancy, all holders must sign. Trustees, administrators, etc. should include their title and authority. Corporations should provide the full name of the corporation and of the authorized officer signing this proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)                Date

JACOBS SOLUTIONS INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, January 28, 2026,

at 12:30 p.m., Central Standard Time

Attend online at www.virtualshareholdermeeting.com/J2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V81545-P39717

Jacobs Solutions Inc.

1999 Bryan Street, Suite 3500                                                             proxy

Dallas, Texas 75201

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 28, 2026.

The shares of stock held in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies named below with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof.

By signing the proxy, you revoke all prior proxies and appoint Robert V. Pragada and Venk Nathamuni, and each of them, as proxies, each with full power of substitution, to vote the shares held in this account on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Retirement Savings Plan Participants. This card also constitutes voting instructions by the undersigned participant to the trustees of Jacobs 401(k) Plus Savings Plan or the Jacobs Union 401(k) Plus Savings Plan (together referred to as the Jacobs 401(k) Plans) for all shares votable by the undersigned Plan participant. The undersigned on the reverse side of this card authorizes and instructs Vanguard, as trustee of the Jacobs 401(k) Plans (“Trustee”), to vote all shares of the common stock of Jacobs Solutions Inc. allocated to the undersigned’s account under any of the Jacobs 401(k) Plans (as shown on the reverse side) at the 2026 annual meeting of shareholders, or at any adjournment thereof, in accordance with the instructions on the reverse side. The Trustee will vote the shares credited to this account in accordance with your instructions, provided the Trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the Trustee would only be prevented from voting the shares credited to this account in accordance with your instructions if the independent fiduciary of the Plan, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. Your voting instructions must be received by January 23, 2026 at 11:59 p.m. Eastern Time. If you do not provide voting instructions or if your instructions are not received in a timely manner, SSGA will direct the Trustee, in SSGA’s discretion, how to vote these shares. All voting instructions for shares held in the Plan shall be confidential.

If you vote by Phone or Internet, please do not mail your Proxy Card.

See reverse for voting instructions.